UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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☑	Definitive Proxy Statement
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SS&C TECHNOLOGIES HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2023 Notice
of Annual Meeting
of Stockholders

Fully Independent

Nimble, highly responsive, and aligned with client needs.

Consultative Experience

Clients can leverage the long-standing and deep knowledge base of our subject matter experts.

Proven Ability to Execute

Our clients include some of the largest financial service and healthcare firms in the world.

Digital Experience

Access to data and analytics in real time.

Ultimate Flexibility

We collaborate to develop ideal operating models, from SaaS to full-service outsourcing.

Technology Company

We own and operate our technology and license it commercially.

SS&C Technologies Holdings (NASDAQ: SSNC) provides the global financial services and healthcare industries with a broad range of software and software-enabled services, combining end-to-end expertise across financial services operations with software and solutions to support the most complex and demanding customers in the financial services and healthcare industries.

#1	in alternative fund administration and mutual fund transfer agency

Investment, Fund, Loan Accounting	Outsourced Middle and Back Office	Data Analytics	Transfer Agency	Front Office Trading

Virtual Data Rooms	Reporting Solutions	Regulatory and Risk	Healthcare Administration and Pharmacy	Intelligent Automation Solutions

Notice of Annual Meeting of Stockholders

May 17, 2023 (Wednesday)
9:00 am Eastern Time

The Annual Meeting will be held online at www.virtualshareholdermeeting.com/SSNC2023

Stockholders as of March 21, 2023 are entitled to vote.

How to Vote

Your vote is very important, regardless of the number of shares you own. We urge you to promptly vote by telephone, by using the internet, or, if you received a proxy card or instruction form, by completing, dating, signing and returning it by mail.

The Board of Directors of SS&C Technologies cordially invites you to attend the 2023 Annual Meeting of Stockholders.

Voting Items
Proposals		Board Vote Recommendation	For Further Details
1.	To elect three Class I Directors to the Board of Directors, to serve for a term ending at the 2026 annual meeting or until their respective successors have been duly elected and qualified	“FOR” each director nominee	Page 12
2.	To approve, in an advisory vote, the compensation of our named executive officers	“FOR”	Page 32
3.	To approve, in an advisory vote, the frequency of advisory votes on executive compensation	“1 YEAR”	Page 63
4.	To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023	“FOR”	Page 64
5.	To approve SS&C Technologies Holdings, Inc. 2023 Stock Incentive Plan	“FOR”	Page 66

And to transact any other business that is properly presented at the meeting.

Your vote is important, regardless of the number of shares you own. Whether or not you plan to attend the 2023 annual meeting virtually, we hope you will take the time to vote your shares. If your shares are held in “street name,” meaning held for your account by a bank, broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted. Even if you plan to attend the 2023 Annual Meeting of Stockholders, please vote. You can change your vote at the meeting if you choose to do so.

By Order of the Board of Directors,

Jason White

Senior Vice President, General Counsel and Secretary
Dated: April 6, 2023

Important Notice Regarding Availability of Proxy Materials for the 2023 Annual Meeting of Stockholders to be Held on May 17, 2023.

We are first making available and/or mailing this proxy statement and the accompanying proxy at no charge on or about April 6, 2023 to our stockholders of record as of March 21, 2023. Our stockholders will not receive paper copies of our proxy materials, as we will use the internet as our key means of furnishing proxy materials to our stockholders, under the “Notice and Access” method permitted by the SEC. We will send these stockholders a notice with instructions for accessing the proxy materials and voting via the internet. Stockholders may also receive our annual meeting materials in paper form at no charge. You may elect to receive your materials in either format. Please see “How We Use Notice & Access” on page 78 for more information. In addition, we will furnish copies of the exhibits to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 upon written request of any stockholder. Please address all such requests to SS&C Investor Relations at 80 Lamberton Road, Windsor, Connecticut 06095.

This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 are available for viewing, printing and downloading at http://www.ssctech.com/2023annualmeeting. This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 are also available on the SEC’s website at http://www.sec.gov.

2023 PROXY STATEMENT	1

April 6, 2023

Dear Fellow Stockholders:

Welcome to SS&C Technologies’ virtual 2023 Annual Meeting of Stockholders.

2022’s operating environment, including rising interest rates, the strong dollar and the great resignation, presented challenges. Our focus on our clients and our people proved to be a good strategy and we were able to deliver strong financial performance, exit the year with robust margins and high retention rates, and build momentum. I want to share some of our 2022 performance highlights here, and emphasize the investments made to ensure sound corporate governance.

SS&C finished the year with $5,283.0 million in GAAP revenue, $1,142.9 million in GAAP operating income, and $2.48 in GAAP diluted earnings per share. On an adjusted basis, we made $4.65 in diluted earnings per share. We had major client wins across our business, secured key multiyear renewals, and saw success with our most innovative products and services, including Aloha, Singularity, and Genesis. Our robust cash flow of $1,134.3 million for the year enabled us to be flexible in our capital allocation strategy. SS&C’s priority is to maximize stockholder value, and smart capital allocation remains a key driver. In 2022, we repurchased 7.8 million shares of common stock for $476.1 million, and made six acquisitions, including Blue Prism, our first major acquisition since 2018. We are excited about Blue Prism’s prospects, including promising revenue growth and profitability, and the ability to transform SS&C’s existing operations with their intelligent automation technology, which creates “digital workers.” We believe this acquisition will pay dividends well into the future.

In 2022, SS&C made instrumental changes to corporate governance. The enhancements to our corporate bylaws and our newly adopted corporate governance guidelines should align us closely with best practices. I am also pleased to announce that Jon Michael has been appointed our Lead Independent Director, and Smita Conjeevaram has been appointed the Chair of our Audit Committee. We believe these governance changes position us to better focus on our stockholders’ priorities.

Also in 2022, the SS&C Compensation Committee committed to a fundamental redesign of its program for compensating our executive officers, which involved a thorough feedback process in which we reached out to approximately 64% of our unaffiliated stockholders over the course of 2022. In connection with this redesign, our Compensation Committee has adopted compensation practices to strengthen the link between our executive leadership and long-term value creation.

SS&C is committed to our customers and investing in market-leading software and services critical to their success. We look forward to delivering strong stockholder returns as a result of our renewed customer focus.

Sincerely,

William C. Stone

Chairman of the Board & Chief Executive Officer

2

Dear Fellow Stockholders,

I am pleased to be writing my inaugural letter as Lead Independent Director. I joined SS&C’s board of directors in 2010, and served six years as chair of the audit committee, and as a member of the nominating committee. Recently, we have embarked on an extensive effort to enhance our corporate governance practices and redesign our executive compensation program to align SS&C with the high standards expected by our stockholders.

In 2022, SS&C amended its corporate bylaws to provide for majority voting for Directors in uncontested elections, and adopted proxy access for stockholders having maintained a certain level of ownership continuously over a three-year period. SS&C also adopted corporate governance guidelines for the Board, which establish a framework covering a range of Board functions, including maintaining a majority of independent Directors on the Board, the adoption of standards to restrict director overboarding, and a mandatory retirement age for Board members reaching the age of 75. SS&C also enhanced our Nominating Committee to be the Nominating and Governance Committee, giving it express oversight of corporate governance matters, and made corresponding changes to the committee’s charter to enhance its role in the oversight of ESG matters.

The Compensation Committee’s redesign of our executive compensation program strengthens our commitment to our pay-for-performance philosophy and more closely aligns the key components of the program with prevailing market practice among SS&C’s compensation peer group. Among other things, our Compensation Committee has adopted a rigorous target-based approach to annual cash bonuses payable to our executive officers, commencing with the annual bonuses payable for 2022. Under the new program, each of our executives has a target bonus opportunity for the year, relative to which payouts are determined based on the level of attainment of certain financial performance goals. This change is part of a multi-year effort to more strongly align pay with performance that includes a number of compensation governance changes described in the Compensation Discussion & Analysis section on page 36 of this proxy statement.

Our foundational goal is to align our priorities with SS&C’s stockholder base, and to maintain the Board’s focus on maximizing sustainable stockholder value. I look forward to serving you as SS&C’s lead independent director over the next year.

Sincerely,

Jonathan E. Michael

Lead Independent Director

2023 PROXY STATEMENT	3

FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “anticipate,” “target,” “expect,” “estimate,” “intend,” “plan,” “goal,” “believe” or other words of similar meaning. Forward-looking statements provide SS&C Technologies Holdings, Inc.’s current expectations or forecasts of future events, circumstances, results or aspirations, and are subject to significant risks and uncertainties. These risks and uncertainties could cause SS&C Technologies Holdings, Inc.’s actual results to differ materially from those set forth in such forward-looking statements. Certain of such risks and uncertainties are described in SS&C Technologies Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2022. SS&C Technologies Holdings, Inc. does not undertake to update the forward-looking statements included in this proxy statement to reflect the impact of circumstances or events that may arise after the date the forward-looking statements were made.

No reports, documents or websites that are cited or referred to in this proxy statement shall be deemed to form part of, or to be incorporated by reference into, this proxy statement.

4

2023 Proxy Summary

This summary highlights information that is relevant to certain proposals being voted on at the Annual Meeting. Additional discussion of these proposals is contained elsewhere in this proxy statement, which we encourage you to review in its entirety.

Annual Meeting Overview: Matters Being Voted Upon

1	2	3	4	5
Election of Directors	Advisory Vote to Approve Named Executive Officer Compensation	Advisory Vote on the Frequency of Advisory Votes on Executive Compensation	Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023	Approval of SS&C Technologies Holdings, Inc. 2023 Stock Incentive Plan

FOR	FOR	1 YEAR	FOR	FOR
Page 12	Page 32	Page 63	Page 64	Page 66

2022 Performance Highlights

2022 was a challenging year in the macro operating environment in which we conduct our business. Despite these challenges, we are pleased with the Company’s performance in 2022, as evidenced by the following results:

GAAP Diluted EPS of $2.48 17.1% from 2021	Net Income(1) of $650.2M 18.7% from 2021	GAAP Revenue of $5,283.0M 4.6% from 2021
Adjusted Diluted EPS of $4.65 7.4% from 2021	Adjusted Consolidated EBITDA of $2,006.1M 2.8% from 2021	Adjusted Revenue of $5,287.3M 4.5% from 2021	Organic Revenue Growth 2.0% from 2021
Generated net cash of $1,134.3M from operating activities 20.6% from 2021	Repurchased $476.1M In treasury stock 2.4% from 2021	Completed acquisitions totaling $1,636.2M Including the businesses of Blue Prism, Hubwise, Tier1, MineralWare, Complete Financial Ops and O’Shares exchange traded funds

(1)	Reflects net income attributable to SS&C common stockholders.

2023 PROXY STATEMENT	5

2023 PROXY SUMMARY

Stockholder Engagement

Our Board considers the feedback of our stockholders as critical to our long-term growth and success and values the input provided when making decisions for our company. Over the course of 2022, we reached out to stockholders holding a total of approximately 64% of our outstanding stock, and held discussions with those stockholders holding a total of approximately 30% of our shares, in each case excluding shares held by our CEO. The primary topics covered in these communications related to our executive compensation program and governance matters. After analyzing the feedback we received from our stockholders with our independent compensation advisors at Frederic W. Cook & Co. (“FW Cook”), we adopted substantial changes to our executive compensation program, which are described in “Compensation Discussion & Analysis,” as well as substantial changes to our corporate governance practices, which are described in “Commitment to Strong Corporate Governance Practices.” These changes reflect another step in a multi-year process that commenced in 2020 to align our compensation program with prevailing market practice and strengthen the program’s alignment with the promotion of stockholder value creation. We appreciate our stockholders’ willingness to engage with us and to provide their perspectives, and are committed to maintaining active engagement with our stockholders.

We reached out to stockholders representing:	Primary Topics Covered:
● Annual Bonus Plan Design ● LTI Program Design and Award Mix ● Enhanced Disclosure Regarding Incentive Plans ● Corporate Governance Guidelines ● Lead Independent Director

The Compensation Committee believes that our executive compensation program should provide a meaningful and direct link between our executives’ interests and those of our stockholders, and is committed to our ongoing engagement with stockholders to fully understand diverse viewpoints, to demonstrate the important connection between our compensation program, on the one hand, and our business strategy, goals and financial performance, on the other hand, and to be responsive to stockholder concerns.

In 2020, we commenced a comprehensive stockholder engagement process focused on aligning aspects of our executive compensation program and corporate governance practices with prevailing market practices and stockholder preferences. As a result of those efforts, the Compensation Committee made significant changes in 2020 and 2021 to our compensation program, including (among others):

●	eliminating any “golden parachute” excise tax gross-ups for our executive officers;

●	eliminating “single-trigger” vesting of equity awards upon a change in control for our named executive officers, beginning with grants made in 2020;

●	enhancing the process for considering competitive data in setting our executive’s compensation; and

●	adopting a compensation clawback policy, stock ownership and retention guidelines for executive officers and non-employee directors and anti-hedging and anti-pledging policies covering our executive officers.

In 2022, after receiving feedback from initial meetings with stockholders early in the year and following the disappointing results of our “say-on-pay” proposal at our 2022 annual meeting of stockholders, the Compensation Committee, together with its independent compensation consultant, FW Cook, undertook a renewed focus on the initiatives that commenced in 2020 by engaging in a holistic review of our executive compensation program and practices. As a result of that process, the Compensation Committee approved a significant redesign of the short-and long-term incentive compensation components of our executive compensation program, which are focused on providing a meaningful and direct link between our executives’ interests and stockholder value creation. These changes, which were effective in part for the 2022 fiscal year, are described in more detail under “Compensation Discussion and Analysis” below and highlighted in the table below. The Compensation Committee believes these changes are directly responsive to our stockholder’s viewpoints and more closely align certain components of our compensation program with prevailing market practice among our compensation peer group. The Compensation Committee also believes these changes will strengthen our commitment to our pay for performance philosophy by aligning our named executive officers’ pay with achievement against pre-established, financial performance measures.

In addition, as further described in more detail under “Commitment to Strong Corporate Governance Practices” below, in 2022 we amended our Bylaws to provide for majority voting for directors in uncontested elections, as well as proxy access for stockholders having maintained a certain level of ownership continuously over a three-year period. The Board also adopted Corporate Governance Guidelines, which cover matters such as the roles and responsibilities of the Board, the Board’s leadership structure, the responsibilities of the Lead Independent Director, director independence, overboarding, succession planning and retirement, Board membership criteria, Board committees, director orientation and continuing education, and Board and senior management evaluations. SS&C also enhanced the Nominating and Governance Committee’s and Audit Committee charters to reflect prevailing market practices.

6

2023 PROXY SUMMARY

The table below highlights the key areas of feedback relating to our executive compensation program from our stockholders in 2022 and describes the specific actions the Compensation Committee took in 2022 to be responsive to our stockholders.

WHAT WE HEARD	HOW WE RESPONDED

Annual Bonuses are Discretionary, Not Based on Achievement of Established Metrics

●  Executives do not have target annual bonus opportunities set at the beginning of each year

●  Annual bonus payouts are entirely based on the Compensation Committee’s holistic evaluation of performance

●  Bonuses are not earned based on the achievement of pre-established performance goals or a pre-defined payout calibration

●  Adopted a new formulaic annual bonus program design consistent with leading best practices

●  Each executive has a target bonus opportunity for each year, relative to which bonus payouts are determined based on the level of attainment of rigorous pre-established Company financial performance goals (with an up to 25% upward or downward strategic modifier adjustment based on overall business and individual performance against pre-established strategic key performance indicators (“KPIs”))

●  Total payout is capped at 250% of target

●  Earned annual bonuses are paid 100% in cash

●  New program commenced with annual bonuses payable for the 2022 fiscal year, which were based on the achievement of the following equally-weighted performance metrics: (i) adjusted revenue, (ii) organic revenue growth, (iii) operating cash flow and (iv) adjusted consolidated EBITDA

Annual Long-Term Incentive Award Grant Practices Do Not Reflect Market Practice

●  Awards are granted only in the form of time-vesting and performance-vesting stock options

●  Grants are sized based on a target number of shares, as opposed to a target grant value

●  Performance-based awards use a single metric and no relative performance metrics are used

●  Adopted a significantly enhanced long-term incentive program that emphasizes pay-for-performance

●  Equity incentives are granted based on a target grant date value, which are set by the Compensation Committee after a holistic consideration of competitive data and individual-specific factors

●  The annual award mix emphasizes performance-based awards comprised of performance-based restricted stock units (“PSUs”) (50%), time-based restricted stock units (“RSUs”) (25%) and time-vesting stock options (25%)

●  PSUs vest between 0% and 200% of target based on our achievement of a three-year average earnings per share (“EPS”) growth performance goal, with an up to 20% upward or downward modifier based on our achievement of a relative total shareholder return (“TSR”) performance goal; however, no upward modifier will be applied to PSUs if the Company’s absolute TSR over the performance period is negative and total payout cannot exceed 200% including the modifier

●  New program commenced with annual equity awards made in 2023

Enhanced Disclosure Regarding Incentive Plans ● Disclosure of decisions made regarding our annual cash bonus and long-term equity incentive plans should be more detailed and clear	● Significantly enhanced our disclosure in the proxy statement of annual cash bonus and long-term equity incentive program decisions, including in connection with the selection of performance goals and payout determinations

In connection with the Compensation Committee’s redesign of our executive compensation program, in the Fall of 2022, we engaged in outreach to our stockholders representing approximately 63% of our voting shares (excluding shares held by our CEO) outstanding to inform and explain to them the changes we made and how we believe these changes will strengthen our pay for performance philosophy, more closely align the interests of our executives with those of our stockholders and promote stockholder value creation over the long term. Of the stockholders to whom we reached out, 25% either indicated their directional support without the need for a further meeting or otherwise declined a further meeting (generally due to not having any additional comments or questions), and 11% requested a subsequent conversation to discuss the redesigned program in further detail (in each case, excluding shares held by our CEO). The stockholders we spoke with were pleased with the changes to the compensation program.

We will continue to maintain an active dialogue with our stockholders and evaluate feedback on issues of importance to them.

2023 PROXY STATEMENT	7

2023 PROXY SUMMARY

Commitment to Strong Corporate Governance Practices

2022 Highlights

●	Corporate Governance Guidelines. The Board adopted Corporate Governance Guidelines that address matters such as the roles and responsibilities of the Board, the Board’s leadership structure, the responsibilities of the Lead Independent Director, director independence, overboarding, succession planning and retirement (with a mandatory retirement age of 75), Board membership criteria, Board committees, director orientation and continuing education, and Board and senior management evaluations.

●	Lead Independent Director. SS&C appointed Jonathan E. Michael as its Lead Independent Director, based on the recommendation of the Nominating and Governance Committee and unanimously approved by the Board. A Lead Independent Director will be maintained so long as the role of the Board Chairman is combined with that of the Chief Executive Officer.

●	Board Governance Enhancement. The Nominating and Governance Committee undertook a review of the practices and procedures of the Board to enhance its operating efficiency and strategic focus and updated the Company’s governance documents to reflect market practices.

●	Cybersecurity Oversight. The Board amended the Audit Committee charter to formalize the committee’s oversight of information security controls and procedures, material breaches of the Company’s network, as well as potential cybersecurity risk disclosures.

●	ESG Oversight. The Board amended the Nominating and Governance Committee charter to formalize the committee’s oversight of the Company’s practices and processes relating to the management and oversight of environmental, social and governance (“ESG”) matters.

●	Majority Voting. The Board amended our Bylaws to provide that an uncontested election of directors will be decided by a majority in voting power of votes cast with respect to a nominee’s election. In the event of a contested election of directors, directors shall continue to be elected by a plurality of votes cast.

●	Proxy Access. The Board amended our Bylaws to permit a stockholder or group of stockholders (up to 20) who have owned a significant amount of shares of common stock (at least 3%) for at least three years to submit director nominees (up to 20% of the Board or two directors, whichever is greater) for inclusion in our proxy statement if the stockholder(s) and the nominee(s) satisfy the requirements specified in our Bylaws.

●	Director Skills Matrix. This proxy statement includes a table illustrating our directors’ experience and skills to help our stockholders better understand their strengths.

8

2023 PROXY SUMMARY

Summary of Proposals

PROPOSAL 1	Election of Directors	PAGE 12

The Board recommends that you vote “FOR” the election of our Class I Directors whose terms will expire at the 2026 annual meeting: Normand A. Boulanger, David A. Varsano and Michael J. Zamkow. See the section of this proxy statement entitled “Director Biographies” beginning on page 15 for additional discussion of our director nominees and their qualifications.

Class I Director Nominees to be elected at the 2023 annual meeting

Normand A. Boulanger, 61 Independent Vice Chair of the Board, SS&C Technologies Director since 2006	David A. Varsano, 61 Independent Chairman of the Board and Chief Executive Officer, Pacific Packaging Products Director since 2011 Committee Memberships A	Michael J. Zamkow, 67 Independent Member of the Board of Trustees, Northeastern University Director since 2014 Committee Memberships C

A Audit Committee	C Compensation Committee	N Nominating and Governance Committee	Chair

2023 PROXY STATEMENT	9

2023 PROXY SUMMARY

PROPOSAL 2	Advisory Vote to Approve Named Executive Officer Compensation	PAGE 32

The Board recommends that our stockholders vote “FOR” the advisory vote to approve the compensation of our named executive officers as disclosed in this proxy statement (the so-called “say-on-pay” vote). The Compensation Discussion and Analysis, beginning at page 36 of this proxy statement, describes the Company’s compensation philosophy and programs for our named executive officers for 2022, as well as the significant redesign of our executive compensation program we undertook in 2022 in connection with feedback received from our stockholders. As described in more detail throughout this proxy statement, these modifications included the adoption of a new formulaic annual cash bonus program (effective for bonuses paid in respect of 2022 performance) and an enhanced target-based approach to our long-term equity incentive awards that places a significant emphasis on performance-based awards (effective for annual equity awards beginning in 2023). In addition, we have substantially enhanced the disclosure of our executive compensation programs so that our stockholders more clearly understand our decision-making around compensation setting and goal design. These changes reflect another step in a multi-year process that commenced in 2020 to align our compensation program with prevailing market practice and to more closely align our compensation program with promotion of stockholder value creation.

We believe that, with these changes, our executive compensation program strengthens our commitment to our pay for performance philosophy by motivating and driving our executive officers to perform at the highest levels to create long-term value for our stockholders. We encourage you to approve the compensation of our named executive officers for these reasons.

The Board recommends that you vote “FOR” the advisory resolution to approve named executive officer compensation.

PROPOSAL 3	Frequency of Advisory Vote on Executive Compensation	PAGE 63

Section 14A of the Exchange Act requires us, at least once every six years, to allow our stockholders the opportunity to cast an advisory vote on how often we should seek future “say-on-pay” advisory votes on the compensation of the Company’s named executive officers in our proxy materials for future annual meetings. Under this proposal, stockholders may vote to have the “say-on-pay” vote every one year, two years or three years, or may abstain from voting. The Board recommends continuing our current practice of holding an advisory vote to approve executive compensation every one year. We value the opinion of our stockholders. An annual “say-on-pay” vote will best reinforce our desire to communicate with our stockholders and allow them to regularly express a view on the Company’s compensation policies and practices.

The Board recommends that you vote “1 YEAR” on the advisory resolution to approve the frequency of our “say-on-pay” votes.

10

2023 PROXY SUMMARY

PROPOSAL 4	Ratification of Selection of Independent Registered Public Accounting Firm	PAGE 64

The Audit Committee has appointed the firm of PricewaterhouseCoopers LLP, an independent registered public accounting firm, to audit our books, records and accounts for fiscal 2023. This appointment is being presented to our stockholders for ratification at the 2023 annual meeting.

The Board recommends that you vote “FOR” the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

PROPOSAL 5	Approval of SS&C Technologies Holdings, Inc. 2023 Stock Incentive Plan	PAGE 66

The Board recommends that you vote “FOR” the approval of SS&C Technologies Holdings, Inc. 2023 Stock Incentive Plan, which has been approved by the Board to replace the Second Amended and Restated 2014 Stock Incentive Plan.

The Board recommends that you vote “FOR” the approval of SS&C Technologies Holdings, Inc. 2023 Stock Incentive Plan.

2023 PROXY STATEMENT	11

PROPOSAL 1
Election of Directors

Our Restated Certificate of Incorporation, or Certificate, provides for a classified Board. This means the Board is divided into three classes, with each class having as nearly as possible an equal number of directors. The term of service of each class of directors is staggered so that the term of one class expires at each annual meeting of our stockholders.

The Board currently consists of seven members, divided into three classes as follows:

●	Class I is comprised of Normand A. Boulanger, David A. Varsano and Michael J. Zamkow, each with a term ending at the 2023 annual meeting;

●	Class II is comprised of Jonathan E. Michael, whose term ends at the 2024 annual meeting; and

●	Class III is comprised of Smita Conjeevaram, Michael E. Daniels and William C. Stone, each with a term ending at the 2025 annual meeting.

At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose term is expiring. Messrs. Boulanger, Varsano and Zamkow are current directors whose terms expire at the 2023 annual meeting. Each of these directors has been nominated by the Board upon the recommendation of the Nominating and Governance Committee for reelection as a Class I director, with a term ending at the 2026 annual meeting.

Unless otherwise instructed in the proxy, all proxies will be voted “FOR” the election of each of the nominees identified above to a three-year term ending at the 2026 annual meeting, to hold office until his successor has been duly elected and qualified. Stockholders who do not wish their shares to be voted for any or all of these three nominees may so indicate by following the directions set out on the proxy card or in the instructions provided in the Notice of Internet Availability.

Each of the nominees has indicated his willingness to serve on the Board, if elected. If any nominee is unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee designated by the Board or the Board may reduce its size. If a Class I director nominee fails to receive a majority in voting power of the votes cast, the director must immediately tender his resignation to the Board. The Nominating and Governance Committee will consider the resignation and make a recommendation to the Board as to whether to accept or reject the resignation. The Board will act on the resignation, taking into account the Nominating and Governance Committee’s recommendation, and publicly disclose its decision regarding the resignation within 90 days following certification of the election results.

A majority in voting power of the votes cast by holders of all of the shares of common stock present in person or represented by proxy at the 2023 annual meeting is required to elect each nominee as a director.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF NORMAND A. BOULANGER, DAVID A. VARSANO AND MICHAEL J. ZAMKOW

12

ELECTION OF DIRECTORS

Class I Director Nominees to be Elected at the 2023 Annual Meeting

Normand A. Boulanger, 61 Independent Vice Chair of the Board, SS&C Technologies Director since 2006	David A. Varsano, 61 Independent Chairman of the Board and Chief Executive Officer, Pacific Packaging Products Director since 2011 Committee Memberships A	Michael J. Zamkow, 67 Independent Member of the Board of Trustees, Northeastern University Director since 2014 Committee Memberships C

KEY
A Audit Committee	C Compensation Committee	N Nominating and Governance Committee	Chair

Board Statistics

RANGE OF TENURE 15 Average Years 0-10 years 11-20 years >20 years	BOARD REFRESHMENT 3 New Directors Over Past 10 years	AGE DISTRIBUTION 65 Average Age of Director Nominees Range: 61-69
2023 PROXY STATEMENT	13

ELECTION OF DIRECTORS

Board Diversity and Experience Matrix

Our directors collectively possess the expertise, leadership skills, and diversity of experiences and backgrounds to oversee management’s execution of its growth strategy and protect long-term stockholder value. The experience and diversity matrix below summarizes the qualifications of our directors and more detailed information can be found in the director biographies beginning on page 15.

Director Skills and Experience	Boulanger	Varsano	Zamkow	Michael	Conjeevaram	Daniels	Stone
Executive Leadership
Governance/Public Company Board
Industry Experience
Investments/Strategy and Corporate Development
Financial Expertise
Risk Management
Client Relations/Sales/Marketing
Innovation, Data and Technology Services
Audit and Accounting
Financial Software
Complex Organization Leadership Skills

Background
Age/Tenure
Age	61	61	67	69	62	68	67
Years on the Board	17	12	9	13	8	10	37
Gender
Female
Male
Race
Asian
White

14

ELECTION OF DIRECTORS

Director Biographies

The Nominating and Governance Committee has recommended, and the Board has nominated, Messrs. Boulanger, Varsano and Zamkow for election at the 2023 annual meeting as the Class I directors, to serve until the 2026 annual meeting and until their successors have been duly elected and qualified. Each of the nominees is currently a member of the Board.

The following table and biographical descriptions provide information relating to each director and director nominee, including her/his age and period of service as a director of the Company, her/his committee memberships, her/his business experience for at least the past five years, including directorships at other public companies, and certain other information.

Class I Directors Nominees to Be Elected at the 2023 Annual Meeting

Normand A. Boulanger
Vice Chair of the Board, SS&C Technologies
Age	61	Committees	None
Director since	2006	Term Expires	2023
PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE, AND DIRECTORSHIPS

On February 3, 2020, Mr. Boulanger retired as an employee of SS&C, after serving in a number of roles since 1994. Mr. Boulanger continues to serve as a director on our Board. He was elected to serve as a director in 2006 and appointed Vice Board Chair in August 2018. He served as our President and Chief Operating Officer from October 2004 to February 2020, our Executive Vice President and Chief Operating Officer from October 2001 to October 2004, Senior Vice President of SS&C Direct from March 2000 to September 2001, Vice President of SS&C Direct from April 1999 to February 2000, Vice President of Professional Services for the Americas, from July 1996 to April 1999, and Director of Consulting from March 1994 to July 1996. Prior to joining SS&C, Mr. Boulanger served as Manager of Investment Accounting for The Travelers from September 1986 to March 1994.

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES, AND SKILLS SUPPORTING DIRECTORSHIP POSITION ON THE COMPANY’S BOARD

The Board has concluded that Mr. Boulanger should serve as a director because he has substantial knowledge and experience regarding our operations, employees, target markets, strategic initiatives and competitors.

David A. Varsano
Chairman of the Board and Chief Executive Officer, Pacific Packaging Products
Age	61	Committees	Audit Committee Nominating and Governance Committee (Chair)
Director since	2011	Term Expires	2023
PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE, AND DIRECTORSHIPS

Mr. Varsano was elected as one of our directors in March 2011, has served on the Audit Committee since 2011, and was appointed Chair of the Nominating and Governance Committee in 2016. He is currently the Chairman of the Board and Chief Executive Officer of Pacific Packaging Products, a company specializing in industrial packaging and related solutions and supply chain management services, which he joined in September 1999. Prior to joining Pacific Packaging Products, Mr. Varsano served as the Chief Technology Officer and Vice President of Software Development of SS&C from 1995 to 1999 and as Manager of SS&C Direct from 1998 to 1999. Mr. Varsano also currently serves on the Board of Directors of Packaging Distributors of America.

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES, AND SKILLS SUPPORTING DIRECTORSHIP POSITION ON THE COMPANY’S BOARD

The Board has concluded that Mr. Varsano should serve as a director because he has a broad range of experience relevant to our business and a strong understanding of information technology matters.

2023 PROXY STATEMENT	15

ELECTION OF DIRECTORS

Michael J. Zamkow
Member of the Board of Trustees, Northeastern University
Age	67	Committees	Compensation Committee
Director since	2014	Term Expires	2023
PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE, AND DIRECTORSHIPS

Mr. Zamkow was elected one of our directors in June 2014 and has served on our Compensation Committee since 2016. He retired from Goldman Sachs in November 2001, where he was a partner for 17 years from 1994 to 2001. From 1999 to 2001, Mr. Zamkow was responsible for Goldman Sachs’ fixed income, currency and commodities business. He is currently a member of the Board of Trustees of Northeastern University.

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES, AND SKILLS SUPPORTING DIRECTORSHIP POSITION ON THE COMPANY’S BOARD

The Board has concluded that Mr. Zamkow should serve as a director because he has extensive experience in the financial services industry.

Class II Director

Jonathan E. Michael
Chairman of the Board, RLI Corp.
Age	69	Committees	Audit Committee Nominating and Governance Committee
Director since	2010	Term Expires	2024
PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE, AND DIRECTORSHIPS

Mr. Michael was elected as one of our directors in April 2010, has served on the Nominating and Governance Committee since 2011, has served as Chair of the Audit Committee for the previous six years, and was appointed as our Lead Independent Director in November 2022. He retired as Chief Executive Officer of RLI Corp., a publicly traded specialty insurance company, at the end of 2021. Mr. Michael held various positions at RLI Corp. since joining in 1982, including President and Chief Operating Officer, Executive Vice President and Chief Financial Officer. He currently serves as Chairman of the RLI Corp. board. Prior to joining RLI Corp., Mr. Michael was associated with the accounting firm Coopers & Lybrand. He currently serves as Chairman of the Board of TADA Cognitive Solutions, LLC. Mr. Michael previously served on the Board of Directors of Maui Jim, Inc. until its acquisition in 2022. He is also a member of the OSF St. Francis Medical Center Community Advisory Board; Vice-Chair of the Bradley University Board of Trustees; the immediate Past Chair of Easterseals Central Illinois; and a member and Past Chair of the Property Casualty Insurers Association of America (now known as American Property Casualty Insurance Association) Board of Governors.

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES, AND SKILLS SUPPORTING DIRECTORSHIP POSITION ON THE COMPANY’S BOARD

The Board has concluded that Mr. Michael should serve as a director because he has extensive experience in the financial services industry, including companies that we seek to target as clients, as well as extensive operational experience as a director and officer of financial services and insurance companies.

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ELECTION OF DIRECTORS

Class III Directors

Smita Conjeevaram
Retired Chief Financial Officer – Credit Hedge Funds and Deputy Chief Financial Officer – Credit Funds, Fortress Investment Group LLC
Age	62	Committees	Audit Committee (Chair)
Director since	2015	Term Expires	2025
PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE, AND DIRECTORSHIPS

Ms. Conjeevaram joined our board of directors in November 2015, previously served on our Nominating and Governance Committee, has served on the Audit Committee since 2017, and was appointed Chair of the Audit Committee in November 2022. Ms. Conjeevaram retired in 2013 after a 19-year career in the global investment and hedge fund firm industry. Her most recent position was as the Chief Financial Officer – Credit Hedge Funds, and Deputy Chief Financial Officer – Credit Funds, of the Fortress Investment Group LLC, where she served from 2010 to 2013. Prior to that, Ms. Conjeevaram served as the Chief Financial Officer of Everquest Financial LLC from 2006 to 2009 and Strategic Value Partners LLC from 2004 to 2005. Ms. Conjeevaram began her career as a tax specialist at two Big-4 public accounting firms and is a certified public accountant. She currently serves on the Boards of Directors of McGrath RentCorp, SkyWest, Inc. and WisdomTree Investments, Inc.

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES, AND SKILLS SUPPORTING DIRECTORSHIP POSITION ON THE COMPANY’S BOARD

The Board has concluded that Ms. Conjeevaram should serve as a director because she has extensive experience in the financial services industry and particularly hedge fund operations.

Michael E. Daniels
Retired Senior Vice President and Group Executive, IBM Global Services
Age	68	Committees	Compensation Committee (Chair) Nominating and Governance Committee
Director since	2013	Term Expires	2025
PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE, AND DIRECTORSHIPS

Mr. Daniels was elected as one of our directors in October 2013, has served as a member of the Nominating and Governance Committee since 2014, and was appointed Chair of the Compensation Committee in 2017. Mr. Daniels retired after a 36-year career from International Business Machines Corporation in March 2013 as Senior Vice President and Group Executive IBM Global Services. Mr. Daniels currently serves on the Boards of Directors of Johnson Controls International Plc and Thomson Reuters.

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES, AND SKILLS SUPPORTING DIRECTORSHIP POSITION ON THE COMPANY’S BOARD

The Board has concluded that Mr. Daniels should serve as a director because he brings experience as a board and committee member of a public company, a detailed understanding of the computer and information services industry, and expertise in the management of complex technology organizations.

2023 PROXY STATEMENT	17

ELECTION OF DIRECTORS

William C. Stone
Chairman of the Board and Chief Executive Officer, SS&C Technologies Holdings, Inc.
Age	67	Committees	None
Director since	1986	Term Expires	2025
PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE, AND DIRECTORSHIPS

Mr. Stone founded SS&C Technologies, Inc., or SS&C, the primary operating company and wholly owned direct subsidiary of SS&C Technologies Holdings, Inc., in 1986 and has served as Chairman of the Board of Directors and Chief Executive Officer since our inception. He also has served as our President from inception through April 1997 and again from March 1999 until October 2004. Prior to founding SS&C, Mr. Stone directed the financial services consulting practice of KPMG LLP, an accounting firm, in Hartford, Connecticut and was Vice President of Administration and Special Investment Services at Advest, Inc., a financial services company.

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES, AND SKILLS SUPPORTING DIRECTORSHIP POSITION ON THE COMPANY’S BOARD

The Board has concluded that Mr. Stone should serve as a director because, as our founder, Chief Executive Officer, and a principal stockholder, Mr. Stone provides a critical contribution to the Board reflecting his detailed knowledge of the Company, our employees, our client base, our prospects, the strategic marketplace and our competitors.

Executive Officers Who Are Not Directors

Certain information regarding our executive officers, who are not also directors, is set forth below. Generally, the Board elects our officers annually, although the Board or an authorized committee of the Board may elect or appoint officers at other times.

Name	Age	Position(s)
Rahul Kanwar	48	President and Chief Operating Officer
Patrick J. Pedonti	71	Senior Vice President, Chief Financial Officer and Treasurer
Jason White	53	Senior Vice President, General Counsel and Secretary

Rahul Kanwar
President and Chief Operating Officer
Age	48

BUSINESS EXPERIENCE

Rahul Kanwar has served as our President and Chief Operating Officer since August 2018. Prior to that, he served as our Executive Vice President and Managing Director, Alternative Assets from September 2017 to August 2018, as our Senior Vice President and Managing Director, Alternative Assets, from January 2011 to September 2017. Mr. Kanwar was designated as an executive officer of SS&C in March 2013 and has served as a managing director of SS&C since 2005. Prior to SS&C, Mr. Kanwar was employed by Eisner LLP where he was responsible for managing the Eisnerfast LLC fund administration business. Mr. Kanwar started his career in public accounting.

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ELECTION OF DIRECTORS

Patrick J. Pedonti
Senior Vice President, Chief Financial Officer and Treasurer
Age	71

BUSINESS EXPERIENCE

Patrick J. Pedonti has served as our Senior Vice President, Chief Financial Officer and Treasurer since August 2002. Prior to that, Mr. Pedonti served as our Vice President and Treasurer from May 1999 to August 2002. Prior to joining SS&C, from January 1997 to May 1999, Mr. Pedonti was the Vice President and Chief Financial Officer for Accent Color Sciences, Inc., a company specializing in high-speed color printing.

Jason White
Senior Vice President, General Counsel and Secretary
Age	53

BUSINESS EXPERIENCE

Jason White has served as our Senior Vice President, General Counsel and Secretary of SS&C since September 2021. Prior to that, Mr. White served as our Senior Vice President, Group General Counsel and Assistant Secretary from May 2018 to September 2021. Prior to joining SS&C, Mr. White was a New York Finance Partner and Co-Chair of the General Practice Group at Shearman & Sterling LLP from 2014 to 2018. Prior to his partnership at Shearman, he was a New York Finance Partner at Orrick, Herrington & Sutcliffe, LLP from 2011 to 2014. Prior to his partnership at Orrick, Mr. White worked as an attorney at Barclays Capital in New York from 2005 to 2011, where he was head of Finance Legal Americas and a member of the Legal Management Committee.

Criteria and Diversity of Director Nominees

In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, the Nominating and Governance Committee applies the criteria specified in its charter. These criteria include the candidate’s:

PROFESSIONALISM Nominees should have a reputation for integrity, honesty and adherence to high ethical standards.

EXPERTISE

Nominees should have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to the current and long-term objectives of the Company, and ability to contribute positively to the decision-making processes of the Company.

COMMITMENT Nominees should have a commitment to understanding the Company and its industry and to regularly attending and participating in meetings of the Board and its committees.

AWARENESS OF CONSTITUENT INTERESTS

Nominees should have the ability to understand the sometimes conflicting interests of stockholders, customers, employees and other constituencies of the Company, and should not have, or appear to have, a conflict of interest.

The Nominating and Governance Committee does not assign specific weights to particular criterion, and no particular criterion is a prerequisite for any prospective nominee. In terms of criteria for composition of the Board and Board committees, the Nominating and Governance Committee considers the diversity, age, skills, background and experience of the directors, with the goal of providing a significant breadth of experience, knowledge and abilities to assist the Board in fulfilling its responsibilities.

2023 PROXY STATEMENT	19

ELECTION OF DIRECTORS

The director biographies above describe each nominee’s experience, qualifications, attributes and skills that led the Board to conclude that he or she should continue to serve as a member of the Board. Our Board believes that each of the nominees has realized significant professional and personal achievements and possesses the background, talents and experience that are necessary for the Company’s success and the creation of stockholder value.

Director Nomination Process

The process followed by the Nominating and Governance Committee to identify and evaluate director candidates may include requesting recommendations from Board members and others, holding meetings from time to time to evaluate biographical information and background material relating to potential candidates, and conducting interviews of selected candidates by members of the Nominating and Governance Committee. The Board also retains a third-party search firm from time to time. While all candidates will be considered, the Nominating and Governance Committee is particularly seeking to identify female and other diverse Board candidates.

REQUESTING RECOMMENDATIONS FROM • Board Chair • Other Directors • Management • Stockholders • Third-party search firm • Other Interested Parties	EVALUATION OF POTENTIAL CANDIDATES • Biographical Information • Expertise • Diligence • Ethical Standards	CONDUCTING INTERVIEWS OF SELECTED CANDIDATES • Nominating and Governance Committee • Board Chair • Officers • Advisors	RECOMMENDATIONS FOR APPOINTMENT TO THE BOARD Successful candidates are recommended to the full Board of Directors for a vote, and allocated to the appropriate Class.

The Nominating and Governance Committee considers recommendations for director nominees suggested by its members, other directors, management and other interested parties. Stockholders may recommend individuals to the Nominating and Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background material, to the Nominating and Governance Committee via email at CorpLegal@sscinc.com, attention: Corporate Secretary, SS&C Technologies Holdings, Inc.

TO RECOMMEND A DIRECTOR CANDIDATE, SEND AN EMAIL TO:

CorpLegal@sscinc.com, attention: Corporate Secretary, SS&C Technologies Holdings, Inc.

Assuming that appropriate biographical information and background material is provided on a timely basis, the Nominating and Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process and applying substantially the same criteria as it follows for candidates submitted by others.

Stockholders also have the right under our Bylaws to directly nominate director candidates, without any action or recommendation on the part of the Nominating and Governance Committee or the Board, by following the procedures set forth in our Bylaws described under “Stockholder Proposals and Director Nominations” beginning on page 79 below. In addition, in response to stockholder engagement, we amended our Bylaws in 2022 to permit a stockholder, or a group of up to 20 stockholders, owning continuously for at least three years 3% or more of the shares of common stock of the Company, to nominate and include in the Company’s proxy materials for an annual meeting directors constituting up to two individuals or 20% of the Board, whichever is greater, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the Bylaws and provided further that so long as the Company has a classified board structure, the maximum number of proxy access nominees in a year shall not exceed one-half of the number of directors to be elected at that annual meeting.

Stockholders Agreement

The Company is a party to a Stockholders Agreement, as amended, with William C. Stone, our Chairman and Chief Executive Officer. The Stockholders Agreement entitles Mr. Stone to nominate two directors, one of whom shall be Mr. Stone for so long as he is our Chief Executive Officer. For more information on the Stockholders Agreement, see the section of this proxy statement entitled “Related Person Transactions–Stockholders Agreement” beginning on page 29.

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ELECTION OF DIRECTORS

Succession Planning

Succession planning is a top priority for the Board and SS&C’s senior leadership, with the objective of having a pipeline of diverse executives who lead inclusively for today and the future. Our Nominating and Governance Committee oversees the Company’s Board and Chief Executive Officer succession planning process, including in the case of the incapacitation, retirement or removal of the Chief Executive Officer. Our Chief Executive Officer provides the Nominating and Governance Committee with recommendations for, and evaluations of, potential Chief Executive Officer successors. Directors engage with Chief Executive Officer candidates and senior management talent at Board and committee meetings and other forums to enable directors to personally assess candidates.

Board Size

The Board sets the number of directors from time to time by a resolution adopted by the Board. The Board has the flexibility to increase or decrease the size of the Board as circumstances warrant. There are currently seven members of the Board. If all of the Board’s nominees are elected, the Board will be composed of seven members immediately following the annual meeting. If any nominee is unable to serve as a director, or if any director leaves the Board between annual meetings, the Board may reduce the number of directors or elect an individual to fill the resulting vacancy.

Director Service on Other Public Company Boards

The Board recognizes that service on other public company boards provides directors valuable experience that benefits the Company. The Board also believes, however, that it is critical that directors dedicate sufficient time to their service on the Company’s Board. Directors are expected to advise the Chair of the Nominating and Governance Committee in advance of accepting any invitation to serve on another public company’s board, or any private company or non-profit board that is expected to require significant commitments of time. This allows the Nominating and Governance Committee to assess the impact of the director joining another board based on various factors relevant to the specific situation, including the nature and extent of a director’s other professional obligations and the time commitment required by the new position. Directors who are engaged in active, full-time employment, for example, could have less time to devote to board service. Our Corporate Governance Guidelines provide that without obtaining the approval of the Board:

•	An independent director may not serve on more than four other public company boards, including the Company’s Board; and

•	An independent who is also the chief executive officer of another public company may not serve on more than two public company boards, including the Company’s Board.

Board Determination of Independence

Under the applicable rules of the Nasdaq Stock Market, a director will only qualify as an “independent director” if, in the opinion of the Board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board has determined that none of Ms. Conjeevaram or Messrs. Boulanger, Daniels, Michael, Varsano or Zamkow has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 5605(a)(2) of Nasdaq.

Board Meetings and Attendance

During the fiscal year ended December 31, 2022, which we refer to as fiscal 2022, the Board met four times. During fiscal 2022, the Audit Committee held five meetings; the Compensation Committee held six meetings; and the Nominating and Governance Committee held one meeting. Each of our current directors attended at least 75% of the aggregate of the total number of meetings of the Board and of the Board committees of which she/he was a member during fiscal 2022.

2023 PROXY STATEMENT	21

ELECTION OF DIRECTORS

Director Attendance at Annual Meeting of Stockholders

We do not have a formal policy regarding directors’ attendance at annual meetings, but all of our directors are encouraged to attend our annual meetings. All of the Board members attended our 2022 Annual Meeting of Stockholders.

Board Leadership Structure and Composition

Mr. Stone has served as Chairman of the Board of Directors and Chief Executive Officer since our inception in 1986, and the provisions of the Stockholders Agreement require that so long as Mr. Stone is a member of the Board and the Chief Executive Officer of the Company, he shall serve as Chairman of the Board. This Board leadership structure is commonly utilized by public companies in the United States, and we believe that this leadership structure has been effective for us. We believe that having one person serve as both Chief Executive Officer and Chairman of the Board shows our employees, customers and other constituencies that we are under strong leadership, with a single person setting the tone and having primary responsibility for managing our operations. In the fourth quarter of 2022, we appointed Mr. Michaels as our Lead Independent Director to act as a strong counterbalance to the combined Chief Executive Officer and Chairman role. We also believe that this leadership structure eliminates the potential for duplication of efforts and inconsistent actions and facilitates open communication between management and the Board. We recognize that different board leadership structures may be appropriate for other companies with different histories or varying ownership structures. However, we believe our current leadership structure is the optimal board leadership structure for us at this time.

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ELECTION OF DIRECTORS

Role of the Lead Independent Director

The Corporate Governance Guidelines require the Board to designate a Lead Independent Director, based on the recommendation of the Nominating and Governance Committee, if the role of the Chairman is combined with that of the Chief Executive Officer. Mr. Michael currently serves as Lead Independent Director. The Board believes that Mr. Michael’s tenure and extensive experience in the financial services industry and at insurance companies enable him to bring valuable and independent views to the boardroom. Below is a summary of the key duties and responsibilities of our Lead Independent Director as set forth in our Corporate Governance Guidelines:

•	preside at all meetings of the Board at which the Chair of the Board is not present, including executive sessions of the independent directors; and

•	serve as liaison between the Chair of the Board and the independent directors.

Board Committees

The Board directs the management of our business and affairs, as provided by Delaware law, and conducts its business through meetings of the Board and three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee, each of which operates under a charter that has been approved by the Board. Each committee’s charter is posted on our website, at https://investor.ssctech.com/investor-relations/corporate-governance/governance-documents. In addition, from time to time, special committees may be established under the direction of the Board to address specific issues.

The table below shows current membership and indicates the chairperson (*) for each of the standing Board committees.

AUDIT		COMPENSATION		NOMINATING
•	Smita Conjeevaram*	•	Michael E. Daniels*	•	David A. Varsano*
•	Jonathan E. Michael	•	Michael J. Zamkow	•	Michael E. Daniels
•	David A. Varsano			•	Jonathan E. Michael

The Board has determined that each member of each of the Board’s three standing committees is independent as defined under the rules of Nasdaq, including, in the case of each member of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or Exchange Act, and including, in the case of each member of the Compensation Committee, the independence requirements contemplated by Rule 10C-1 under the Exchange Act and Nasdaq rules.

2023 PROXY STATEMENT	23

ELECTION OF DIRECTORS

(Chair)

Smita Conjeevaram

Members:

Jonathan E. Michael

David A. Varsano

Meetings in 2022: 9

Our Audit Committee assists the Board in its oversight of (i) the integrity of Company’s accounting and financial reporting processes; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independent auditor’s qualifications and independence; (iv) the performance of the Company’s independent auditor; and (v) the performance of the internal audit function.

Audit Committee

The Audit Committee’s responsibilities, as set forth in its charter, include:

•  appointing, evaluating, retaining and, when necessary, terminating the engagement of our independent registered public accounting firm;

•  overseeing and assessing the independence of our independent registered public accounting firm;

•  setting the compensation of our independent registered public accounting firm and preapproving all audit services to be provided to the Company;

•  overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;

•  reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures, including the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition,” before such financial statements and related disclosures are filed with the Securities and Exchange Commission, or SEC;

•  directing the independent registered public accounting firm to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company;

•  coordinating the Board’s oversight of internal control over financial reporting, disclosure controls and procedures and our code of business conduct and ethics;

•  overseeing our risk assessment and risk management policies;

•  reviewing assessments of information security controls and procedures, any material breaches of the Company’s network, as well as potential cybersecurity risk disclosures;

•  discussing the Company’s policies with respect to risk assessment and risk management;

•  discussing generally the type and presentation of information to be disclosed in the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts, rating agencies and others;

•  establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or audit matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

•  reviewing the Company’s policies and procedures for approving or ratifying “related person transactions” and conducting appropriate review and oversight of all related person transactions for potential conflict of interest situations;

•  reviewing management’s compliance program to oversee that management has adequate controls in place to ensure that the Company’s financial statements, reports and other financial information disseminated externally satisfy applicable legal requirements;

•  reviewing the internal audit function to ensure there are no limitations on the ability of the internal audit function to carry out its duties, reviewing and approving the annual internal audit plan, and reviewing the organizational structure and qualifications of the internal audit function; and

•  preparing the Audit Committee report required by SEC rules, which is included on page 65 of this proxy statement.

The Board has determined that each of the members of its Audit Committee is an “audit committee financial expert” as that term is defined under the rules and regulations of the SEC.

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ELECTION OF DIRECTORS

(Chair) Michael E. Daniels Members: Michael J. Zamkow Meetings in 2022: 10 The Compensation Committee has overall responsibility for the Company’s compensation.

Compensation Committee

The Compensation Committee’s responsibilities, as set forth in its charter, include:

•  reviewing and approving, or making recommendations to the Board with respect to, the compensation of our Chief Executive Officer and our other executive officers;

•  reviewing, and making recommendations to the Board with respect to, incentive-compensation and equity-based plans that are subject to approval by the Board;

•  approving any tax-qualified, nondiscriminatory employee benefit plans for which stockholder approval is not sought;

•  administering all of the Company’s stock option, stock incentive, employee stock purchase and other equity-based plans including interpreting the terms of such plans and granting options and making awards under such plans;

•  overseeing the administration of any Company policies regarding the recoupment, repayment or forfeiture of compensation, including any such policies required to be adopted pursuant to applicable law or stock exchange requirement;

•  reviewing and making recommendations to the Board with respect to director compensation;

•  reviewing and discussing with management the Company’s “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K, and considering whether it will recommend to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K, proxy statement on Schedule 14A or information statement on Schedule 14C;

•  preparing an annual report required by Item 407(e)(5) of Regulation S-K;

•  reviewing and assessing risks arising from the Company’s compensation policies and practices and whether any such risks are reasonably likely to have a material adverse effect on the Company;

•  in its discretion, retaining or obtaining the advice of compensation consultants, legal counsel or other advisors, and overseeing their work; and

•  monitoring progress toward and compliance with Stock Ownership Guidelines.

(Chair) David A. Varsano Members: Michael E. Daniels Jonathan E. Michael Meetings in 2022: 10 Our Nominating and Governance Committee has overall responsibility for developing Board membership.

Nominating and Governance Committee

The Nominating and Governance Committee’s responsibilities, as set forth in its charter, include:

•  reviewing criteria for the selection of candidates to the Board;

•  identifying individuals qualified to become members of the Board, consistent with such criteria approved by the Board, and recommending to the Board the nominees for election as directors at any annual meeting of stockholders and the persons to be elected by the Board to fill any vacancies on the Board;

•  recommending to the Board the directors to be appointed to each committee of the Board, and the directors to be appointed as committee Chairs;

•  making recommendations to the Board as to determinations of director independence;

•  overseeing the evaluation of the Board;

•  reviewing the Company’s Corporate Governance Guidelines and overseeing compliance with such guidelines; and

•  overseeing the Company’s practices and processes relating to the management and oversight of environmental, social and governance matters.

2023 PROXY STATEMENT	25

ELECTION OF DIRECTORS

Access to Outside Advisors

The Board and each Board Committee can select and retain the services of outside advisors at the Company’s expense.

Board Oversight

The Board is responsible for providing advice and oversight of the strategic and operational direction of the Company to support our and our stockholders’ long-term interests.

Risk Oversight

Our management is responsible for risk management on a day-to-day basis. The Audit Committee is responsible for overseeing our risk management function. While the Audit Committee has primary responsibility for overseeing risk management, the entire Board of Directors is actively involved in overseeing our risk management. The Board and the Audit Committee fulfill their oversight role by discussing with management the policies and practices utilized by management in assessing and managing the risks, including both existing risks and significant emerging risks, and providing input on those policies and practices.

BOARD
●	The entire Board of Directors is actively involved in overseeing our risk management.

●	The Board and the Audit Committee fulfill their oversight role by discussing with management the policies and practices utilized by management in assessing and managing the risks, including both existing risks and significant emerging risks, and providing input on those policies and practices.

●	Cybersecurity risk is overseen by the full Board, with additional oversight of the relevant risk framework and controls provided by the Audit Committee.

The Compensation Committee also engages in risk assessment as it relates to our compensation practices and policies, as described in “Compensation Discussion & Analysis – Risk Assessment and Compensation Practices” on page 51.

ESG Oversight

In 2022, the Board amended the Nominating and Governance Committee charter to formalize the committee’s oversight of the Company’s practices and processes relating to the management and oversight of ESG matters. As part of such oversight, the Nominating and Governance Committee will periodically review, and make recommendations to the Board regarding, our ESG policies, practices and processes, in coordination with other committees of the Board.

Board Engagement

Our directors meet periodically throughout the year with the Company’s stockholders, employees and other persons interested in our strategy, business practices, governance, culture and performance. For more information, see “Stockholder Engagement” beginning on page 6.

The Board welcomes the submission of any comments or concerns from stockholders and any interested parties. Communications should be in writing and addressed to our Corporate Secretary at our principal executive offices and marked to the attention of the Board or any of its committees, individual directors or non-management or independent directors as a group. All correspondence will be forwarded to the intended recipient(s), except that certain items that are unrelated to the duties and responsibilities of the Board (such as product inquiries and comments, new product suggestions, resumes and other forms of job inquiries, surveys, and business solicitations and advertisements) and material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded.

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ELECTION OF DIRECTORS

2022 Engagements

Over the course of 2022, we reached out to stockholders holding a total of approximately 64% of our outstanding stock, and held discussions with those stockholders holding a total of approximately 30% of our shares, in each case excluding shares held by our CEO. The primary topics covered in these communications related to our executive compensation program and governance matters. After analyzing the feedback we received from our stockholders with our independent compensation advisors at Frederic W. Cook & Co., we adopted substantial changes to our executive compensation program, which are described in “Compensation Discussion & Analysis,” as well as substantial changes to our corporate governance practices, which are described in “Commitment to Strong Corporate Governance Practices.” These changes reflect another step in a multi-year process that commenced in 2020 to align our compensation program with prevailing market practice and strengthen the program’s alignment with the promotion of stockholder value creation. We appreciate our stockholders’ willingness to engage with us and to provide their perspectives, and are committed to maintaining active engagement with our stockholders.

We reached out to stockholders representing:	Primary Topics Covered:
● Annual Bonus Plan Design ● LTI Program Design and Award Mix ● Enhanced Disclosure Regarding Incentive Plans ● Corporate Governance Guidelines ● Lead Independent Director

Social Highlights

Workforce Support

We are committed to being an organization that supports its employees in the following ways:

●	Competitive Compensation Plans and Robust Benefits: SS&C provides a competitive, comprehensive package designed to attract, retain, and motivate a talented, highly skilled, and performance-driven workforce. We offer a comprehensive total rewards package to all employees. Our benefits package includes health care coverage, retirement benefits, life and disability insurance, wellness and employee assistance programs, flexible leave policies, 401(k), tuition/professional reimbursement programs and more.

●	Health and Wellness: We strive to improve the overall well-being of our global employees through a variety of programs, including online health assessments, Healthy Pregnancy/Healthy Babies incentive programs, awareness programs focusing on health issues such as diabetes, hypertension, stress management, mental health workshops for managers, gym memberships and yoga.

●	Training and Development: In 2022, we invested approximately $5 million globally in training and developing our employees. Our dedicated Learning and Development team offers training courses on financial markets, professional development, application and technical training through computer-based learning, virtual and in-person training. In addition, our Top Talent program identifies and then enables our high-potential associates in their growth and development.

Our Communities

At SS&C, we believe our long-term growth and success are based on clearly defined principles that serve as a foundation for achieving excellence in the things we do. We are committed to being a thoughtful, responsible and active part of the communities in which we live and work. Giving back is part of who we are. We empower our employees to get involved in causes they love and support them with funding, time and resources.

Our philanthropic programs build upon the existing foundation of employee engagement to positively impact the quality of life in our communities strategically and sustainably. In 2021-2022, we helped over 30 organizations primarily in the Kansas City, Denver, New York and Boston areas. Since April 2018, we have donated over $4.6 million to local charities and nonprofits.

2023 PROXY STATEMENT	27

ELECTION OF DIRECTORS

Other Governance Matters

We believe that good corporate governance and fostering an environment of high ethical standards are important for us to achieve business success and to create value for our stockholders. The Board periodically reviews our corporate governance practices in light of regulatory developments and practices at other public companies and makes changes that it believes are in the best interests of the Company and its stockholders.

Corporate Governance Guidelines

In 2022, the Board adopted Corporate Governance Guidelines to form a transparent framework for the effective governance of the Company. The Corporate Governance Guidelines address matters such as the roles and responsibilities of the Board, the Board’s leadership structure, the responsibilities of the Lead Independent Director, director independence, overboarding, succession planning, Board membership criteria, Board committees, director orientation and continuing education, and Board and senior management evaluations. The Nominating and Governance Committee is responsible for reviewing the Corporate Governance Guidelines and overseeing compliance with such guidelines.

Code of Business Conduct and Ethics

We maintain a written code of business conduct and ethics, referred to as the SS&C Code of Business Conduct and Ethics, which covers all directors, officers and employees and includes provisions relating to accounting and financial matters. Our employees are required to acknowledge that they have read and understood the Code of Business Conduct and Ethics and will act accordingly as a condition of employment. Training is conducted for all employees upon hire and annually after that. Our Chief Financial Officer and General Counsel are responsible for overseeing the Code of Business Conduct and Ethics.

SS&C provides a facility for the reporting, investigation and resolution of complaints received regarding accounting, internal accounting controls or auditing matters. Our Chief Financial Officer and General Counsel monitor our whistleblower hotline, and all calls are investigated. Business unit-specific internal investigations committees meet quarterly to discuss significant matters and verify potential violations are resolved.

The SS&C Code of Business Conduct and Ethics is available on our website at https://investor.ssctech.com/investor-relations/corporate-governance/ governance-documents. If we make any substantive amendments to, or grant any waivers from, the SS&C Code of Business Conduct and Ethics for any director or officer, we will disclose the nature of such amendment or waiver on our website at https://investor.ssctech.com/investor-relations/ corporate-governance/governance-documents or in a Current Report on Form 8-K filed with the SEC.

Related Person Transactions

Policies and Procedures for Related Person Transactions

The Board has maintained written policies and procedures for the review of any transaction, arrangement or relationship in which we have been or are a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has had or has a direct or indirect material interest. Such a transaction, arrangement or relationship is referred to as a “related person transaction.”

Any related person transaction must be reported to our General Counsel and will be reviewed and approved by the Audit Committee in accordance with the terms of the policy, prior to effectiveness or consummation of the transaction, whenever practicable. In addition, any related person transaction previously approved by the Audit Committee or otherwise already existing that is ongoing in nature will be reviewed by the Audit Committee annually to ensure that it has been conducted in accordance with the previous approval granted by the Audit Committee, if any, and that all required disclosures regarding the related person transaction are made.

28

ELECTION OF DIRECTORS

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the Audit Committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the Audit Committee will review and consider:

●  the related person’s interest in the related person transaction;

●  the approximate dollar value of the amount involved in the related person transaction;

●  the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

●  whether the transaction was undertaken in the ordinary course of our business;

●  whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

●  the purpose of, and the potential benefits to us of, the transaction; and

●  any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The Audit Committee may approve or ratify the related person transaction only if the Audit Committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, our best interests. The Audit Committee may, in its sole discretion, impose any conditions it deems appropriate on the Company or the related person in connection with approval of the related person transaction.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, the Board has determined that the following do not create a material direct or indirect interest on behalf of a related person and, therefore, are not related person transactions for purposes of our related person transaction policy:

●	interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity) that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and her/his immediate family members (as defined in the policy) are not involved in the negotiation of the terms of the transaction with the Company and do not receive any special benefits as a result of the transaction or (c) the amount involved in the transaction equals less than the greater of $200,000 or 5% of the annual gross revenues of the company receiving payment under the transaction; or

●	a transaction that is specifically contemplated by provisions of the Certificate or Bylaws of the Company.

The policy provides that transactions involving compensation of executive officers will be reviewed and approved by the Compensation Committee in the manner specified in its charter.

Related Person Transactions

Stockholders Agreement

The Company is a party to a Stockholders Agreement with Mr. Stone that entitles him to nominate two directors, one of whom shall be Mr. Stone for so long as he is our Chief Executive Officer. The number of Board members Mr. Stone is entitled to nominate (including himself ) will be reduced to one director if Mr. Stone holds less than 15% of our common stock. Mr. Stone’s rights under the Board nomination provisions of the Stockholders Agreement will terminate at such time as he holds less than 10% of our common stock.

The provisions of the Stockholders Agreement also require that, so long as Mr. Stone is a member of the Board and the Chief Executive Officer of the Company, he will serve as Chairman of the Board.

Registration Rights Agreement

The Company and Mr. Stone are parties to a Registration Rights Agreement, under which Mr. Stone can demand that we file a registration statement for all or a portion of his common stock. Mr. Stone is also entitled to request that his shares be covered by a registration statement that we are otherwise filing with respect to our common stock. In either event, the Company is required to pay all expenses of Mr. Stone in connection with the registration (other than underwriting discounts and commissions and transfer taxes applicable to the sale of registerable securities). The Registration Rights Agreement also provides that the Company will indemnify Mr. Stone, and Mr. Stone will indemnify the Company, for certain matters in connection with the registration of Mr. Stone’s shares. The registration rights in the Registration Rights Agreement are subject to certain conditions and limitations specified in the Registration Rights Agreement, including the right of the underwriters of an offering to limit the number of shares included in certain registrations.

2023 PROXY STATEMENT	29

ELECTION OF DIRECTORS

Preferred Stock Investment

On February 27, 2020, the Company entered into a Series A Convertible Share Purchase Agreement with SILAC, Inc. (“SILAC”), pursuant to which the Company acquired $40 million shares of series A convertible preferred stock of SILAC for a purchase price of $40.0 million. Mr. William C. Stone, our Chairman of the Board of Directors and Chief Executive Officer, has an economic interest in SILAC and is a member of its board of directors. Accordingly, the transaction constitutes a “related person transaction” under our related person transaction policy. The audit committee and the independent members of the Board of Directors authorized and approved the transaction, and additional transactions up to an aggregate of $5 million. Mr. Stone did not participate in the Board of Directors’ consideration of the transaction.

On October 27, 2020, the Company entered into the first of multiple contracts with SILAC (each, a “Contract”). On and after October 27, 2020, the Company has entered into Contracts pursuant to which the Company provides services to SILAC from time to time as set forth therein. The audit committee and the independent members of the Board of Directors approved the Company’s entry into the Contracts. For the year ended December 31, 2022, we generated $3.5 million in revenue under the Contracts.

In March 2023, SILAC authorized, and SILAC made the payment of, an $8 million annual preferred dividend to the Company.

Other Transactions

Robert S. Stone, the son of our Chief Executive Officer, is employed by SS&C in its sales division as Managing Director and Global Co-Head of Sales. From January 1, 2022 through December 31, 2022, Robert Stone was paid $2,394,574 as salary, commissions, grant date fair value of stock awards and other compensation related to his employment at SS&C.

Sabrina Goff, the sister of Rahul Kanwar, our President and Chief Operating Officer, is employed by SS&C in its fund administration business. From January 1, 2022 through December 31, 2022, Ms. Goff was paid $286,038 as salary, grant date fair value of stock awards and other compensation related to her employment at SS&C.

Justine Stone, the daughter of our Chief Executive Officer, is employed by SS&C in investor relations. From January 1, 2022 through December 31, 2022, Justine Stone was paid $561,142 as salary, grant date fair value of stock awards and other compensation related to her employment at SS&C.

Elizabeth Stone, the daughter of our Chief Executive Officer, is employed by SS&C in its fund administration business. From January 1, 2022 through December 31, 2022, Elizabeth Stone was paid $418,989 as salary, grant date fair value of stock awards and other compensation related to her employment at SS&C.

Non-Employee Director Compensation

For 2022, Ms. Conjeevaram and Messrs. Daniels, Michael, Varsano, Zamkow and Boulanger each received an annual retainer fee of $25,000 and a Board meeting attendance fee of $2,500 per meeting (payable for in-person and telephonic attendance), as well as the equity compensation described below. Members of our Audit Committee received a committee attendance fee of $1,500 per meeting (payable for in-person and telephonic attendance). Mr. Stone, as an employee of the Company, did not receive any additional compensation for Board service. All of our directors are reimbursed for reasonable out-of-pocket expenses associated with their service on the Board. The following table contains information with respect to the compensation of our non-employee directors for fiscal 2022.

Name	Fees earned or paid in cash ($)		Option award(3) ($)	Total ($)
Normand A. Boulanger	32,500	(1)	101,580	134,080
Smita Conjeevaram	38,500	(2)	101,580	140,080
Michael E. Daniels	32,500	(1)	101,580	134,080
Jonathan E. Michael	38,500	(2)	101,580	140,080
David A. Varsano	38,500	(2)	101,580	140,080
Michael J. Zamkow	32,500	(1)	101,580	134,080

(1)	Includes an annual retainer of $25,000 and $7,500 for attending Board meetings.

(2)	Includes an annual retainer of $25,000, $7,500 for attending Board meetings and $6,000 for attending Audit Committee meetings.

(3)	The amounts in this column reflect the aggregate accounting grant date fair value of stock options granted to our non-employee directors in fiscal 2022, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. The assumptions used by us in the valuation of the equity awards are set forth in Note 14 of the notes to our audited consolidated financial statements for the year ended December 31, 2022 included in our Annual Report on Form 10-K filed with the SEC on February 28, 2023. At the time of the Company’s annual stockholders meeting on May 11, 2022, each non-employee director not employed by the Company was granted a stock option to purchase 6,000 shares of our common stock at an exercise price of $59.34 per share. These grants to our non-employee directors are 100% vested and exercisable on the date of grant and expire on May 11, 2032. As of December 31, 2022, the aggregate number of stock options outstanding for each of our non-employee directors was as follows: Mr. Boulanger—1,003,000; Ms. Conjeevaram—75,500; Mr. Daniels—45,000; Mr. Michael—51,000; Mr. Varsano—48,495; and Mr. Zamkow—81,500.

30

ELECTION OF DIRECTORS

In 2021, we adopted stock ownership guidelines under which our directors and executive officers are expected to accumulate and retain a meaningful level of ownership in our stock. Under the stock ownership guidelines, directors are required to hold stock having value equal to at least 5X their annual board cash retainer. For purposes of determining compliance with the ownership guidelines, the following shares are counted as being owned:

●	Shares owned by the director or executive officer, individually or jointly with such person’s spouse;

●	Shares held in a trust established by the director or executive officer for the benefit of such person and/or his or her family members;

●	Shares underlying any vested deferred stock units held by the director or executive officer;

●	Shares credited to the director or executive officer’s 401(k) plan account;

●	50% of shares underlying unvested of time-based restricted stock or restricted stock unit awards; and

●	50% of shares underlying the in-the-money portion of any vested, unexercised stock options.

Any shares underlying unvested and unearned performance awards or unvested stock options do not count toward satisfaction of the ownership thresholds. There are no time periods within which a director or executive officer must attain the applicable stock ownership level. Our Compensation Committee will review the stock ownership guidelines in 2023 for continued alignment with leading governance practices as part of its ongoing review of our executive compensation program.

We also have adopted an anti-hedging/anti-pledging policy that prohibits our employees and directors from engaging in any transactions that are designed to hedge or speculate on any change in the market value of our common stock.

In 2023, in connection with the 2023 annual meeting, the Board approved the adoption of a new non-employee director compensation program, effective March 29, 2023. Under the new policy, our non-employee directors will be eligible to receive an annual cash retainer of $90,000, plus additional cash compensation for services as follows: Lead Independent Director: $50,000; Audit Committee Chair: $30,000; Compensation Committee Chair: $25,000; and Nominating and Governance Committee Chair: $20,000. Our non-employee directors will also be eligible for an annual grant of restricted stock unit awards in the amount of $200,000, which will vest on the earlier of the first anniversary of the grant date or the next stockholder meeting date.

2023 PROXY STATEMENT	31

PROPOSAL 2
Advisory Vote to Approve Named Executive Officer Compensation

We are providing our stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. This proposal, which is commonly referred to as “say-on-pay,” is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which added Section 14A to the Exchange Act.

Our executive compensation programs are designed to attract, retain and motivate our named executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for successful performance on our near-term and longer-term financial and strategic goals and for driving corporate financial performance and stability. The programs contain elements of cash and equity-based compensation and are designed to align the interests of our executives with those of our stockholders.

As described throughout this proxy statement, in 2022, we substantially redesigned the annual cash bonus and long-term incentive program components of our executive compensation program in connection with feedback we received from stockholders in 2022, including in advance of our 2022 annual meeting in which only 48% of votes cast voted in favor of our say-on-pay proposal. We engaged with stockholders to better understand the concerns driving low levels of support for our executive compensation programs and implemented substantial changes that we believe directly respond to and address the feedback we received from our stockholders advance our ongoing initiative to ensure that our compensation program aligns with prevailing market practice and promotes pay for performance.

In particular, we have moved away from the largely holistic approach to our annual cash bonus program and have adopted (starting with the 2022 performance year) a more formulaic program under which target bonus opportunities are established for each executive and are earned and paid in cash based on the achievement of pre-established, objective performance metrics. In addition, starting with annual grants made in 2023, our long-term incentive program now reflects a more market-based award mix, by (i) moving away from performance-vesting stock options (“PSOs”) and instead introducing PSUs, (ii) reducing the portion of awards granted in the form of time-vesting stock options and (iii) adding time-based RSUs as a new component. In addition, long-term incentive awards are now granted based on target grant values, rather than a target number of shares, to promote year-over-year stability and align with prevailing market practice.

The chart below highlights certain key aspects of our redesigned executive compensation program, including the mix of compensation elements based on target levels. For additional details regarding the components of our redesigned executive compensation program, see the Compensation Discussion & Analysis beginning on page 36 of this proxy statement.

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ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

CEO Compensation Mix	Other NEOs Compensation Mix	Purpose	Performance Goals/Vesting	Key Features
		Provides certainty and predictability to meet ongoing living and other financial commitments Fixed compensation in exchange for investing in a career with SS&C	N/A	The only fixed component of our executive compensation program
Focus executive officers on achievement of annual growth, profitability and cash flow goals that drive sustainable stockholder value creation over the longer-term

Corporate Performance:

●  Adjusted revenue (25%)

●  Organic revenue growth (25%)

●  Operating cash flow (25%)

●  Adjusted consolidated EBITDA (25%)

Strategic Modifier:

+/-25% adjustment based on achievement of overall business and individual performance against pre-established strategic KPIs

Target bonus opportunities established by the Compensation Committee Paid 100% in cash Maximum payout capped at 250% of target No payout if performance falls below threshold levels
PSUs (50%)
Closely aligns our NEOs’ interests with the long-term interests of our stockholder and promotes the retention of our executive team

PSUs are earned and vest between 0% and 200% based on achievement of a three-year average annual EPS performance goal

PSUs are also subject to a 20% modifier adjustment based on achievement of relative TSR performance metric during the three-year performance period. No upward modifier applied to PSUs if the Company’s absolute TSR over the performance period is negative and total payout cannot exceed 200% including the modifier

Number of shares underlying each award is based on the executive’s aggregate target grant date value Replaces historical PSOs with PSUs and adds RSU component to align with market practice
RSUs (25%)
Vesting in equal annual installments over 3 years
Time-Based Stock Options (25%)
Vesting 25% on the first anniversary of the grant date, and 1/36 of the remaining number monthly until the fourth anniversary of the grant

2023 PROXY STATEMENT	33

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

The Board is asking stockholders to approve a non-binding advisory vote on the following resolution. This vote is advisory and therefore not binding on the Company, the Compensation Committee or the Board. The Board and the Compensation Committee value the opinions of our stockholders and, to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider those stockholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

RESOLVED, that the compensation paid to our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation discussion and analysis, the compensation tables and any related narrative disclosures in this proxy statement, is hereby approved.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS BY VOTING “FOR” PROPOSAL 2.

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ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Letter from the Compensation Committee Chair

Dear Fellow Stockholders,

On behalf of the Compensation Committee of the Board of Directors of SS&C Technologies, I would like to thank you for your continued support as an investor in our company.

The most important responsibility of the Compensation Committee is to ensure that our executive compensation program aligns with the interests, and responds to the concerns, of our stockholders. The disappointing outcome of SS&C’s 2022 say-on-pay vote showed that our stockholders had concerns with certain aspects of our executive compensation program. So, we redesigned it from the ground up. These changes reflect another step in a multi-year process that commenced in 2020 to align our compensation program with prevailing market practice and to strengthen the program’s alignment with the promotion of stockholder value creation.

Over the course of 2022, we reached out to stockholders holding a total of approximately 64% of our outstanding stock and held discussions with those stockholders holding a total of approximately 30% of our shares, in each case excluding shares held by our CEO.

We welcomed the opportunity to engage with our stockholders extensively on our executive compensation program, governance matters, ESG and board diversity. We analyzed the feedback we got, shared it with our independent compensation advisors at FW Cook, and adopted the following substantial changes to our executive compensation program in response:

●	a new formulaic annual bonus program design commencing in 2022 that promotes leading best practices under which bonuses are earned based on the achievement of rigorous pre-established financial performance goals and strategic objectives and are paid 100% in cash; and

●	a new long-term equity incentive program commencing in 2023 that emphasizes pay-for-performance by granting annual equity awards 50% in the form of PSUs, 25% in the form of RSUs and 25% in the form of stock options. Under our redesigned equity incentive program, PSUs are earned based on the achievement of a three-year average annual EPS growth performance metric, with a relative TSR performance modifier. Given the rigor of the performance goals applicable to the PSUs granted in 2023, we believe that if the PSUs are earned at or above the target performance level, it would result in significant value creation for our stockholders.

In addition, we are committed to providing clearer, more transparent disclosure regarding our redesigned program so that our stockholders can better understand our decision-making on executive compensation topics.

Your support is important and we are excited to share the changes to our executive compensation program in this year’s proxy statement. Along with the changes made to our corporate governance practices, we are confident that stockholders will see our renewed commitment to enhanced disclosure, sound governance and goal-oriented executive compensation practices.

We remain grateful for the support of our stockholders and are committed to ongoing engagement to ensure that our practices continue to reflect stockholder feedback.

Sincerely,

Michael E. Daniels,

Chair, Compensation Committee

2023 PROXY STATEMENT	35

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis section (referred to as the “CD&A”) summarizes our general philosophy regarding the compensation of our Chief Executive Officer (“CEO”), our Chief Financial Officer (“CFO”), and our next two most highly paid executive officers in 2022 (collectively referred to as “named executive officers” or “NEOs”). The CD&A provides context for the executive compensation disclosures presented below in both tabular and narrative form. As described in more detail below, the Compensation Committee approved a significant redesign of our executive compensation program in 2022 which the Compensation Committee believes directly address the feedback received from stockholders in 2022 and provides a direct link between our NEOs’ pay and long-term stockholder value creation.

Our NEOs for 2022 are as follows:

Name	Position
William C. Stone	Chairman of the Board and Chief Executive Officer
Rahul Kanwar	President and Chief Operating Officer
Patrick J. Pedonti	Senior Vice President, Chief Financial Officer and Treasurer
Jason White	Senior Vice President, General Counsel and Secretary

Executive Summary

The Compensation Committee believes that our executive compensation program should provide a meaningful and direct link between our executives’ interests and those of our stockholders. As a result, the Compensation Committee is committed to our ongoing engagement with stockholders to fully understand diverse viewpoints, to discuss and demonstrate the important connection between our compensation program, on the one hand, and our business strategy, goals and financial and operating performance, on the other hand, and to be responsive to stockholder concerns.

Redesign of our Compensation Program in 2022

Overview

In 2022, the Compensation Committee, together with its independent compensation consultant, FW Cook, undertook a holistic review of our executive compensation program and practices. As part of this process, the Compensation Committee considered the feedback from their engagement with stockholders and the results of the advisory “say-on-pay” proposal vote at our 2022 annual meeting of stockholders.

As a result, and to be responsive to stockholder viewpoints, the Compensation Committee approved a redesign of our executive compensation program in 2022, which the Compensation Committee believes will strengthen our commitment to our pay for performance philosophy and more closely align certain key components of our compensation program with prevailing market practice among our compensation peer group. These changes are focused on our approach to our annual cash bonus program and long-term equity incentive program, which became effective, in the case of annual bonuses, starting with the bonuses paid for the 2022 fiscal year, and, in the case of equity incentives, starting with the annual grants made in the 2023 fiscal year. The Compensation Committee believes that these changes and other elements of our new executive compensation program directly address the feedback received from stockholders and further enhance the link between the executives’ pay and performance.

The significant enhancements made to our executive compensation program in 2022 reflect another step in a multi-year process to align our compensation program with prevailing market practices and to promote stockholder interests.

Specifically, we previously commenced a comprehensive stockholder engagement process after our 2020 annual meeting and, in response to stockholder feedback at that time, the Compensation Committee determined to make a number of enhancements to our executive compensation program and governance practices to further align the interests of our executive team with those of our stockholders.

Changes made in response to stockholder engagement after 2020 annual meeting
Eliminating any “golden parachute” excise tax gross-ups for our executive officers	Eliminating “single-trigger” vesting of equity awards upon a change in control for our named executive officers, beginning with grants made in 2020	Enhancing the process for considering competitive data in setting our executive’s compensation	Adopting a compensation clawback policy, stock ownership and retention guidelines for executive officers and non-employee directors and anti-hedging and anti- pledging policies covering our executive officers

36

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

The following table summarizes the key components of our annual bonus and long-term equity incentive programs before and after the redesign in 2022. For additional details regarding the changes made to our annual cash bonus program and long-term incentive program in 2022, see pages 46 and 48 of this proxy statement, respectively.

Prior Compensation Program	Redesigned Compensation Program
No formal bonus targets	Each NEO has a target bonus opportunity established by the Compensation Committee. See page 47 below for each of our NEOs’ target annual bonus opportunity for 2022
No predetermined weighting of metrics	Compensation Committee approved four equally weighted Company financial measures for 2022 bonuses: (i) adjusted revenue, (ii) organic revenue growth, (iii) operating cash flow and (iv) adjusted consolidated EBITDA
Payouts based on a holistic assessment of a broad range of financial and non-financial factors and individual performance	Payouts based on achievement of pre-established financial metrics, with a potential of up to +/-25% strategic modifier adjustment based on the Compensation Committee’s holistic assessment of overall business and individual performance against pre-established strategic KPIs
No formal cap on payouts	Payouts capped at 250% of target; no payout if goals are achieved below threshold performance level
Payouts made 50% in cash and 50% in the form of two-year PSUs	Payouts made 100% in cash in the year following the performance year
Annual grants based on target share numbers, not target grant date values	Each NEO has a target grant date value from which the number of shares is determined and which is set based on a review of competitive market data and company and individual performance
Grants comprised 50% of PSOs and 50% of time-based stock options	Grants are comprised 50% of PSUs, 25% of RSUs and 25% of time-based stock options
Sole performance metric of Adjusted EPS Growth No relative performance metrics included in long-term incentive program

PSUs vest based on achievement of a three-year average annual EPS growth metric, with an up to +/-20% performance modifier based on relative TSR achievement

Total payout cannot exceed 200% of target (including the modifier)

There will be no upward modifier applied to PSUs if the Company’s absolute TSR over the performance period is negative

We believe the changes made to our compensation program in recent years (and most significantly those in 2022) in direct response to stockholder feedback represent the Compensation Committee’s ongoing commitment to designing a program that promotes pay for performance and reflects our stockholders’ preferences.

Performance Goals Promote Strategic Execution and Shareholder Value Creation

In designing the new compensation program, the Compensation Committee was focused on ensuring that our compensation program closely aligns the interests of our NEOs with those of stockholders by incorporating financial performance measures that compensate our NEOs for the execution of our strategic plan, which is intended to create stockholder value. The Compensation Committee, together with FW Cook, consulted with our CEO regarding the appropriate performance metrics under our annual cash bonus and long-term incentive programs that would provide a direct link between executive pay and the execution of our strategic plan. In particular, the annual cash bonus component of the program equally weights four elements that are integral to the Company’s financial performance each year: adjusted revenue, organic revenue growth, operating cash flow and adjusted consolidated EBITDA. The long-term incentive program measures adjusted EPS growth and also uses a modifier based on the Company’s performance against its peers over time; these measures are intended to link NEO compensation with the achievement of stockholder value over a multi-year period.

Annual Bonus Program	Adjusted Revenue	Measures top-line revenue performance of the Company
	Organic Revenue Growth	Measures the growth of SS&C’s core business apart from the effects of acquisitions
	Operating Cash Flow	Measures cash after capital investments that allow us to repay indebtedness, make strategic investments and return capital to shareholders
	Adjusted Consolidated EBITDA	Key profitability measure, which gauges the costs of the Company’s capital structure and is used in the Company’s senior credit facilities
Long-Term Incentive Program	Adjusted EPS Growth	Reflects profitability growth on a per-share basis over a 3-year period
	Relative TSR Modifier	Measures the total shareholder return of investing in the Company against the Company’s disclosed peers over a three-year period

2023 PROXY STATEMENT	37

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

The Compensation Committee selected the above performance metrics under our redesigned compensation program because the Committee believes that these metrics track the execution of our strategic plan and, in turn, directly translate into the creation of value for our stockholders.

In addition, the Compensation Committee believes that the interplay of the four annual financial performance metrics under our redesigned annual bonus program combined with the three-year adjusted EPS growth metric and relative TSR modifier under our long-term incentive program complement one another and provide quantitative, objective performance goals that strongly link our NEOs’ pay with Company performance against key measures of success and stockholder value creation.

2022 Performance Highlights

2022 was a challenging year in the macro operating environment in which we conduct our business. Despite these challenges, we are pleased with the Company’s performance in 2022 in light of the challenging operating environment, as evidenced by the following results:

GAAP Diluted EPS of $2.48 17.1% from 2021	Net Income(1) of $650.2M 18.7% from 2021	GAAP Revenue of $5,283.0M 4.6% from 2021
Adjusted Diluted EPS of $4.65 7.4% from 2021	Adjusted Consolidated EBITDA of $2,006.1M 2.8% from 2021	Adjusted Revenue of $5,287.3M 4.5% from 2021	Organic Revenue Growth 2.0% from 2021
Generated net cash of $1,134.3M from operating activities 20.6% from 2021	Repurchased $476.1M in treasury stock 2.4% from 2021	Completed acquisitions totaling $1,636.2M Including the businesses of Blue Prism, Hubwise, Tier1, MineralWare, Complete Financial Ops and O’Shares exchange traded funds

Pay for Performance

In furtherance of our pay for performance philosophy, the Compensation Committee made compensation decisions for 2022 that are directly reflective and correlative of the Company’s business and operational performance achievements in 2022 as shown above. This relationship between pay and performance exemplifies the Compensation Committee’s commitment to establish a direct link between executive pay and tangible strategic and financial results. Specifically:

●	While we demonstrated exceptional performance in our adjusted revenues in 2022, which resulted in a near maximum payout level for that metric under the 2022 annual bonus program, our relative underperformance in organic revenue growth, adjusted consolidated EBITDA and operating cash flow against our goals resulted in an overall 2022 bonus payout to our named executive officers of 76.5% of target levels;

●	The strategic modifier component of the annual bonus program enables the Compensation Committee to evaluate overall business and individual performance and determine whether an upward or downward adjustment is appropriate in light of a number of factors, including the macro-economic environment; for 2022, the Compensation Committee determined that no adjustment would be applied under the strategic modifier component of the 2022 annual bonus program; and

For 2022, approximately 93% of our CEO’s and 90% of our other NEOs’ (on average) total direct compensation was performance-based and reflect the Compensation Committee’s review of our overall financial performance. For a description of our NEOs’ 2023 target pay mix under our redesigned executive compensation program, see “—Design and Structure of Executive Compensation Program—Target Compensation Mix” below.

(1)	Reflects net income attributable to SS&C common stockholders.

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ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Compensation Best Practices

Going forward, our primary objectives are to ensure that executive pay decisions are quantitative, transparent and performance-based in order to keep the incentives for our executives aligned with the interests of our stockholders. The following table describes the highlights of our executive compensation practices, each of which is described in more detail elsewhere in this proxy statement:

WHAT WE DO	WHAT WE DON’T DO

 Require the Compensation Committee to solely comprise of independent board members

  Utilize an independent compensation consultant engaged by the Compensation Committee

  Emphasize pay for performance

  Provide formula-based annual cash incentive opportunities

  Cap payouts on annual bonuses and PSU awards

  Apply rigorous performance goals to annual and multi-year performance awards

  Review and consider executive officer compensation in connection with a 17-company peer group, as a market-based reference point

  Maintain stock ownership guidelines for our executives and non-employee directors that promote accumulation and retention of our stock with market leading levels of required stock ownership (e.g., 10x salary for our CEO)

  Maintain a clawback policy on incentive compensation in the event of a financial restatement resulting from misconduct by our executives*

  Starting in 2023, grant at least half of a senior executive’s annual long-term incentives in the form of performance-based awards

  Don’t provide IRC Section 280G/4999 tax gross ups to our executive officers

  Don’t provide excess perquisites and personal benefits to our executive officers

  Don’t allow for repricing of underwater stock options and stock appreciation rights without stockholder consent

  Don’t allow our executives to engage in any transactions that are designed to hedge or pledge company stock

  No acceleration of equity awards on a “single-trigger” basis on a change in control for our named executive officers for grants made on or after December 2020

  Don’t pay dividends or dividend equivalents in respect of any unvested or unearned equity awards

  Don’t maintain any defined benefit pension plans or supplemental executive retirement plans for our executives

*	The Board is evaluating its clawback policies for compliance with the soon-to-be effective rules adopted by Nasdaq as mandated by the Dodd-Frank Act.

2023 PROXY STATEMENT	39

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Stockholder Engagement on Say-on-Pay

As noted throughout this proxy statement, we were disappointed to receive low levels of support for our say-on-pay proposal at our 2022 annual meeting, where only 48% of the advisory votes cast were in support of our 2022 say-on-pay proposal. While we had previously implemented a number of specific changes to our executive compensation program that were intended to comprehensively address the feedback we discussed with our stockholders in 2020, our stockholders expressed concerns around certain features of our executive compensation program and related disclosures. In 2022, we bolstered our engagement process to develop a more comprehensive understanding of our stockholders’ perspectives and the key drivers for their voting decisions. We sought specific feedback that we could further reflect in our decision-making process going forward.

From these meetings, we learned that stockholders wanted to see substantive, fundamental changes to our cash and equity incentive programs, accompanied by clearer and more transparent disclosure that would assist stockholders in their analyses of our compensation programs. Based on stockholder feedback, and in order to directly address the concerns raised by our stockholders, the Compensation Committee made a comprehensive set of fundamental changes to our executive compensation program in 2022 as described in the table below. These changes reflect another step in a multi-year process that commenced in 2020 to align our compensation program with prevailing market practice and to more closely align our compensation program with the promotion of stockholder value creation.

WHAT WE HEARD	HOW WE RESPONDED	RATIONALE

Annual Bonuses are Discretionary, Not Based on Achievement of Established Metrics

●  Executives do not have target annual bonus opportunities set at the beginning of each year

●  Annual bonus payouts are based on the Compensation Committee’s holistic evaluation of performance

●  Bonuses are not earned based on the achievement of pre-established performance goals or a pre-defined payout calibration

●  Adopted a new formulaic annual bonus program design consistent with leading best practices

●  Each executive has a target bonus opportunity for each year, relative to which bonus payouts are determined based on the level of attainment of rigorous pre-established Company financial performance goals (with an up to 25% upward or downward strategic modifier adjustment based on attainment of pre-established strategic KPIs)

●  Total payout is capped at 250% of target

●  Earned annual bonuses are paid 100% in cash

●  New program commences with annual bonuses payable for the 2022 fiscal year, which are based on the achievement of the following equally weighted performance metrics: (i) adjusted revenue, (ii) organic revenue growth, (iii) operating cash flow and (iv) adjusted consolidated EBITDA

●  Provides a direct link between executive pay and achievement of tangible, objective financial results

●  Provides the Compensation Committee with the opportunity to make compensation adjustments when it determines that pay levels are not appropriately reflective of overall performance

●  Reflects prevailing market practice and aligns executive pay structure with that of our peers

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ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

WHAT WE HEARD	HOW WE RESPONDED	RATIONALE

Annual Long-Term Incentive Award Grant Practices Do Not Reflect Market Practice

●  Awards are granted only in the form of time-vesting and performance-vesting stock options

●  Grants are sized based on a target number of shares, as opposed to a target grant value

●  Performance-based awards use a single metric and no relative performance metrics are used

●  Adopted a significantly enhanced long-term incentive program that emphasizes pay-for-performance

●  Equity incentives are granted based on a target grant date value, which is set by the Compensation Committee after a holistic consideration of competitive data and individual specific factors

●  The annual award mix will be comprised of PSUs (50%), RSUs (25%) and time-based stock options (25%), consistent with market practice

●  PSUs vest between 0% and 200% of target based on our achievement of a three-year average EPS growth performance goal, with an up to 20% upward or downward modifier based on our achievement of a relative TSR performance goal; no upward modifier applied to PSUs if the Company’s absolute TSR over the performance period is negative and total payout cannot exceed 200% including the modifier

●  New program commences with annual equity awards made in 2023

●  Incentivizes executives to drive long-term stockholder value by tying a significant portion of compensation directly to stock price growth

●  Balance of time- and performance-based awards promotes executive retention and leadership continuity over the long term

●  EPS growth and relative TSR performance metrics complement those used in the annual bonus program to incentivize the execution of our overall strategic plan

●  Reflects prevailing market practice and aligns executive pay structure with that of our peers

Enhanced Disclosure Regarding Incentive Plans ● Disclosure of decisions made regarding our annual cash bonus and long-term equity incentive plans should be more detailed and clear	● Significantly enhanced our disclosure in the proxy statement of annual cash bonus and long-term equity incentive program decisions, including in connection with the selection of performance goals and payout determinations	● We believe that providing clearer and more transparent disclosure around executive pay decisions and program design will assist our stockholders in their evaluation of our compensation program and how we link pay with performance

In connection with the Compensation Committee’s redesign of our executive compensation program, in the Fall of 2022, we again reached out to stockholders to inform and explain to them the changes made and how we believe these changes will strengthen our pay for performance philosophy and enhance stockholder value over the long term. We reached out to unaffiliated stockholders representing approximately 63% of our voting shares outstanding as of November 2022 (excluding shares held by our CEO). Of the stockholders to whom we reached out, 25% of either indicated their directional support without the need for a further meeting or otherwise declined a further meeting (generally due to not having any additional comments or questions), and 11% requested a subsequent conversation to discuss the new program in more detail (in each case, excluding our CEO). The stockholders we spoke with were pleased with the changes to the compensation program.

The Compensation Committee and management team are committed to continued engagement with stockholders to understand their viewpoints and to discuss and demonstrate the important connection between our compensation program and stockholder interests. The Compensation Committee, with the assistance of FW Cook, continues to evaluate our compensation program design. The Compensation Committee believes that the redesigned compensation program is consistent with our compensation philosophy and objectives and aligns the interests of our NEOs with our long-term goals and the interests of our stockholders without incentivizing inappropriate risk taking.

Going forward, we will continue to maintain an active dialogue with our stockholders and evaluate feedback on issues of importance to them. Additionally, the Board has recommended that we continue to hold an annual advisory say-on-pay vote for our stockholders to approve our executive compensation program. See Proposal No. 3 of this proxy statement for additional information regarding the advisory frequency of say-on-pay vote that our stockholders are being asked to vote on at this year’s annual meeting.

2023 PROXY STATEMENT	41

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Process for Administering Our Executive Compensation Practices

The Compensation Committee has overall responsibility for administering our executive officer compensation program. As the structure and key features of our executive compensation have evolved in response to stockholder feedback, so too has the Compensation Committee’s approach to its decision-making process around executive pay and goal setting. The Compensation Committee, with the assistance of its independent compensation consultant, and based on the input and recommendations its receives from the Chief Executive Officer (other than with respect to his own compensation) and comparative peer group market data, makes decisions regarding the annual total direct compensation levels of our executive officers, including the establishment of the financial and operational performance metrics that apply to our annual bonus and long-term incentive compensation programs.

In connection with its redesign of our executive compensation program, the Compensation Committee has also updated its annual compensation review process starting with 2023. Under this revised review timeline, in December of each year, the Compensation Committee will establish its proposed business plan for the upcoming year, taking into account Company performance over the prior year and macro-economic conditions, and, based on that initial business plan, takes the following actions during the following year at such times noted below (in addition to any other business that may arise during the year):

January/February
●	Review and assess business and individual performance against prior year metrics
●	Certify performance results and determine compensation payout levels
●	Review compensation policies and evaluate risk-taking
March
●	Review corporate goals and objectives for current year
●	Establish target pay levels, including approval of performance metrics and goal calibration for the annual bonus programs and PSUs
●	Approve annual equity incentive grants
April-December
●	Review say-on-pay results and engage with stockholders
●	Consider and review adjustments to compensation programs based on feedback received
●	Review compensation peer group, peer group pay levels for executives and non-employee directors, and market trends
●	Review compensation policies, including any required modifications based on regulatory developments
●	Develop business plan for following compensation year

Guidance from Independent Compensation Consultant

Since 2020, the Compensation Committee has engaged FW Cook as its independent compensation consultant to provide advice and analysis to the Compensation Committee as part of its comprehensive review of our executive compensation programs. FW Cook’s assistance includes competitive market analysis of our pay for performance alignment, incentive program design, and market positioning among our peer group, which informs the Compensation Committee’s decision-making. FW Cook was significantly involved in the redesign of our executive compensation program in 2022, providing continuous, ongoing advice as the Compensation Committee considered and evaluated our new program design in light of market practice and stockholder feedback.

FW Cook is retained by and reports to the Compensation Committee and, upon the request of the Compensation Committee, participates in committee meetings. Other than services provided to the Compensation Committee, FW Cook did not provide any services to the Company in 2022.

Each year, the Compensation Committee evaluates the independence of its compensation consultant to determine whether the services provided by the consultant raise any conflicts of interest. In 2022, the Compensation Committee determined that its engagement of FW Cook did not present any conflicts of interest.

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ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Input from Management

The Compensation Committee also solicits input from our Chief Executive Officer, who typically presents salary, bonus and equity compensation recommendations for our executive officers (other than himself ) to the Compensation Committee based on his years of experience in the financial services and software industries, his day-to-day engagement with the management team, and his desire to motivate the executive officers and ensure their commitment to the Company. Specifically, for each executive officer, our Chief Executive Officer will typically prepare a description for the Compensation Committee of the officer’s performance during the prior year, and will make a recommendation as to salary, bonus and equity awards based upon the officer’s responsibilities and contributions to the Company’s performance. The Compensation Committee considers these recommendations and discusses his reviews and recommendations with him as part of its deliberations. For our Chief Executive Officer’s compensation, the Compensation Committee conducts its deliberations without him present. In this determination, as in other compensation matters, the Compensation Committee exercises its independent judgment.

Competitive Landscape

Working with FW Cook, the Compensation Committee establishes a peer group from which it reviews relevant competitive compensation data to help inform its decisions regarding executive pay levels and program design. In 2022, the peer group was selected considering company size, industry relevance, and shared client base. The group was constructed such that, in totality, it would represent a reasonable market reference point, placing us near the median of the group in terms of revenue. This group is reviewed annually for continued suitability. The 17 companies comprising the 2022 peer group are:

Autodesk (Nasdaq: ADSK)

Block (f.k.a Square) (NYSE: SQ)

Bread Financial Holdings (f.k.a. Alliance Data Systems) (NYSE: BFH)

Broadridge Financial Solutions (NYSE: BR)

Cerner (Nasdaq: CERN)

Citrix (Nasdaq: CTXS)

FactSet Research Systems (NYSE: FDS)

Global Payments (NYSE: GPN)

Intuit (Nasdaq: INTU)

Jack Henry & Associates (Nasdaq: JKHY)

Paychex (Nasdaq: PAYX)

SEI Investments (Nasdaq: SEIC)

Synopsys (Nasdaq: SNPS)

Temenos (OTCMKTS: TMSNY) VMware (NYSE: VMW) The Western Union Company (NYSE: WU) Workday (Nasdaq: WDAY)

Design and Structure of Executive Compensation

Executive Compensation Objectives

Our executive compensation program is designed to foster a performance-based culture among our employees that aligns their interests with those of our stockholders. The primary objectives of the Compensation Committee with respect to executive compensation are to:

●	attract, retain and motivate the best possible executive talent;

●	reward achievement our strategic objectives by the NEOs and the Company; and

●	align the interests of the NEOs with those of our stockholders by emphasizing performance-based compensation.

To achieve these objectives, our executive compensation program employs a variety of elements, the interplay of which results in a compensation program that is strongly aligned with stockholder interests, retains a talented executive team that is critical to executing on our business plan and rewards them for creating value for our stockholders over the short- and long-term.

2023 PROXY STATEMENT	43

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Elements of Our Redesigned Compensation Program

Our compensation program is comprised of three key components, each designed to be market-competitive and to help attract, motivate, retain and reward our NEOs.

Purpose	Performance Goals/Vesting	Key Features
Provides certainty and predictability to meet ongoing living and other financial commitments Fixed compensation in exchange for investing in a career with SS&C	N/A	The only fixed component of our executive compensation program
Focus executive officers on achievement of annual growth, profitability and cash flow goals that drive sustainable stockholder value creation over the longer-term

Corporate Performance:

●  Adjusted revenue (25%)

●  Organic revenue growth (25%)

●  Operating cash flow (25%)

●  Adjusted consolidated EBITDA (25%)

Individual Performance:

+/-25% strategic modifier adjustment based on a holistic review of overall business and individual performance against strategic KPIs including for 2022:

●  Strategic initiatives

●  Human capital management

●  Individual leadership goals

Annual target bonuses established by the Compensation Committee Paid 100% in cash Maximum payout capped at 250% of target No payout if performance falls below threshold levels
Closely aligns our NEOs’ interests with the long-term interests of our stockholders and promotes the retention of our executive team

PSUs are earned and vest between 0% and 200% based on achievement of a three-year average EPS performance goal and are subject to a 20% modifier adjustment based on achievement of relative TSR performance metric during the three-year performance period.

No upward modifier applied to PSUs if the Company’s absolute TSR over the performance period is negative and total payout cannot exceed 200% including the modifier

Time-based RSUs vest in equal annual installments over three years

Time-based stock options vest 25% on the first anniversary of the grant date, and 1/36 of the remaining number monthly until the fourth anniversary of the grant date

Number of shares underlying each award is based on the executive’s aggregate target grant date value Replaces historical PSOs with PSUs and adds RSU component to align with market practice

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ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Target Compensation Mix Under our Redesigned Compensation Program

Our executive compensation program consists primarily of three elements – base salary, annual cash bonus and long-term equity incentives – that are designed to more closely link compensation delivered to our executive officers with objective financial criteria and performance and the interests of our stockholders. The below graphs reflect the relative mix of the key components of our redesigned executive compensation program for 2023 (reflected at target) which demonstrate our commitment to our pay for performance philosophy by tying a significant portion of executive pay to at-risk, variable compensation elements.

Due to the redesign of our executive compensation program during 2022, the compensation mix for our NEOs in 2022 did not reflect a normalized allocation of compensation elements, due in large part to the fact that the only equity incentives granted to our NEOs in 2022 were PSUs granted early in the year in respect of bonuses earned for the 2021 fiscal year, as described under “—Long Term Incentive Equity Awards—2022 PSUs” below, and we did not otherwise grant annual equity incentives for 2022 at the end of the year as we have historically done. Accordingly, the amounts reported in the Summary Compensation Table for 2022 do not reflect our normalized annual compensation mix for our NEOs. Commencing in 2023, our NEO compensation will reflect our go-forward pay mix under our redesigned compensation program (which consists of base salary annual cash bonus and long-term equity incentives).

2023 PROXY STATEMENT	45

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Base Salary

Base salary is used to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our named executive officers, and is the only fixed component of our executive compensation program. Base salaries are reviewed at least annually by the Compensation Committee and are adjusted from time to time to realign salaries with market levels after taking into account the performance of the Company and each executive officer’s responsibilities, performance and experience. In establishing base salaries for 2022, the Compensation Committee considered a variety of factors, including competitive market data, the seniority of the individual, the level of the individual’s responsibility, the Company’s ability to replace the individual, the individual’s tenure at the Company, relative pay among the executive officers, and our Chief Executive Officer’s input. The Compensation Committee deliberates and approves the base salary of our Chief Executive Officer without his presence.

In connection with its redesign of our executive compensation program, the Compensation Committee approved an annual target total cash compensation structure for each of our NEOs, including the base salaries set forth in the table below and the annual target bonus opportunities set forth under “Annual Bonus” below. 2023 base salaries were set considering peer group data, against which we have historically compared below median, and the overall remixing of our compensation program, which resulted in more competitive base salaries but considerably lower emphasis on the cash bonus program relative to our historical practice. The following table shows the annual base salaries of our NEOs during 2022 and 2023.

Name	2022 Base Salary(1)	2023 Base Salary(2)
William C. Stone	$875,000	$1,000,000
Rahul Kanwar	$700,000	$800,000
Patrick Pedonti	$500,000	$500,000
Jason White	$500,000	$500,000

(1)	Base salary rate effective March 16, 2022.

(2)	Base salary rate effective January 1, 2023.

Annual Bonus

Evolution of our Annual Bonus Program

Historically, annual bonuses paid to our executive officers were determined by the Compensation Committee based on its holistic assessment of a broad range of financial and non-financial performance factors, including Company performance as a whole, performance against specific metrics determined by the Compensation Committee (for example, adjusted revenue growth, revenue retention and adjusted consolidated EBITDA attributable to our Company) and other factors, including the individual performance of each of our executive officers. Bonuses were not based on predetermined weighting of metrics and our NEOs did not have formal bonus targets established by the Compensation Committee. Rather, when assessing results, the Compensation Committee would review the financial and operational performance of the Company as a whole, relative to the prior year’s performance, results versus the annual budget determined by the Board of Directors at the beginning of the year, and versus our competitors. The Compensation Committee believed that this holistic approach to measuring performance would ensure that our executives were not over or undercompensated, particularly when performance against specific financial metrics does not provide a complete picture of the Company’s overall performance or our executive officer’s contributions throughout the year.

In addition, for 2021 annual bonuses, approximately half of our executives’ annual bonuses were delivered in cash and the remaining portion in PSUs that were granted on March 7, 2022, which vest at the end of a two-year performance period based on year-over-year achievement of EPS growth. The Compensation Committee believed that delivering a portion of the 2021 annual bonus in the form of PSUs subject to additional performance conditions would promote the long-term performance of our company and alignment with stockholder interests by providing value based on certain financial and operational achievements. The terms of these PSUs granted in respect of 2021 annual bonuses are described under “—Long Term Incentive Equity Awards—2022 PSUs” below and in the Summary Compensation Table for 2022.

In 2022, in response to feedback received from stockholders, the Compensation Committee adopted a new formulaic, target-based approach to annual bonuses payable to our executive officers, which commenced with the annual bonuses payable for 2022 and are payable 100% in cash. Our newly redesigned annual bonus program aims to provide incentives to our executive officers that drive annual performance based on our operating plan and individual performance goals, while retaining the ability to adjust payouts based on the Compensation Committee’s holistic assessment of overall Company performance in the business environment and each NEO’s individual performance during the year (which we refer to as the “strategic modifier”). At the beginning of each year, the Compensation Committee, with input from our management team, will establish target bonus opportunities as well as corporate performance factors and payout formulas. The performance goals are intended to be rigorous and promote our business plan to create stockholder value.

Components of 2022 Annual Bonus Program

The components of our 2022 annual bonus program included a company performance factor consisting of four equally-weighted performance metrics and an individual strategic modifier. Achievement of the company performance factor is based on the level of attainment of the rigorous pre-established financial performance goals set forth below, while the strategic modifier is intended to provide the Compensation Committee with

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ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

an opportunity to make an upwards or downwards 25% adjustment to the annual bonus payout based on its holistic assessment of overall Company performance in the business environment and each executive’s performance against pre-established strategic KPIs. This strategic modifier provides the Compensation Committee with the ability to more closely tailor annual bonus payouts based on its evaluation of strategic goal attainment and an assessment of individual performance over the year, thereby further reinforcing the Company’s culture of performance and accountability. Actual bonus payouts for each NEO ranges between 50% and 250% of his or her target annual bonus opportunity, provided that no payout is provided for any metric that does not achieve threshold performance and if achievement of all company performance factors is less than threshold performance, then there is no payout of annual bonuses. Payouts are linearly interpolated for achievement between stated performance levels.

TARGET BONUS	X	COMPANY PERFORMANCE FACTOR	X	STRATEGIC MODIFIER (+/-25%)	=	ACTUAL BONUS

		2022 Goal Calibration*			Payout Calibration
CPF Metrics	Wgt.	Thresh.	Goal	Max.	Thresh.	Target	Max.
Adjusted Revenue(1)	25%	$5,099.25	$5,230.0	$5,360.75	50%	100%	250%
Organic Revenue Growth(1)	25%	1.5%	4.0%	6.5%	50%	100%	250%
Operating Cash Flow(1)	25%	$1,401.25	$1,475.0	$1,548.75	50%	100%	250%
Adjusted Consolidated EBITDA(1)	25%	$2,055.8	$2,164.0	$2,272.2	50%	100%	250%
* Dollar amounts in the table reflected in millions.
					Strategic Modifier
(1) Adjusted Revenue, Organic Revenue Growth, Operating Cash Flow and Adjusted Consolidated EBITDA are non-GAAP financial measures. See Appendix A for definitions and reconciliations of all non-GAAP financial measures referenced herein.					Modifies payouts determined through the Company Performance Factor Metrics by +/-25% using the Compensation Committee’s informed discretion based on achievements in the modified categories

2022 Target Bonus Opportunity

The Compensation Committee established the following target bonus opportunities for each of our NEOs in 2022 under the redesigned annual incentive program. The target bonus opportunities were set considering competitive data from our peer group and represent significant reductions from actual bonus levels in prior years, which is aligned with the philosophy of our redesigned compensation program.

Named Executive Officer	2022 Target Bonus Opportunity ($)
William C. Stone	$ 5,000,000
Rahul Kanwar	$ 4,000,000
Patrick Pedonti	$ 1,500,000
Jason White	$ 1,000,000

2022 Company Performance Factor Metrics

For the 2022 performance year, the Compensation Committee selected adjusted total revenue, organic revenue growth, operating cash flow and adjusted consolidated EBITDA as the financial measures comprising the company performance factor component of the bonus program. The Compensation Committee selected these measures because they represent key drivers of sustainable stockholder value creation for our Company. The threshold, target and maximum performance levels for each metric under the corporate performance factor are as follows (with dollar amounts in the table reflected in millions):

Selected Financial Metrics	Threshold (50%)	Target (100%)	Maximum (250%)
Adjusted Revenue (25%)(1)	$5,099.25	$5,230.0	$5,360.75
Organic Revenue Growth (25%)(1)	1.5%	4.0%	6.5
Operating Cash Flow (25%)(1)	$1,401.25	$1,475.0	$1,548.75
Adjusted Consolidated EBITDA (25%)(1)	$2055.8	$2,164.0	$2,272.2

(1)	Adjusted Revenue, Organic Revenue Growth, Operating Cash Flow and Adjusted Consolidated EBITDA are non-GAAP financial measures. See Appendix A for definitions and reconciliations of all non-GAAP financial measures referenced herein.

2022 Strategic Modifier KPIs

The strategic modifier provides the Compensation Committee the opportunity to assess overall business and individual performance during the year against the achievement of pre-established strategic KPIs and apply an upward or downward 25% adjustment to the annual bonus payout based on its evaluation through this framework.

2023 PROXY STATEMENT	47

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

For the 2022 performance year, the Compensation Committee selected the following strategic modifier KPI categories under the annual bonus program: (i) strategic initiatives (e.g., product launches, acquisitions and divestitures), (ii) human capital management (e.g., employee engagement, leadership and exemplification of culture and values and succession/leadership development); and (iii) individual leadership goals and objectives. The Compensation Committee, with input from our CEO, takes a measured approach on this performance review to ensure that our executives are appropriately motivated and incentivized to continue to perform at high levels and to avoid any incentives for excessive risk-taking.

2022 Annual Bonus Program Results

In early 2023, the Compensation Committee assessed the Company’s achievement of the company performance factor and made final decisions with respect to application of the strategic modifier and payout of 2022 annual bonuses. The table below sets forth the achievement of each financial metric under the company performance factor of the 2022 bonus program. Based on this achievement, the aggregate achievement of the company performance factor was determined to be 76.5% of target levels (with dollar amounts in the table reflected in millions).

Company Performance Factor Metric	2022 Target	2022 Actual Performance	2022 Bonus Payout Level (as a % of target)
Adjusted Revenue(1) (2)	$5,230.0	$5,357.2	61.5%
Organic Revenue Growth(1)	4.0%	2.0%	15.0%
Operating Cash Flow(1)	$1,475.0	$1,269.5	0%
Adjusted Consolidated EBITDA(1)	$2,164.0	$2,016.3	0%

(1)	Adjusted Revenue, Organic Revenue Growth, Operating Cash Flow and Adjusted Consolidated EBITDA are non-GAAP financial measures. See Appendix A for definitions and reconciliations of all non-GAAP financial measures referenced herein.
(2)	In determining the achievement of the Company Performance Factor metrics under our Annual Bonus Program for 2022, the Compensation Committee reviewed and approved an adjustment to the Adjusted Revenue metric to account for the impact of foreign currency exchange rate fluctuations, which resulted in an upward adjustment of $69.9 million to the Adjusted Revenue metric under the 2022 bonus program. Accordingly, the above stated actual results for the Adjusted Revenue metric utilized under our 2022 Annual Bonus Program is different from the Adjusted Revenue measure used by us for other purposes, including as described on page 38 of this Proxy Statement.

The Compensation Committee also considered the achievement against the strategic KPI categories described above as well as relative Company performance in the macro business environment. Following robust discussions, the Compensation Committee determined that no upward or downward modifier would be applied to the NEOs’ annual bonus payouts for 2022 under the strategic modifier component of our annual bonus program for 2022.

The table below reflects the actual annual bonuses awarded to our named executive officers for 2022 performance.

Named Executive Officer	2022 Target Bonus Opportunity ($)	Company Performance Factor (%)	Strategic Modifier Adjustment (%)	2022 Bonus Payouts
William C. Stone	$5,000,000	76.5%	N/A	$3,825,000
Rahul Kanwar	$4,000,000	76.5%	N/A	$3,060,000
Patrick Pedonti	$1,500,000	76.5%	N/A	$1,147,500
Jason White	$1,000,000	76.5%	N/A	$765,000

Long-Term Incentive Equity Awards

The Compensation Committee believes that equity-based long-term incentive compensation is a critical component of our executive compensation program and is committed to the use of a program that appropriately motivates and incentivizes our NEOs and aligns their interests with those of our stockholders. Our long-term incentive compensation program has evolved over recent years to incorporate and emphasize performance-based equity awards that are intended to promote alignment of our executive interests with those of our stockholders and to promote long-term stockholder value creation.

Prior to 2021, our long-term incentive compensation program consisted of solely time-based stock options. Beginning in 2021, in response to stockholder feedback, we introduced PSOs that comprised 50% of the overall equity award mix, in order to tie a meaningful portion of our NEOs’ target annual compensation to the achievement of important Company financial and operational metrics.

In 2022, the Compensation Committee approved our redesigned long-term incentive program (effective for grants made starting in 2023) – comprised 50% of PSUs, 25% of RSUs and 25% of time-based stock options – to more closely align with market practice, while continuing to emphasize performance-based awards that pay out based on achievement of important financial and operational goals.

In light of the ongoing discussions and evaluation of our long-term incentive program that occurred over the course of 2022, the Compensation Committee did not approve any grants of equity-based awards to our NEOs in 2022 under our long-term incentive compensation program. Accordingly, the amounts reflected in the Summary Compensation Table under the “Stock Awards” and “Option Awards” columns for 2022 do not

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reflect our normalized approach to long-term equity incentives for our NEOs. Instead, these amounts for 2022 only include the two-year PSUs granted to our NEOs in early 2022 under our annual bonus program in respect of a portion of our NEOs’ annual cash bonus for 2021. See page 50 for additional information on these PSUs.

Our normalized, go-forward approach to long-term equity incentives will be reflected in our 2023 Summary Compensation Table included with our proxy statement filed next year.

2023 Equity Awards and Mix

Historically, our NEOs were granted annual equity awards by reference to a targeted number of shares. Under our new executive compensation program, and in direct response to stockholder feedback, each NEO will be granted equity incentive awards based on an aggregate target grant date value (as opposed to a target share number). The targeted grant date fair value will be determined by the Compensation Committee each year after a holistic consideration of competitive data and individual-specific factors our named executive officers.

Under the revised executive compensation program, starting with annual grants made in 2023, our NEOs will receive an annual award mix comprised of PSUs (50%), RSUs (25%) and time-based stock options (25%), each of which is described in further detail below.

The table below sets forth the approved target value for each of the equity awards granted to our NEOs under our new compensation program in 2023.

Name	PSUs ($)	RSUs ($)	Stock Options ($)	Aggregate Target Value ($)
William C. Stone	$7,500,000	$3,750,000	$3,750,000	$15,000,000
Rahul Kanwar	$6,000,000	$3,000,000	$3,000,000	$12,000,000
Patrick Pedonti	$2,500,000	$1,250,000	$1,250,000	$5,000,000
Jason White	$2,250,000	$1,125,000	$1,125,000	$4,500,000

PSUs

The Compensation Committee introduced PSUs as the most significant single component of the annual award mix under our long-term incentive program in 2022, replacing the PSOs that were previously granted under our prior program. The Compensation Committee believes that introducing the PSU component in place of PSOs and emphasizing performance-based awards in the form of PSUs in the overall equity award mix is more closely aligned with market practice and continues to place a strong emphasis on pay-for-performance and aligning the NEOs’ compensation with long-term stockholder value creation.

For PSUs granted in 2023 (“2023 PSUs”), the Compensation Committee selected a performance goal comprised of a three-year average annual EPS growth rate, which is measured based on our Adjusted Diluted EPS (“3-Year EPS Growth”). The Compensation Committee believes that the 3-Year EPS Growth metric will closely align the potential payout of the 2023 PSUs to the value ultimately realized by our stockholders over a similar time horizon, and complements the financial performance measures used in the new annual cash bonus program described under “Annual Bonus” above. The 2023 PSUs will be eligible to become earned and vest between 0% and 200% of target levels based on the achievement of the three-year EPS Growth metric over a three-year performance period from January 1, 2023 through December 31, 2025, as set forth in the table below (with linear interpolation applied between performance levels), subject generally to the NEO’s continued employment with us through the final determination of the satisfaction of the performance goals by the Compensation Committee, expected to occur in early 2026. The Committee believes that these performance targets represent rigorous performance goals, and that if the PSUs are earned at or above target levels, it will result in significant value creation for our stockholders.

Adjusted Diluted EPS Growth Rate	Payout Percentage
10% (maximum)	200%
7.5% (target)	100%
5% (threshold)	50%
<5%) (below threshold)	0%

In addition, the ultimate payout of the 2023 PSUs is also subject to a relative TSR performance modifier based on the percentile ranking of our TSR over the three-year performance period relative to that of the companies comprising our compensation benchmarking peer group described under “Competitive Landscape”, as set forth in the table below. Once the achievement of 3-Year EPS Growth is calculated, the relative TSR modifier will then be applied to the 2023 PSU payout level, with the ultimate payout level adjusted upwards or downwards by up to 20% (subject to the maximum 200% payout). No upward modifier will be applied if our absolute TSR is negative for the three-year performance period. The Compensation Committee has incorporated the relative TSR metric as a performance modifier to the PSUs to more directly link the long-term incentive compensation program to our stockholders’ returns. As a result, the use of this relative TSR modifier will reward the NEOs for sustained market outperformance, as well as regulate payouts for market underperformance, even if the 3-Year EPS Growth metric is achieved at or above-target.

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Relative TSR Modifier	Modifier %
≥ 80th percentile	+20%
55th percentile	0%
≤ 30th percentile	-20%

RSUs

The Compensation Committee also introduced RSUs as a new component of the NEOs’ annual equity award mix under our new long-term incentive program in 2023, which the Compensation Committee believes will promote executive retention by linking vesting to continuous employment requirements. While there are no express performance conditions applicable to the RSUs, the RSU awards are inherently performance-based and aligned with stockholder value creation, as the value of the shares ultimately realized by the NEOs on vesting will be directly impacted by our stock price.

The RSUs granted in 2023 (“2023 RSUs”) will vest in equal annual installments on each of the first three anniversaries of the grant date, subject generally to the NEO’s continued employment with us through each vesting date.

Stock Options

Stock options will remain a key component of the annual equity award mix, but will comprise a smaller proportion of the overall award value as they had in prior years. The Compensation Committee continues to believe that stock options play an effective role in linking pay with performance in that our stock price must appreciate following the grant date in order for the options to deliver any value to the NEOs.

The stock options granted in 2023 (“2023 Options”) will vest over a four-year period from the grant date, with 25% vesting on the first anniversary of the grant date and the remaining 75% vesting in equal monthly installments for three years thereafter, subject generally to the NEO’s continued employment with us through each vesting date.

2022 PSUs

As noted above, under our prior annual bonus program effective for bonuses earned in respect of 2021 performance, approximately half (ranging from 46% to 55%) of the value of the bonus earned was delivered to our NEOs in the form of two-year PSUs granted in March 2022 that vest between 0% and 200% of target levels based on a year-over-year achievement of growth in EPS performance metrics over a two-year performance period from January 1, 2022 through December 31, 2023.

In connection with the redesign of our executive compensation program in 2022, we have eliminated the practice of granting PSUs in respect of a portion of annual bonus payouts, and as a result, annual bonuses will instead be paid entirely in cash. However, as noted above, we have incorporated PSUs into our annual long-term incentive equity program to ensure our NEOs’ are committed to long-term stockholder value creation.

As a result of SEC rules, we are required to disclose the 2022 PSUs in the CD&A this year and, the grant date fair value of these 2022 PSUs is required to be disclosed in the “Stock Awards” column of the 2022 Summary Compensation Table below, despite that the awards were granted in respect of 2021 performance.

The table below reflects the 2022 PSUs granted to our NEOs for 2021 performance:

Name	Target Grant Date Value ($)	Target PSUs (#)
William C. Stone	$8,102,003	112,700
Rahul Kanwar	$6,074,705	84,500
Patrick Pedonti	$2,027,298	28,200
Jason White	$1,516,879	21,100

These 2022 PSUs include annual performance growth targets and measure performance against each annual goal throughout the two-year performance period. Our executive officers will only be entitled to receive any portion of the PSUs that are earned if they remain employed through the final determination of the satisfaction of these performance goals after the conclusion of our 2023 fiscal year.

The following table sets forth the threshold, target and maximum performance metrics applicable to the 2022 PSUs.

EPS Growth	Payout Percentage
10.5% (maximum)	200%
4.5% (target)	100%
2,5% (threshold)	75%
<2.5% (below threshold)	0%

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Benefits and Limited Perquisites

We offer a variety of benefit programs to all eligible employees, including our executive officers. Our executive officers generally are eligible for the same benefits on the same basis as other employees, including medical, dental and vision benefits, life insurance coverage and short-and long-term disability coverage. All eligible employees are also able to contribute to our 401(k) plan and receive matching Company contributions under the plan. In addition, our executive officers are entitled to reimbursement for reasonable business travel and other expenses incurred during the performance of their duties in accordance with our expense reimbursement policy.

We limit the use of perquisites as a method of compensation and provide our executive officers with only those perquisites that we believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain talented employees for key positions.

Employment Agreements and Severance and Change of Control Benefits

Mr. Stone is currently our only NEO with an employment agreement or any contractual severance entitlements upon a termination of employment (other than with respect to any “double-trigger” equity acceleration, as described below). Mr. Stone’s agreement provides for certain payments and benefits in the event of specified termination of employment scenarios, as described in detail under “Chief Executive Officer Employment Agreement” and “Potential Payments Upon Termination or Change of Control” below.

Under the terms of our equity award arrangements with our NEOs, time-based stock options granted to our NEOs prior to December 2020 will vest in full immediately prior to the effectiveness of a change of control. The Compensation Committee determined, however, that for grants made in December 2020 or later to our executive officers, equity incentive awards will only provide for “double-trigger” acceleration in connection with a change in control – i.e., if an executive officer experiences a qualifying termination of employment without cause or for good reason within twenty-four (24) months of a change in control.

Stock Ownership Guidelines, Anti-Hedging and Pledging Policy and Clawback Policy

In 2021, we adopted executive stock ownership guidelines under which our directors and executive officers are expected to accumulate and retain a meaningful level of ownership in our stock. Under the stock ownership guidelines, executive officers have the following ownership requirements:

●	Chief Executive Officer – 10x base annual salary

●	Other Executive Officers – 2x base annual salary

Our Compensation Committee will review the stock ownership guidelines in 2023 for continued alignment with leading governance practices as part of its ongoing review of our executive compensation program. See “Non-Employee Director Compensation” on page 30 for additional information regarding our stock ownership guidelines.

We also have adopted an anti-hedging/anti-pledging policy that prohibits our employees and directors from engaging in any transactions that are designed to hedge or speculate on any change in the market value of our common stock.

The Board also adopted a policy that requires the reimbursement or clawback of all or a portion of any incentive-based compensation awards to executive officers when the Committee determines such executive officer’s fraud or intentional misconduct was a significant contributing factor to the need for a restatement. The Board is evaluating its clawback policies for compliance with the soon-to-be effective rules adopted by the Nasdaq as mandated by the Dodd-Frank Act.

Risk Assessment and Compensation Practices

The Compensation Committee, with the help of its outside advisors, oversees the review and assessment of any risks arising from our compensation policies and practices and whether any such risks are reasonably likely to have a material adverse effect on our Company. Based on its review of our executive compensation program and pay for performance philosophy, the Compensation Committee has determined that our compensation policies and practices are not reasonably likely to create risks that would have a material adverse effect on our Company.

Accounting and Tax Implications

The accounting and tax treatment of particular forms of compensation do not materially affect our compensation decisions. However, we evaluate the effect of such accounting and tax treatment on an ongoing basis and will make modifications to compensation policies where we deem it appropriate.

For instance, Section 162(m) of the Internal Revenue Code generally disallows a tax deduction for compensation in excess of $1.0 million paid by a public company to its chief executive officer and to certain requirements were met.

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In the exercise of its business judgment, and in accordance with its compensation philosophy, the Compensation Committee continues to have the flexibility to award compensation that is not tax deductible if it determines that such award is in our stockholders’ best interests.

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with our management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

By the Compensation Committee of the Board of SS&C Technologies Holdings, Inc.

Michael E. Daniels

Michael J. Zamkow

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Executive Compensation Tables

Summary Compensation Table

The following table contains information with respect to the compensation earned by our named executive officers for the fiscal years ended December 31, 2022, 2021 and 2020.

Name and Principal Position	Year	Salary ($)	Stock awards ($)(1)		Option awards ($)(1)	Non-equity incentive plan compensation ($)(2)	All other compensation ($)(3)	Total ($)
William C. Stone	2022	875,000	8,102,003	(4)	—	3,825,000	8,389	12,810,392
Chief Executive Officer	2021	875,000	—		14,098,500	8,000,000	8,389	22,981,889
	2020	875,000	—		4,130,754	9,500,000	8,388	14,514,142
Rahul Kanwar	2022	673,958	6,074,705	(4)	—	3,060,000	8,334	9,816,997
Chief Operating Officer	2021	575,000	—		10,339,000	7,500,000	8,255	18,422,255
	2020	575,000	—		2,570,247	6,500,000	8,255	9,653,502
Patrick J. Pedonti	2022	479,167	2,027,298	(4)	—	1,147,500	8,144	3,662,109
Chief Financial Officer	2021	400,000	—		6,087,000	2,200,000	8,115	8,695,115
	2020	400,000	—		1,652,301	2,500,000	8,178	4,560,479
Jason White	2022	494,792	1,516,879	(4)	—	765,000	8,220	2,784,891
Chief Legal Officer(6)	2021	424,750	420,168	(5)	4,028,400	1,300,000	10,229	6,183,547
	2020	—	—		—	—	—	—

(1)	The amounts in these columns reflect the aggregate accounting grant date fair value of stock and option awards granted to our named executive officers during the applicable year, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, excluding the effect of estimated forfeitures and, for performance-based awards, based on the probable outcome of the performance conditions as of the grant date. The assumptions used by us in the valuation of the equity awards are set forth in Note 14 of the notes to our audited consolidated financial statements for the year ended December 31, 2022 included in our Annual Report on Form 10-K filed with the SEC on February 28, 2023.
(2)	Amounts reflected for the applicable year reflect annual cash bonuses earned in respect of performance for such year and paid early in the following year. Bonuses earned in respect of 2022 performance are described in “Compensation Discussion and Analysis – Annual Bonus” above.
(3)	All other compensation for 2022 consists of the following:

Name	401(k) Match	Life Insurance Premiums	Total Other Compensation
William C. Stone	$8,000	$389	$8,389
Rahul Kanwar	8,000	334	8,334
Patrick J. Pedonti	8,000	144	8,144
Jason White	8,000	220	8,220

(4)	Amounts represent the accounting grant date fair value of 2022 PSUs granted in respect of bonuses earned for the 2021 fiscal year, as further described under “Compensation Discussion and Analysis – Long-Term Incentive Equity Awards – 2022 PSUs” above. Assuming the maximum level of the performance conditions will be achieved related to the 2022 PSUs, the value of these awards would be the following as of the grant date:

Name	Maximum Value
William C. Stone	$16,204,006
Rahul Kanwar	12,149,410
Patrick J. Pedonti	4,054,596
Jason White	3,033,758

(5)	This amount represents the accounting grant date fair value of PSUs at their target number (5,600) granted to Mr. White in July of 2021 prior to his appointment as an executive officer. Assuming the maximum level of the performance conditions will be achieved, the value of these units would be $840,336.
(6)	Mr. White first became a named executive officer in 2021. Pursuant to SEC rules, compensation information for 2020 is not required to be reported.

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2022 Grants of Plan-Based Awards

The following table sets forth information regarding grants of compensation in the form of plan-based awards made during 2022 to our named executive officers.

		Estimated future payouts under non-equity incentive plan awards(1)			Estimated future payouts under equity incentive plan awards(2)				Grant date fair value of
Name	Grant date	Threshold ($)	Target ($)	Maximum ($)	Threshold	Target	Maximum		stock and option awards ($)
William C. Stone	3/7/2022	—	—	—	84,525	112,700	225,400	(3)	8,102,003	(4)
		625,000	5,000,000	12,500,000	—	—	—		—
Rahul Kanwar	3/7/2022	—	—	—	63,375	84,500	169,000	(3)	6,074,705	(4)
		500,000	4,000,000	10,000,000	—	—	—		—
Patrick J. Pedonti	3/7/2022	—	—	—	21,150	28,200	56,400	(3)	2,027,298	(4)
		187,500	1,500,000	3,750,000	—	—	—		—
Jason White	3/7/2022	—	—	—	15,825	21,100	42,200	(3)	1,516,879	(4)
		125,000	1,000,000	2,500,000	—	—	—		—

(1)	Reflects the range of payout opportunities under the 2022 annual cash bonus program based on the achievement of established financial performance metrics as described further under “Compensation Discussions and Analysis – Annual Bonus.”
(2)	Reflects the grant of 2022 PSUs under our Second Amended and Restated 2014 Stock Incentive Plan in respect of bonuses earned under the 2021 annual cash bonus program as described further under “Compensation Discussion and Analysis – Long-Term Incentive Equity Awards – 2022 PSUs.”
(3)	2022 PSUs vest following the conclusion of the two-year (January 1, 2022 – December 31, 2023) performance period, subject to the satisfaction of performance criteria and subject to “double-trigger” acceleration of vesting in connection with a qualifying termination of employment within 24 months following a change in control. The 2022 PSUs also receive dividend equivalents in the amount of any dividends or distributions declared on shares while the award is outstanding, which dividend equivalents vest and pay out at the same time and in the same form as the underlying 2022 PSUs.
(4)	Amount reflects the aggregate accounting grant date fair value of stock awards to our named executive officers, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. The assumptions used by us in the valuation of the equity awards are set forth in Note 14 of the notes to our audited consolidated financial statements for the year ended December 31, 2022 included in our Annual Report on Form 10-K filed with the SEC on February 28, 2023.

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Outstanding Equity Awards at 2022 Fiscal Year-End

The following table sets forth information concerning option awards and stock awards that were outstanding as of December 31, 2022.

	Option Awards								Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
William C. Stone	340,000		—		—		21.10	12/20/2023	—		—
	380,000		—		—		28.27	12/19/2024	—		—
	420,000		—		—		33.89	12/22/2025	—		—
	300,000		—		—		29.25	12/21/2026	—		—
	350,000		—		—		40.44	12/22/2027	—		—
	500,000		—		—		44.28	12/17/2028	—		—
	337,500	(1)	112,500	(1)	—		61.16	12/23/2029	—		—
	112,499	(2)	112,501	(2)	—		71.46	12/22/2030	—		—
	—				450,000	(3)	68.52	3/17/2031	—		—
	56,250	(4)	168,750	(4)			81.40	12/22/2031	—		—
	—				168,750	(5)	81.40	12/22/2031	—		—
	—		—				—	—	85,470	(6)	4,449,568	(7)
Rahul Kanwar	140,000		—				21.10	12/20/2023	—		—
	160,000		—				28.27	12/19/2024	—		—
	190,000		—				33.89	12/22/2025	—		—
	150,000		—				29.25	12/21/2026	—		—
	50,000		—				38.66	9/7/2027	—		—
	180,000		—				40.44	12/22/2027	—		—
	100,000		—				54.35	8/2/2028	—		—
	300,000		—				44.28	12/17/2028	—		—
	206,250	(1)	68,750	(1)			61.16	12/23/2029	—		—
	69,999	(2)	70,001	(2)			71.46	12/22/2030	—		—
	—				280,000	(3)	68.52	3/17/2031	—		—
	43,750	(4)	131,250	(4)			81.40	12/22/2031	—		—
	—				131,250	(5)	81.40	12/22/2031	—		—
	—		—				—	—	64,084	(6)	3,336,213	(7)
Patrick J. Pedonti	130,000		—				28.27	12/19/2024	—		—
	160,000		—				33.89	12/22/2025	—		—
	120,000		—				29.25	12/21/2026	—		—
	140,000		—				40.44	12/22/2027	—		—
	200,000		—				44.28	12/17/2028	—		—
	131,250	(1)	43,750	(1)			61.16	12/23/2029	—		—
	45,000	(2)	45,000	(2)			71.46	12/22/2030	—		—
	—				180,000	(3)	68.52	3/17/2031	—		—
	25,000	(4)	75,000	(4)			81.40	12/22/2031	—		—
	—				75,000	(5)	81.40	12/22/2031	—		—
	—		—				—	—	21,386	(6)	1,113,355	(7)
Jason White	85,000		—				50.01	4/24/2028	—		—
	40,000		—				44.61	12/18/2028	—		—
	37,500	(1)	12,500	(1)			61.16	12/23/2029	—		—
	30,000	(2)	30,000	(2)			71.46	12/22/2030	—		—
	—		—				—	—	4,278	(8)	222,713	(7)
	22,500		67,500	(4)			81.40	12/22/2031	—		—
	—				67,500	(5)	81.40	12/22/2031	—		—
	—		—				—	—	16,002	(6)	833,064	(7)

(1)	These time-based options vested as to 25% of the number of shares underlying the option on December 23, 2020 and vest as to 1/36 of the number of shares underlying the option each month thereafter until fully vested on December 24, 2023, subject to acceleration of vesting in connection with a change of control.

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(2)	These time-based options vested as to 25% of the number of shares underlying the option on December 22, 2021 and vest as to 1/36 of the number of shares underlying the option each month thereafter until fully vested on December 22, 2024, subject to “double-trigger” acceleration of vesting in connection with a qualifying termination of employment within 24 months following a change of control.
(3)	These performance-based options have the potential to vest at the end of a three-year performance period based on year-over-year achievement of growth in EPS, subject to “double-trigger” acceleration of vesting in connection with a qualifying termination within 24 months following a change of control. The performance period is from January 1, 2021 – December 31, 2023. The options included in the table above represent the number of shares which can be earned based on achieving maximum performance goals.
(4)	These time-based options vested as to 25% of the number of shares underlying the option on December 22, 2022 and vest as to 1/36 of the number of shares underlying the option each month thereafter until fully vested on December 22, 2025, subject to “double-trigger” acceleration of vesting in connection with a qualifying termination within 24 months following a change of control.
(5)	These performance-based options have the potential to vest at the end of a three-year performance period based on year-over-year achievement of growth in EPS subject to “double-trigger” acceleration of vesting in connection with a qualifying termination within 24 months following a change of control. The number of performance period is from January 1, 2022 – December 31, 2024. The options included in the table above represent the number of shares which can be earned based on achieving threshold performance goals.
(6)	These 2022 PSUs have the potential to vest at the end of a two-year period based on year-over-year achievement of growth in EPS. The performance period is from January 1, 2022 – December 31, 2023. The number of units of stock included in the table above represent the number of shares which can be earned based on achieving threshold performance goals. The 2022 PSUs also receive dividend equivalents in the amount of any dividends or distributions declared on shares while the award is outstanding, which dividend equivalents vest and pay out at the same time and in the same form as the underlying 2022 PSUs in the form of additional shares. The numbers of units in the table include the following dividend equivalents for each NEO: (i) Mr. Stone – 1,260; (ii) Mr. Kanwar – 945; (iii) Mr. Pedonti – 315; and (iv) Mr. White – 236.
(7)	The value of unvested and unearned PSUs is calculated by multiplying the number of unvested and unearned PSUs held by each named executive officer by $52.06 (the closing price of our common stock as reported on the Nasdaq Global Select Market on December 30, 2022).
(8)	These PSUs have the potential to vest at the end of a two-year period based on year-over-year achievement of growth in EPS. The performance period is from July 1, 2021 – June 30, 2023. The number of units of stock included in the table above represent the number of shares which can be earned based on achieving threshold performance goals. The PSUs also receive dividend equivalents in the amount of any dividends or distributions declared on shares while the award is outstanding, which dividend equivalents vest and pay out at the same time and in the same form as the underlying PSUs. The numbers of units in the table include 104 dividend equivalents for Mr. White.

2022 Option Exercises and Stock Vested

The following table sets forth information concerning stock options that were exercised and stock awards that vested by our named executive officers in 2022 and the values realized

	Option Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)(1)
William C. Stone	400,000	16,608,000
Rahul Kanwar	200,000	10,295,194

(1)	The dollar value realized on exercise represents the difference between the market value of the shares at the time of exercise and the respective per-share exercise price of the options.

Potential Payments upon Termination or Change of Control
William C. Stone

Mr. Stone is currently our only named executive officer with an employment agreement. Our Compensation Committee believes Mr. Stone’s employment agreement continues to be beneficial to the Company in retaining Mr. Stone. Mr. Stone’s agreement entitles Mr. Stone to specified benefits in the event of the termination of employment under certain circumstances. If we terminate Mr. Stone’s employment without cause (as defined below), if Mr. Stone resigns for good reason (as defined below) prior to the end of the term of the employment agreement, or if Mr. Stone receives a notice of non-renewal of the employment term by us, Mr. Stone will be entitled to receive (1) an amount equal to 200% of his base salary and 200% of his average annual bonus, inclusive of stock and restricted stock that he received as a component of such bonus, over the three bonus years preceding the year of termination, (2) accelerated vesting of 50% of his then-unvested options and full vesting of any restricted stock and (3) three years of Company-paid coverage under certain health plans. In the event of Mr. Stone’s death or a termination of Mr. Stone’s employment due to any disability that renders Mr. Stone unable to perform his duties under the agreement for six consecutive months, Mr. Stone or his representative or heirs, as applicable, will be entitled to receive (1) disability or death benefits (as applicable) in accordance with our programs and arrangements, (2) accelerated vesting as set forth above, and (3) a prorated amount of his average bonus for the three bonus years preceding the year of termination.

“Cause” means (a) Mr. Stone’s willful and continuing failure (except where due to physical or mental incapacity) to substantially perform his duties; (b) Mr. Stone’s conviction of, or plea of guilty or nolo contendere to, a felony; (c) the commission by Mr. Stone of an act of fraud or embezzlement against us or any of our subsidiaries as determined in good faith by a two-thirds majority of the Board; or (d) Mr. Stone’s breach of any material provision of the Amended Employment Agreement.

“Good reason” generally means the occurrence of any of the following events without Mr. Stone’s written consent: (a) an adverse change in Mr. Stone’s employment title; (b) a material diminution in Mr. Stone’s employment duties, responsibilities or authority, or the assignment to Mr. Stone of duties that are materially inconsistent with his position; (c) any reduction in Mr. Stone’s base salary, (d) any breach by us of any material provision of the Amended Employment Agreement, the Stockholders Agreement, or any other governing agreement between us and Mr. Stone; (e) a material diminution in Mr. Stone’s reporting line; or (f ) a material diminution in our budget over which Mr. Stone retains authority.

56

 ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

The time-based stock options awarded to our named executive officers prior to December 2020 each vest in full immediately prior to the effectiveness of a change of control. Our Compensation Committee determined, however, that for grants made in December 2020 or later to our executive officers, equity incentive awards will only provide for “double-trigger” acceleration in connection with a change in control – i.e. if an executive officer experiences a qualifying termination of employment within twenty-four (24) months of a change in control.

The table below reflects the estimated amount of compensation payable to Mr. Stone in the event of termination of his employment or a change of control (or similar event, as defined in the applicable equity plan). The amounts shown assume that such termination or change of control was effective as of December 31, 2022. The actual amounts to be paid out, if any, will differ from the amounts reflected below and can only be determined at the time of the termination or change of control.

Payments to William C. Stone upon termination or liquidity event/ change of control	Termination without cause, for good reason or upon notice of non-renewal ($)		For cause or without good reason(1) ($)	Change of control(2) ($)		Termination without cause, for good reason or upon notice of non- renewal in connection with a change of control ($)		Disability ($)		Death ($)
Base salary	1,750,000	(3)	—	—		1,750,000	(3)	—		—
Annual bonus	19,550,000	(4)	—	—		19,550,000	(4)	9,775,000	(5)	9,775,000	(5)
Stock options and stock awards	—	(6)	—	—	(7)	5,932,757	(7) (9)	—	(6)	—	(6)
Health and welfare benefits	2,434	(8)	—	—		2,434	(8)	—		—
Disability benefits	—		—	—		—		—		—
Life insurance proceeds	—		—	—		—		—		—
Life insurance proceeds	—		—	—		—		—		—
Total	21,302,434		—	—		27,235,191		9,775,000		9,775,000

(1)	In the event that Mr. Stone’s employment is terminated for cause or without good reason (each as defined under his agreement), he will be entitled to his unpaid base salary through the date of the termination, payment of any annual bonus earned with respect to a completed fiscal year of SS&C that is unpaid as of the date of termination and any benefits due to him under any employee benefit plan, policy, program, arrangement or agreement.
(2)	Unvested time-based stock options, other than options granted in 2020 and after, will become fully vested and exercisable immediately prior to the effective date of a change of control.
(3)	Consists of 200% of Mr. Stone’s 2022 base salary.
(4)	Consists of 200% of Mr. Stone’s average bonus for 2020, 2021 and 2022.
(5)	Consists of a cash payment equal to the prorated amount of Mr. Stone’s average bonus for 2020, 2021 and 2022, payable within 60 business days of the date of termination.
(6)	There is no value associated with PSUs based on not achieving the performance conditions as of December 31, 2022 and there is no value associated with vesting acceleration of unvested options as the closing price of our common stock on December 30, 2022 was below the exercise price of the options. Mr. Stone did not have any unvested restricted stock at December 31, 2022.
(7)	There is no value associated with vesting acceleration of unvested options as the closing price of our common stock on December 30, 2022 was below the exercise price of the options. Mr. Stone did not have any unvested restricted stock at December 31, 2022.
(8)	Represents three years of coverage under certain SS&C medical plans.
(9)	The value of unvested awards was calculated by multiplying the number of shares underlying PSUs by $52.06 (the closing price of our common stock as reported on The Nasdaq Global Select Market on December 31, 2022). PSUs are included in the table above based on the greater of target and actual performance of the performance conditions as of December 31, 2022. There is no value associated with vesting acceleration of unvested options held by Mr. Stone on December 31, 2022 as the closing price of our common stock on December 30, 2022 was below the exercise price of the options.

Other Named Executive Officers

Assuming a termination date of December 31, 2022, none of our named executive officers other than Mr. Stone had any arrangement providing for severance payments.

The table below sets forth, as of December 31, 2022, the unvested stock awards that would have become fully vested upon a change of control and with a qualifying termination following a change of control for Messrs. Kanwar, Pedonti and White. There is no value associated with vesting acceleration with respect to options held by Messrs. Kanwar, Pedonti and White on December 31, 2022 as the closing price of our common stock on December 30, 2022 was below the exercise price of the options.

Name	Number of shares underlying unvested awards (#)	Value of unvested awards that would vest upon a change of control and termination without cause, for good reason ($)(1) (2)
Rahul Kanwar	85,445	4,448,251
Patrick J. Pedonti	28,515	1,484,505
Jason White	27,040	1,407,712

(1)	The value of unvested awards was calculated by multiplying the number of shares underlying PSUs by $52.06 (the closing price of our common stock as reported on The Nasdaq Global Select Market on December 31, 2022).
(2)	PSUs are included in the table above based on the greater of target and actual performance of the performance conditions as of December 31, 2022.

2023 PROXY STATEMENT	57

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding stock-based awards(1)(3)	Weighted-average exercise price of outstanding stock-based awards ($)	Number of securities remaining available for future issuance under equity compensation plan(1)(2)
Equity compensation plans approved by securityholders	43,591,152	$55.91	6,238,996
Equity compensation plans not approved by securityholders	–	–	–
Total	43,591,152	$55.91	6,238,996

(1)	Number of shares is subject to additional adjustment for changes in capitalization such as stock splits, stock dividends and similar events.
(2)	Shares available for future issuance may be issued in the form of stock options, restricted stock, unrestricted stock, RSUs, stock appreciation rights or other stock-based awards. Future stock-based awards are available for issuance only under the Second Amended and Restated 2014 Stock Incentive Plan and the DST Systems, Inc. 2015 Equity and Incentive Plan. All performance-based awards are included in the table above assuming target achievement of applicable performance goals.
(3)	Consists of awards made under the 2002 Stock Plan, 2006 Equity Incentive Plan, 2008 Stock Incentive Plan, the Second Amended and Restated 2014 Stock Incentive Plan and the DST Systems, Inc. 2015 Equity and Incentive Plan. All performance-based awards are included in the table above assuming target achievement of applicable performance goals.

2022 Pay Ratio Disclosure

Pay Ratio

In accordance with the requirements of the Pay Ratio Rule, we are providing the following estimated information for 2022:

●	the annual total compensation of our Chief Executive Officer was $12,810,392;

●	the median of the annual total compensation of all our employees (except our Chief Executive Officer) was $78,395; and

●	the ratio of these two amounts was 163 to 1.

SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and apply various assumptions and, as a result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies. The methodology we used to calculate our median employee is described below.

Due to the redesign of our executive compensation program during 2022, the compensation mix for our NEOs did not reflect a normalized allocation of compensation elements, due in large part to the fact that the only equity incentives granted to our NEOs in 2022 were PSUs granted early in the year in respect of bonuses earned for the 2021 fiscal year, as described in the “Compensation Discussion and Analysis” section of this proxy statement, and we did not otherwise grant annual equity incentives for 2022 at the end of the year as we have historically done. Accordingly, the annual total compensation of our CEO as reported in the Summary Compensation Table for 2022 and used for purposes of our 2022 CEO Pay Ratio disclosure does not reflect our normalized annual compensation mix for our NEOs. Commencing in 2023, our NEO compensation will reflect our go-forward pay mix under our redesigned compensation program (which consists of base salary annual cash bonus and long-term equity incentives).

Methodology for Identifying Our “Median Employee”

Employee Population

To identify our “median employee”, we first determined our total employee population as permitted under the Pay Ratio Rule. We determined that, as of December 31, 2022 (the date we selected for purposes of identifying our median employee), our employee population consisted of approximately 27,600 individuals (of which approximately 40% were located in the United States and 60% were located in jurisdictions outside the United States). Our employee population consisted of our global workforce of full-time and part-time employees, as described in more detail below.

Adjustments to our Employee Population

As permitted by the Pay Ratio Rule, we adjusted our total employee population for purposes of identifying our “median employee” by excluding 1,072 (or 3.9%) of our employees who were located in certain jurisdictions outside of the United States, as follows: 616 employees from Thailand, 223 employees from China; 113 employees from Malaysia; 80 employees from Pakistan; 37 employees from Brazil; and 3 employees from Turkey.

After taking into account this adjustment to our employee population, our total adjusted employee population for purposes of determining our “median employee” consisted of approximately 26,500 individuals.

58

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Determining our Median Employee

To identify our “median employee” from our total adjusted employee population, we compared these employees’ base pay. In making this determination, we annualized the compensation of our full-time and part-time employees who were hired in 2022 but did not work for us for the entire fiscal year. We identified our “median employee” using this compensation measure, which was consistently applied to all of our employees included in the calculation.

We did not make any cost-of-living adjustments in identifying our “median employee.”

Our Median Employee

Using the methodologies described above, we determined that our “median employee” was a full-time, salaried employee located in the United States, with base pay in the amount of $55,856.

Determination of Annual Total Compensation of our “Median Employee” and our CEO

Once we identified our “median employee”, we then calculated such employee’s annual total compensation for 2022 using the same methodology we used for purposes of determining the annual total compensation of our NEOs for 2022 (as set forth in the 2022 Summary Compensation Table on page 53 of this proxy statement).

Our CEO’s annual total compensation for 2022 for purposes of the Pay Ratio Rule is equal to the amount reported in the “Total” column in the 2022 Summary Compensation Table.

2022 Pay versus Performance

The following table sets forth the compensation for our Chief Executive Officer and the average compensation for our other named executive officers, both as reported in the Summary Compensation Table and with certain adjustments to reflect the “compensation actually paid” to such individuals, as defined under SEC rules, for each of 2022, 2021 and 2020. The table also provides information on our cumulative TSR, the cumulative TSR of our peer group, Net Income and Adjusted Consolidated EBITDA over such years in accordance with SEC rules.
Pay Versus Performance Table
	Summary		Average summary compensation table total for	Average compensation actually paid to	Value of initial fixed $100 investment based on:
Year(a)(1)	compensation table total for PEO(b)(2)	Compensation actually paid to PEO(c)(3)	non-PEO named executive officers(d)(2)	non-PEO named executive officers(e)(3)	Total shareholder return(f)(4)	Peer group total shareholder return(g)(4)	Net income (h)(5)	Adjusted Consolidated EBITDA(i)(6)
2022	12,810,392	(19,755,647)	5,421,332	(8,792,406)	87.45	120.45	$649.0 million	$2,006.1 million
2021	22,981,889	28,938,956	9,169,220	8,831,721	135.93	153.97	$800.6 million	$2,064.8 million
2020	14,514,142	21,049,494	6,033,595	9,268,227	119.51	118.07	$625.2 million	$1,854.0 million
(1)	For each of the years presented above, William Stone was our Principal Executive Officer (PEO). Average compensation for non-PEO named executive officers includes the following individuals: (i) for 2022, Rahul Kanwar, Patrick Pedonti and Jason White; (ii) for 2021, Rahul Kanwar, Patrick Pedonti, Jason White and Joseph Frank; and (iii) for 2020, Rahul Kanwar, Patrick Pedonti and Joseph Frank.
(2)	Due to the redesign of our executive compensation program during 2022, the compensation mix for our NEOs did not reflect a normalized allocation of compensation elements, due in large part to the fact that the only long-term equity incentives granted to our NEOs in 2022 were PSUs granted in respect of bonuses earned for the 2021 fiscal year, as described in the “Compensation Discussion and Analysis” section of this proxy statement, and we did not otherwise grant annual equity incentives for 2022 and used for purposes of determining our PEO’s compensation actually paid for 2022 at the end of the year as we have historically done. Accordingly, the amounts reported in the Summary Compensation Table for 2022 do not reflect our normalized go-forward annual compensation mix for our NEOs. Commencing in 2023, our NEO compensation will reflect our go-forward pay mix under our redesigned compensation program (which consists of base salary annual cash bonus and long-term equity incentives).
(3)	Compensation “actually paid” for the PEO and average compensation “actually paid” for our non-PEOs in each of 2022, 2021 and 2020 reflects the respective amounts set forth in columns (b) and (d) of the table above, adjusted as set forth in the table below, as determined in accordance with SEC rules. The dollar amounts reflected in columns (b) and (d) of the table above do not reflect the actual amount of compensation earned by or paid to the PEO and our other NEOs during the applicable year. For information regarding the decisions made by the Compensation Committee in regards to the PEO’s and our other NEOs’ compensation for fiscal year 2022, see page 46 of this proxy statement.

2023 PROXY STATEMENT	59

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

	2022		2021		2020
	Principal Executive Officer	Non-PEO Named Executive Officers	Principal Executive Officer	Non-PEO Named Executive Officers	Principal Executive Officer	Non-PEO Named Executive Officers
Summary Compensation Table Total	12,810,392	5,421,332	22,981,889	9,169,220	14,514,142	6,033,595
Less Stock Award Value Reported in Summary Compensation Table for the Covered Year	(8,102,003)	(3,376,434)	(14,098,500)	(5,554,267)	(4,130,754)	(1,866,489)
Plus Fair Value for Awards Granted in the Covered Year	—	—	17,746,729	6,117,560	4,145,232	1,873,031
Change in Fair Value of Outstanding Unvested Awards from Prior Years	(18,488,803)	(8,035,918)	2,409,684	721,405	5,968,642	2,949,874
Change in Fair Value of Awards from Prior Years that Vested in the Covered Year	(5,975,233)	(2,801,386)	(100,846)	(89,588)	552,232	278,216
Less Fair Value of Awards Forfeited during the Covered Year	—	—	—	(1,532,609)	—	—
Compensation Actually Paid	(19,755,647)	(8,792,406)	28,938,956	8,831,721	21,049,494	9,268,227
Fair values set forth in the table above are computed in accordance with ASC 718 as of the end of the respective fiscal year, other than fair values of awards that vest in the covered year, which are valued as of the applicable vesting date. The assumptions included in the fair value of equity awards included in the calculation of Compensation Actually Paid differ from those previously disclosed as of the grant date of such awards primarily due to the lapse of time following the date of grant and, in the case of stock options, the resulting decrease in the expected term of the options. The decrease in expected term of the options also impacts the determination of the expected volatility and risk-free interest rate.

(4)	TSR is cumulative for the measurement periods beginning on December 31, 2019 and ending on December 31 of each of 2022, 2021 and 2020, respectively, calculated in accordance with Item 201(e) of Regulation S-K. The peer group utilized for purposes of TSR is the Nasdaq Technology Dividend TR Index, as set forth in Item 5 of our Annual Report on Form 10-K filed for the fiscal year ending December 31, 2022.

(5)	Reflects “Net Income” in the Company’s Consolidated Statements of Income included in the Company’s Annual Reports on Form 10-K for each of the years ended December 31, 2022, 2021 and 2020.

(6)	The most important financial performance measures used to link compensation for the most recently completed fiscal year were the following:

Adjusted Revenues
Adjusted Consolidated EBITDA
Adjusted Operating Income
Adjusted Net Income
Adjusted EPS
Operating Cash Flow
Adjusted Organic Revenue

These financial measures generally reflect those used internally to measure the Company’s performance and represent key drivers of sustainable stockholder value creation for our Company. We do not consider any one of the above performance measures to be the most important financial measure for our executive compensation design. However, for purposes of the table above, we have deemed Adjusted Consolidated EBITDA as our “most important” financial measure used to link our NEO’s compensation with performance because it is a key component of our 2022 annual bonus program and critical indicator of the Company’s growth and financial health used by our investors and stockholders. For more detail on we link these measures with performance of our NEOs, see “Compensation Discussion and Analysis — Design and Structure of Executive Compensation” on page 43 of this proxy statement.

During the year ended December 31, 2022, the compensation actually paid to our PEO and our non-PEO named executive officers was below zero as a result of the decrease in our stock price and associated decreases in the fair value of unvested equity awards during the year. A significant portion of the compensation actually paid to our NEOs is comprised of equity awards whose value is directly tied to the value of our common stock. During the year ended December 31, 2022, our TSR decreased by 35.7%, the TSR of our peer group decreased 21.8%, our net income decreased by 18.9% and our Adjusted Consolidated EBITDA decreased by 2.8%.

During the year ended December 31, 2021, the compensation actually paid to our PEO and our non-PEO named executive officers increased by 37.5% and decreased by 4.7%, respectively, while our TSR increased by 13.7%, the TSR of our peer group increased 30.4%, our net income increased by 28.1% and our Adjusted Consolidated EBITDA increased by 11.4%.

60

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

The following tables reflect additional information regarding the relationships between the items included in the Pay Versus Performance Table above over the covered years:

COMPENSATION ACTUALLY PAID COMPARED TO TOTAL SHAREHOLDER RETURN

COMPENSATION ACTUALLY PAID COMPARED TO NET INCOME

2023 PROXY STATEMENT	61

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

COMPENSATION ACTUALLY PAID COMPARED TO ADJUSTED CONSOLIDATED EBITDA

62

PROPOSAL 3
Advisory Vote on the Frequency of Advisory Votes on Executive Compensation

As described in Proposal 2 above, we are providing our stockholders with the opportunity to cast an advisory vote on the compensation of the Company’s named executive officers.

Section 14A of the Exchange Act requires us, at least once every six years, to allow our stockholders the opportunity to cast an advisory vote on how often we should seek future advisory votes on the compensation of the Company’s named executive officers in our proxy materials for future annual meetings. Under this proposal, stockholders may vote to have the “say-on-pay” vote ever one year, two years or three years, or may abstain from voting. We currently hold our advisory vote on executive compensation every year.

The Board has determined that holding an annual advisory vote on executive compensation is the most appropriate alternative for the Company. This determination by the Board was influenced by the fact that meaningful portions of the compensation of the Company’s named executive officers are evaluated, adjusted and approved on an annual basis, even though the Company’s compensation policies and practices are designed to incentivize the Company’s named executive officers to build long-term stockholder value. As part of the annual compensation review process, the Board believes that stockholder perspectives should be a factor that is taken into consideration by the Board and the Compensation Committee in making decisions with respect to executive compensation. By providing an advisory vote on executive compensation on an annual basis, our stockholders will be able to provide us with direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement each year. We understand that our stockholders may have different views as to what is the best approach for the Company, and we look forward to hearing from our stockholders on this agenda item every year. Accordingly, the Board recommends that the advisory vote on executive compensation be held every year. This advisory vote gives you as a stockholder the opportunity to vote on the frequency of advisory votes on executive compensation for the Company’s named executive officers through the following resolution:

“Resolved, that the stockholders wish the Company to include an advisory vote on the compensation of the Company’s named executive officers pursuant to Rule 14a-21(b) of the Exchange Act:

●	One Year;
●	Two Years;
●	Three Years; or
●	Abstain.”

A majority in voting power of the votes cast, by holders of all of the shares of common stock present in person or represented by proxy at the 2023 annual meeting is required to approve this Proposal 3 (and if no choice receives a majority, the choice that receives the plurality of votes cast will be considered stockholders’ preferred frequency). Abstentions shall not be treated as votes cast.

While we believe that a vote of one year is the best choice for us, you are not voting to approve or disapprove our recommendation of one year, but rather to make your own choice among a vote of once every one year, two years or three years. You may also abstain from voting on this proposal.

This vote is advisory and therefore not binding on the Company, the Compensation Committee or the Board. The Board and the Compensation Committee value the opinions of our stockholders and, to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider those stockholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR “1 YEAR” ON THE ADVISORY VOTE ON THE FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION.

2023 PROXY STATEMENT	63

PROPOSAL 4
Ratification of Selection of Independent Registered Public Accounting Firm

The Audit Committee has appointed the firm of PricewaterhouseCoopers LLP, an independent registered public accounting firm, to audit our books, records and accounts for fiscal 2023. This appointment is being presented to our stockholders for ratification at the 2023 annual meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2023.

Proxies solicited by management will be voted for the ratification of the appointment of PwC unless stockholders specify otherwise. Although we are not required to submit the appointment to a vote of our stockholders, the Board believes it is appropriate as a matter of policy to request that our stockholders ratify the appointment of PwC as our independent registered public accounting firm. If our stockholders do not ratify the appointment, the Audit Committee may investigate the reasons for stockholder rejection and consider whether to retain PwC or appoint another independent registered public accounting firm. Even if the appointment is ratified, the Board and the Audit Committee in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.

PricewaterhouseCoopers LLP, or PwC, has no direct or indirect material financial interest in the Company or our subsidiaries. Representatives of PwC are expected to be present at the 2023 annual meeting and will be given the opportunity to make a statement on the firm’s behalf if they so desire. The representatives also will be available to respond to appropriate questions.

Fees Paid to PricewaterhouseCoopers LLP

The following table summarizes the fees of PwC billed to us for each of fiscal 2022 and fiscal 2021.

Nature of Service	2022	2021
Audit Fees(1)	$9,469,988	$8,478,013
Audit-Related Fees(2)	3,913,416	3,152,257
Tax Fees(3)	295,273	303,812
All Other Fees(4)	957	909
Total	$13,679,634	$11,934,991

(1)	Audit fees consist of fees for the audit of our financial statements, quarterly reviews, statutory and regulatory audits.
(2)	Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees.“These services relate to procedures performed for SOC 1/SOC 2 reports, attest services that are not required by statute or regulation and consultations concerning internal controls, financial accounting and reporting standards.
(3)	Tax fees consist of fees for tax compliance, tax advice and tax planning services. Tax compliance services relate to preparation of original and amended tax returns, claims for refunds and tax payment planning services. Tax advice and tax planning services relate to assistance with tax audits and appeals, tax advice related to acquisitions and requests for rulings or technical advice from taxing authorities.
(4)	Annual license fee for accounting and disclosure software usage.

64

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Committee Approval Policies and Procedures

All the services described above were approved by our Audit Committee. The Audit Committee is responsible for the appointment, compensation and oversight of the work performed by the independent registered public accounting firm. The Audit Committee must pre-approve all audit (including audit-related) services and permitted non-audit services provided by the independent registered public accounting firm in accordance with the pre-approval policies and procedures established by the Audit Committee. The Audit Committee annually approves the scope and fee estimates for the quarterly reviews, year-end audit, statutory audits and tax work to be performed by our independent registered public accounting firm for the next fiscal year. With respect to other permitted services, management defines and presents specific projects and categories of service for which the advance approval of the Audit Committee is requested. The Audit Committee pre-approves specific engagements, projects and categories of services on a fiscal year basis, subject to individual project thresholds and annual thresholds. In assessing requests for services by the independent registered public accounting firm, the Audit Committee considers whether such services are consistent with the independent registered public accounting firm’s independence, whether the independent registered public accounting firm is likely to provide the most effective and efficient service based upon their familiarity with us, and whether the service could enhance our ability to manage or control risk or improve audit quality.

Report of the Audit Committee

The Audit Committee has reviewed our audited financial statements for fiscal 2022 and has discussed these financial statements with our management and PwC, our independent registered public accounting firm.

The Audit Committee has also discussed with our independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or PCAOB, and the SEC.

Our independent registered public accounting firm also provided the Audit Committee with the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. The Audit Committee has discussed with the independent registered public accounting firm its independence from us.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2022.

By the Audit Committee of the Board of Directors of SS&C Technologies Holdings, Inc.

Smita Conjeevaram (Chair)
Jonathan E. Michael
David A. Varsano

2023 PROXY STATEMENT	65

PROPOSAL 5
Approval of SS&C Technologies Holdings, Inc. 2023 Stock Incentive Plan

The Board of Directors is requesting that the Company’s stockholders vote in favor of approving the SS&C Technologies Holdings, Inc. 2023 Stock Incentive Plan (the “Stock Incentive Plan”). The Stock Incentive Plan was approved by our Board of Directors on March 29, 2023, subject to approval by our stockholders. The Stock Incentive Plan has been established to replace, on a prospective basis, the SS&C Technologies Holdings, Inc. Second Amended and Restated 2014 Stock Incentive Plan (the “2014 Plan”), which was previously approved by stockholders on May 15, 2019.

If the Stock Incentive Plan is approved by stockholders, it will become effective as of the date of such stockholder approval and will replace the 2014 Plan for any new grants made after the date of such stockholder approval. Accordingly, upon approval of the Stock Incentive Plan by our stockholders, (i) no further awards will be granted under the 2014 Plan and (ii) any awards granted under the 2014 Plan prior to the date the Stock Incentive Plan is approved by stockholders will remain outstanding under such plan and will continue to vest and/or become exercisable in accordance with their original terms and conditions.

Background

The grant of equity incentive awards is a key element of our executive and non-employee director compensation programs that helps ensure a continued strong link between the interests of our executives and directors with those of our stockholders. In addition, we actively compete for highly qualified employees in many geographies across many skill sets and our equity program is a key component of our strategy to attract and retain key individuals. As described in the “Compensation Discussion & Analysis” section of this proxy statement, our compensation philosophy focuses on pay for performance, and under our redesigned long-term equity incentive program commencing in 2023, we deliver a significant portion of our executive officers’ compensation in the form of equity incentive awards, with an emphasis on performance-based awards. Accordingly, the Board believes it is critical to ensure that we have sufficient share capacity under our long-term equity incentive program to continue to make grants of equity incentive awards to our employees and other service providers.

As of March 21, 2023, approximately 2,529,062 shares remained available for issuance pursuant to future grants under the 2014 Plan, and the Board has determined that such shares will not be sufficient for our anticipated equity award needs over the next year. Accordingly, we believe that approving the Stock Incentive Plan is necessary in order to allow us to continue to utilize equity awards to retain and attract the services of our executive officers and other key individuals essential to Company’s long-term growth and financial success and to further align their interests with those of our stockholders.

The maximum number of shares of our common stock requested for stockholder approval under the Stock Incentive Plan (subject to adjustment in the event of various corporate events described in the plan) is equal to the sum of (i) 11,500,000 shares plus (ii) the total number of shares then remaining available for issuance under the 2014 Plan as of the date of stockholder approval. For additional information on the number of shares reserved for issuance under the Stock Incentive Plan (including applicable share recycling provisions), see “–Summary Description of the Stock Incentive Plan –Number of Shares Available for Awards” below. As noted above, as of March 21, 2023, approximately 2,529,062 shares remained available for issuance under the 2014 Plan; however, such number is subject to change between such date and the date of stockholder approval of the Stock Incentive Plan due to a number of factors, including without limitation, new awards granted under the 2014 Plan during such period (which would reduce the capacity available under the Stock Incentive Plan) and existing awards forfeited under the 2014 Plan (which would be added back to the shares remaining available for issuance under the 2014 Plan). The share reserve that would be authorized for issuance under the Stock Incentive Plan, if approved, represents an incremental dilution of approximately 4.4% of the shares of the Company outstanding on a fully-diluted basis as of March 21, 2023, and is intended to provide us with sufficient shares for grants to be made over the next year. The Board believes the number of shares underlying the Stock Incentive Plan represents a reasonable amount of potential additional equity dilution, and is committed to effectively managing our share reserves for equity compensation while minimizing stockholder dilution.

In determining the number of shares to be requested for stockholder approval under this Proposal 5, the Board and the Compensation Committee considered the advice of FW Cook, the Compensation Committee’s independent compensation consultant, as well as the following factors: the Company’s historical annual share usage; the number of shares remaining available under the 2014 Plan; the number of outstanding equity awards under the 2014 Plan; dilution resulting from the proposed approval of the Stock Incentive Plan.

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If stockholders do not approve the Stock Incentive Plan, then the 2014 Plan will remain in effect in accordance with its terms and we will continue to grant equity incentive awards under the 2014 Plan until the earlier of the date on which there ceases to be any shares remaining available for issuance under the 2014 Plan or its expiration on May 25, 2026. Following the exhaustion of the remaining share reserve thereunder or the expiration of the 2014 Plan, we will be unable to maintain our equity grant practices and our future ability to issue equity-based awards will be limited and, therefore, we will be at a significant competitive disadvantage in attracting and retaining talent. We may also be compelled to replace equity incentive awards with cash awards, which may not align the interests of our executives and employees with those of our stockholders as effectively as equity incentive awards.

Compensation and Governance Best Practices

The Stock Incentive Plan includes various compensation and governance best practices, with some of the key features as follows:

●	No evergreen. The Stock Incentive Plan does not contain an “evergreen” feature pursuant to which the shares authorized for issuance under the plan can be increased automatically without stockholder approval.

●	Conservative share counting provisions. Shares underlying full-value awards count against the number of shares authorized for issuance as 2.5 shares for every one share under an award.

●	No “liberal” share recycling of options or SARs. Shares tendered or withheld to pay the exercise price or tax withholding with respect to options or stock appreciation rights (SARs) may not be re-granted under the Stock Incentive Plan. In addition, any shares repurchased with option exercise proceeds may not be re-granted under the Stock Incentive Plan.

●	No dividend equivalents on unvested or unearned awards. Any dividend or dividend equivalents with respect to any shares underlying full-value awards will not be paid unless and until the award has vested (and, in the case of any performance awards, only to the extent the performance goal is earned). In addition, no dividend equivalents will be paid with respect to stock options or SARs.

●	No automatic “single-trigger” vesting upon a change in control. Upon a change in control, awards granted under the Stock Incentive Plan will not be subject to automatic accelerated vesting (except in the case of our non-employee directors).

●	No “liberal” change in control definition. The change in control definition under the Stock Incentive Plan will only be triggered in those instances where an actual change in control occurs.

●	No change in control/280G tax gross-ups. The Stock Incentive Plan does not provide for any change in control-related excise tax gross-up payments or “parachute payments,” and as a general business matter, we do not provide for such gross-ups in other arrangements.

●	Limit on non-employee director compensation. The aggregate value of cash and equity-based compensation granted or paid in any calendar year for service as a non-employee director will not exceed (i) $1,000,000 for the year in which the director is first appointed or elected to the Board or (ii) $750,000 for each year of service thereafter.

●	Clawback provisions. Awards granted under the Stock Incentive Plan will be subject to any clawback or recoupment arrangements or policies we have in place, including any clawback policy adopted to comply with the SEC’s recent clawback rules implementing Section 10D of the Exchange Act.

●	Minimum vesting requirements. Awards granted under the Stock Incentive Plan will be subject to at least one year of vesting, subject to limited exceptions.

●	No repricing of options or SARs. The Stock Incentive Plan does not permit the repricing of underwater options or SARs, either directly or indirectly through replacement with new awards or cash buyouts, without stockholder approval.

Summary of Key Stock Plan Data

Share Usage

The following table sets forth information regarding stock-settled, time-vested equity awards granted, and performance-based equity awards earned, over each of the last three fiscal years:

	2022	2021	2020	Three Year Average
Stock Options/SARs Granted	3,162,679	4,672,350	8,412,629	5,416,886
Restricted Shares/RSUs Granted	2,349,298	388	2,121	783,936
Performance-Based Stock Options*	—	—	—	—
Performance-Based Full Value Awards*	—	—	—	—

Weighted-Average Basic Common Shares Outstanding	253,973,709	255,605,195	256,409,316	255,329,407

Share Usage Rate	2.2%	1.8%	3.3%	2.4%

*	For purposes of the foregoing table, we calculate the share usage rate based on the applicable number of performance-based stock options (“PSOs”) and performance-based full value awards earned during each applicable year. Beginning in the year ended December 31, 2021, the Company began to issue options and restricted stock units (“RSUs”) during the 2014 Plan that vest only upon achieving certain performance targets. The performance period for each of these performance-based awards has not yet completed and therefore none of these performance-based awards have had opportunity to vest. For reference:

	●	There were 4,818,100 PSOs granted during the year ended December 31, 2021. There were no PSOs granted during the years ended December 31, 2022.

	●	There were 810,462 and 352,458 performance-based full-value awards granted during the years ended December 31, 2022 and 2021, respectively.

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Overhang as of March 21, 2023

The following table sets forth certain information as of March 21, 2023, unless otherwise noted, with respect to the Company’s outstanding equity awards. The fully-diluted “overhang” assumes that the entire share reserve is granted in stock options/SARs.

Shares Available for Grant under the 2014 Plan (a)*	2,529,062
Additional shares requested for approval under the Stock Incentive Plan (b)	11,500,000
Shares subject to outstanding stock options/SARs**	43,442,310
Weighted-average exercise price of outstanding stock options/SARs	$55.97
Weighted-average remaining term of outstanding stock options/SARs	6.4 years
Shares subject to outstanding full-value stock awards**	4,527,190
Total Outstanding Stock Options/SARs and Full-Value Stock Awards (c)**	47,969,500
Shares of Common Stock Outstanding as of the Record Date (d)	249,455,520
Fully-diluted Overhang (a+b+c) divided by (a+b+c+d)	19.9%

*	For reference purposes, the remaining shares available for grant under the 2014 Plan is denoted as of March 21, 2023. The number of shares to be rolled-over into the Stock Incentive Plan will be equal to the actual number of shares which remain available for grant under the 2014 Plan as of the effective date of the Stock Incentive Plan. Upon shareholder approval of the Stock Incentive Plan, no further awards will be made under the 2014 Plan.
**	Includes PSOs and performance stock units (“PSUs”) reflected at target levels.

As of March 21, 2023, the per-share closing price of our common stock as reported on Nasdaq was $55.66.

Dilution and Expected Duration

Our Board recognizes the impact of dilution on our shareholders and has evaluated this share request carefully in the context of the need to motivate, retain and ensure that our leadership team and key employees are focused on our strategic priorities. The total fully-diluted overhang as of March 21, 2023, assuming that the entire share reserve is granted in stock options or SARs, would be 19.9% and the total fully-diluted overhang, assuming the share reserve is granted in full-value awards only, would be 17.7%. The Company’s historical practice has been to grant a combination of stock options and full-value awards, resulting in potential overhang between these two levels. In this context, fully-diluted overhang is calculated as the sum of grants outstanding and shares available for future awards (numerator) divided by the sum of the numerator and basic common shares outstanding, with all data effective as of March 21, 2023. Our Board believes that the proposed share reserve represents a reasonable amount of potential equity dilution to accommodate our long-term strategic and growth priorities.

We expect that the share reserve under the Stock Incentive Plan, if this proposal is approved by our shareholders, will be sufficient for awards for approximately one year. Expectations regarding future share usage could be impacted by a number of factors such as award type mix; hiring and promotion activity at the executive level; the rate at which shares are returned to the Stock Incentive Plan’s reserve under permitted addbacks; the future performance of our stock price; the consequences of acquiring other companies; and other factors. While we believe that the assumptions we used are reasonable, future share usage may differ from current expectations.

Summary Description of the Stock Incentive Plan

The following is a summary of the material terms of the Stock Incentive Plan as approved by the Board. This summary does not purport to be complete and is qualified in its entirety by reference to the complete text of the Stock Incentive Plan, a copy of which is attached as Appendix B to this proxy statement.

Purpose

The purpose of the Stock Incentive Plan is to advance the interests of the Company’s stockholders by enhancing the ability of the Company and its affiliates to attract, retain and motivate persons who are expected to make important contributions and by providing such persons with equity ownership opportunities that are intended to better align the interests of such persons with those of the Company’s stockholders.

Eligibility to Receive Awards

Employees (including officers), non-employee directors, consultants and advisors of the Company, its parent and subsidiary corporations and other business ventures in which the Company has a controlling interest are eligible to be granted awards under the Stock Incentive Plan.

As of December 31, 2022, there were approximately 27,000 employees and consultants and 6 non-employee directors eligible to participate. The basis for participation in the Stock Incentive Plan is the Compensation Committee’s (or its authorized delegate’s) decision, in its sole discretion, that an award to an eligible participant will further the Stock Incentive Plan’s purposes as described above. In exercising its discretion, the Compensation Committee (or its delegate) will consider the recommendations of management and the purposes of the Stock Incentive Plan.

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In addition, holders of equity compensation awards granted by a company that is acquired by the Company or with which the Company combines will be eligible for grants of substitute awards under the Stock Incentive Plan to the extent permitted under applicable stock exchange regulations (“substitute awards”).

Administration

The Stock Incentive Plan is administered by the Board, which has delegated its administrative powers under the plan to the Compensation Committee. The Compensation Committee: (1) has authority to grant awards and determine the terms and conditions of any awards; (2) has authority to adopt, amend and repeal such administrative rules, guidelines and practices relating to the plan as it deems advisable; (3) may construe and interpret the terms of the Stock Incentive Plan and any award agreement thereunder and make all determinations necessary or advisable in administering the Stock Incentive Plan and award agreements; and (4) may correct any defect, supply any omission or reconcile any inconsistency in the Stock Incentive Plan or any award agreement. All actions and decisions by the Compensation Committee with respect to the plan and any awards are made in its sole discretion and are final and binding on all persons having or claiming any interest in the Stock Incentive Plan or in any award. To the extent permitted by applicable law, the Board or the Compensation Committee may delegate to one or more officers of the Company the power to grant Awards (except that no officer may grant awards to any officer or non-employee-director of the Company).

Number of Shares Available for Awards

Subject to certain adjustment events set forth in the Stock Incentive Plan (and except for substitute awards), the aggregate maximum number of shares authorized for issuance pursuant to awards will equal the sum of (i) 11,500,000 shares plus (ii) the total number of shares remaining available for issuance under the 2014 Plan as of the date of stockholder approval of the Stock Incentive Plan (together, the “share pool”). As of March 21, 2023, approximately 2,529,062 shares remained available for issuance under the 2014 Plan.

If any award under the Stock Incentive Plan or the 2014 Plan expires, terminates or is otherwise surrendered, cancelled, forfeited or terminated without the delivery of shares, the unused shares covered by such Award will again be available for grant pursuant to the ratio described below. In addition, any shares subject to an award under the Stock Incentive Plan or the 2014 Plan that is a full-value award that are delivered to or withheld by the Company to satisfy tax withholding obligations will again be available for issuance under the Stock Incentive Plan. Any shares under an award under the Stock Incentive Plan or the 2014 Plan that are (i) tendered or withheld in payment of an option or SAR’s exercise or reference price, (ii) covered by a stock-settled SAR that are not issued upon settlement of the SAR, (iii) delivered to or withheld by the Company to satisfy tax withholding obligations with respect to options or SARs, or (iv) reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of options, will not be added back to the number of shares available for issuance.

For purposes of the number of shares reserved for issuance under the Stock Incentive Plan, including the share recycling provisions described above, each share issued pursuant to a full-value award will count as 2.5 shares for every one share underlying such award and each share issued pursuant to an option or SAR will count as one share for every one share underlying such award.

Shares underlying substitute awards and shares remaining available for grant under a plan of an acquired company or of a company with which the Company combines, appropriately adjusted to reflect the acquisition or combination transaction, will not reduce the number of shares remaining available for issuance under the Stock Incentive Plan.

Award Limits

The maximum number of shares that may be issued pursuant to incentive stock options (“ISOs”) is 11,500,000.

A participant who is a non-employee director may not receive compensation for service on the Board, including cash payments and awards granted under the Plan, for any calendar year in excess of (i) $1,000,000 for such director’s year of appointment or election to the Board or (ii) $750,000 for each year thereafter.

Types of Awards

The Stock Incentive Plan provides for the grant of stock options, SARs, restricted stock, RSUs, performance awards, and other stock-based awards. Options and SARs may not be granted at an exercise or reference price (as applicable) which is less than the fair market value per share on the grant date (except with respect to substitute awards) and may not be granted for a term in excess of ten years. In accordance with tax rules, ISOs may only be granted to employees.

●	Incentive Stock Options and Nonqualified Stock Options. An option is the right to purchase a specified number of shares of common stock at a specified exercise price, subject to other terms and conditions as are specified in connection with the option grant.
●	Stock Appreciation Rights. A SAR entitles the holder, upon exercise, to receive an amount of common stock, cash or a combination thereof (as determined by the Board) determined by reference to appreciation, from and after the grant date, in the fair market value of a share of common stock over the specified reference price, subject to other terms and conditions as are specified in connection with the SAR grant.

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●	Restricted Stock. Restricted stock represents on award of shares that is subject to restrictions on transferability and subject to forfeiture on terms set at the time of grant.
●	Restricted Stock Units. RSUs represent the right to receive shares of common stock (or an equivalent value in cash or other property, as specified in the award certificate) at a designated time in the future.
●	Performance Awards. Performance awards may be payable in cash or stock upon the attainment of specified performance goals.
●	Other Stock-Based Awards. Other stock-based awards may be granted in the discretion of the Compensation Committee subject to the terms of the Stock Incentive Plan.

No Repricing

Unless approved by the Company’s stockholders, the Company may not (i) amend any outstanding stock option, SAR or similar stock-based award to provide an exercise or reference price that is lower than the then-current exercise or reference price per share, (ii) cancel any outstanding stock option, SAR or similar stock-based award and grant in substitution of such award new awards covering the same or a different number of shares and having an exercise or reference price per share lower than the then-current exercise or reference price per share of such cancelled Award; (iii) cancel in exchange for a cash payment any outstanding stock option, SAR or similar stock-based award with an exercise or reference price per share above the then-current fair market value or (iv) take any other action under the Stock Incentive Plan that constitutes a “repricing” within the meaning of the Nasdaq rules.

Dividends and Dividend Equivalents

Unless provided otherwise in any award agreement, the recipient of a restricted stock award, RSU or performance award may, if so determined by the Compensation Committee, be eligible to receive cash, stock or other property dividends in amounts equivalent to cash, stock or other property dividends on shares with respect to the number of shares covered by the award. Any such amounts will be subject to the same vesting or performance conditions as the underlying award. Accordingly, with respect to any award subject to any service-based or performance-based vesting conditions, the associated dividends or dividend equivalents will not be paid unless and until (and to the same extent) the relevant vesting conditions have been satisfied. In addition, the Compensation Committee may provide that such amounts will be deemed to have been reinvested in additional shares or otherwise reinvested. In no event will dividend equivalents be paid with respect to options or SARs.

Performance Goals

The Compensation Committee may establish objectively determinable performance goals for a performance award based on one or more business criteria approved by stockholders. The business criteria may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of an affiliate or a division, business segment or business unit of the Company, and may be based upon relative or comparative performance. Additionally, the Compensation Committee may provide for the inclusion or exclusion of specified circumstances or events in the evaluation of performance.

Minimum Vesting Requirement

Awards granted under the Stock Incentive Plan will vest no earlier than the first anniversary of the grant date of the award, except in the case of (i) substitute awards, (ii) shares delivered in lieu of fully vested cash obligations, (iii) awards to non-employee directors that vest on the earlier of the one-year anniversary of the grant date of such award and the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting, and (iv) any additional awards up to a maximum of five percent (5%) of the share pool. This restriction also does not apply to the Compensation Committee’s discretion to provide for accelerated exercisability or vesting of any award as permitted under the Stock Incentive Plan.

Transferability of Awards

Except as the Board may otherwise permit with respect to certain transfers in accordance with limitations specified in the Stock Incentive Plan, awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or other limited circumstances. In no event may an award be transferred to a third party for financial consideration.

Changes in Capitalization

The Company is required to make equitable adjustments (if necessary to prevent dilution or enlargement of the benefits or potential benefits to be provided under the Stock Incentive Plan) to the number of type of securities available under the Stock Incentive Plan, the share counting rules and sub-limits specified under the Stock Incentive Plan and the number and type of securities and, if applicable, exercise or reference price per share of each outstanding award in the manner determined by the Compensation Committee, in the event of any dividend or distribution (other than an ordinary dividend or distribution) stock splits, recapitalizations, combinations of shares, reclassifications of shares, spin-offs, reorganization, mergers, consolidations, repurchase or exchange of securities and other similar corporate transactions or changes in capitalization or events affecting shares.

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Effect of a Change in Control

In the event of a “change in control” (as defined in the Stock Incentive Plan and described below), the Compensation Committee may, in its sole discretion take any one or more of the following actions with respect to outstanding awards (unless otherwise specified in an award agreement):

●	continuation or assumption of the award by the successor or surviving corporation (or its parent);
●	substitution or replacement of the award by the successor or surviving corporation (or its parent) with cash, securities, rights or other property to be paid or issued, as the case may be, by the successor or surviving corporation (or a parent or subsidiary thereof) with substantially the same terms and value as the award (including any applicable performance targets or criteria);
●	acceleration of the vesting of the award and the lapse of any restrictions thereon, and in the case of options and SARs, acceleration of the right to exercise the award during a specified period (and the termination of such option or SAR award without payment of any consideration therefor to the extent the award is not timely exercised), in each case, either (i) in the case of an award held by an non-employee director only, immediately prior to or as of the date of the change in control, (ii) upon a participant’s involuntary termination of employment or service (including a termination of employment or service by us without “cause” or by the participant for “good reason” and/or due to the participant’s death or “disability”) on or within a specified period following such change in control or (iii) upon the failure of the successor or surviving corporation (or its parent) to continue or assume the award;
●	in the case of a performance award, determination of the level of attainment of any applicable performance conditions; and
●	cancellation of the award in consideration of a payment equal to the value of the award (as determined in the discretion of the Compensation Committee), with the form, amount and timing of such payment determined by the Compensation Committee in its sole discretion (subject to the terms of the Stock Incentive Plan), provided that the Compensation Committee may, in its sole discretion, terminate without the payment of any consideration, any options or SARs for which the exercise or hurdle price is equal to or exceeds the per share value of the consideration to be paid in the change in control transaction.

Under the Plan, a “change in control” generally means the occurrence of one or more of the following events:

●	any person or entity is (or becomes, during any 12-month period) the beneficial owner of more than 40% of the total voting power of our stock;
●	the replacement of at least 50% of our directors during any 12-month period;
●	the consummation of our merger or consolidation with any other entity, or the issuance of voting securities in connection with our merger or consolidation with any other entity (unless (i) our voting securities outstanding immediately before such transaction continue to represent more than 50% of the voting power and total fair market value of the stock of the successor or surviving corporation (or its parent) or (ii) the merger or consolidation is effected to implement a recapitalization (or similar transaction) and no person or entity is or becomes the beneficial owner of more than 50% of either our then-outstanding shares or the combined voting power and total fair market value of our then-outstanding voting securities); or
●	the sale or disposition of all or substantially all of our assets to any person or entity during any 12-month period.

Authorization of Sub-Plans for Grants to Non-U.S. Employees

The Compensation Committee may establish one or more sub-plans under the Stock Incentive Plan to satisfy applicable securities, tax or other laws of various jurisdictions, by adopting supplements to the Stock Incentive Plan containing any limitations on the Compensation Committee’s discretion and any additional terms and conditions not inconsistent with the Stock Incentive Plan as the Compensation Committee deems necessary or desirable with respect to participants in the applicable jurisdiction.

Clawback

The Compensation Committee has full authority to implement any policies and procedures necessary to comply with applicable law and stock exchange rules. Any awards granted under the Stock Incentive Plan will be subject to any such clawback or recoupment arrangements or policies of the Company in place from time to time, including the cancellation or reimbursement of any awards granted, shares issued or cash received upon the vesting, exercise or settlement of any awards granted or the sale of shares underlying such awards.

Amendment or Termination

The Compensation Committee may at any time amend, suspend or terminate the Stock Incentive Plan; however, no amendment requiring stockholder approval under applicable legal, regulatory or listing requirements will become effective until such stockholder approval is obtained.

Effectiveness and Term

The Stock Incentive Plan will become effective upon the date of approval of the Company’s stockholders. Awards may be granted under the Stock Incentive Plan at any time prior to the 10th anniversary of the effective date, unless the Board earlier terminates the plan or the maximum number of shares available for issuance has been issued. Awards granted prior to such termination date will remain outstanding in accordance with their terms (including the administration, adjustment, and amendment provisions).

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Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally arise with respect to Awards, based on the federal tax laws in effect as of the date of this proxy statement. This summary is not intended to constitute (and is not) tax advice, and assumes that all Awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to tax laws could alter the consequences described below, and participants are urged to consult their tax advisors regarding their specific circumstances.

Incentive Stock Options

A participant will not recognize ordinary income tax upon an ISO’s grant. Also, except as described below, a participant will not recognize ordinary income tax upon an ISO’s exercise if the participant has been employed by the Company or its corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the exercise. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonqualified Stock Options.” An ISO’s exercise may subject the participant to the alternative minimum tax.

A participant will recognize ordinary income tax upon the sale of the shares acquired upon exercise of an ISO at a profit (if sales proceeds exceed the exercise price). If a participant sells the shares more than two years after the option’s grant and more than one year after its exercise, then all of the profit will be subject to long-term capital gains tax. If a participant sells the shares prior to satisfying these holding periods, then the participant will have engaged in a disqualifying disposition for purposes of Section 422 of the Code and the profit of the amount at which the shares are sole over the exercise price will be subject to ordinary income tax (and the Company may be entitled to a federal income tax deduction with respect to such income). Any additional gain recognized upon the sale will be treated as capital gain for which the Company will not be entitled to a deduction (the gain will be treated as long term if the participant has held the shares for more than one year and otherwise will be treated as short term). If a participant sells the shares at a price that is less than the exercise price, then the loss will be treated as a capital loss for which the Company will not be entitled to a deduction (the loss will be treated as long term if the participant held the shares for more than one year and otherwise will be treated as short term).

Nonqualified Stock Options

A participant will not recognize ordinary income tax upon a nonqualified stock option’s grant. A participant will recognize compensation income upon a nonqualified stock option’s exercise equal to the value of the shares on the exercise date less the exercise price. Upon sale of the shares, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the shares on the exercise date. This capital gain or loss will be treated as long term if the participant has held the stock for more than one year and otherwise will be treated as short term. The Company generally will be entitled to a federal income tax deduction with respect to the participant’s compensation income.

Stock Appreciation Rights

A participant will not recognize ordinary income tax upon a SAR’s grant. A participant will recognize ordinary income tax upon the SAR’s exercise equal to the value of cash and/or the fair market value (measured on the exercise date) of the shares received by the participant. This amount will be subject to income tax withholding. The Company generally will be entitled to a federal income tax deduction with respect to the participant’s compensation income.

Restricted Stock

Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, a participant will not recognize ordinary income tax, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is nontransferable or is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income tax equal to the fair market value of the shares as of that date (less any amount he or she paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time. If the participant files an election under Section 83(b) of the Code within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income tax as of the date of grant equal to the fair market value of the shares as of that date (less any amount paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time. Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the election under Section 83(b).

Restricted Stock Units

A participant will not recognize ordinary income tax, and the Company will not be allowed a tax deduction, at the time a restricted stock unit award is granted. Upon receipt of shares of stock (or the equivalent value in cash or other property) in settlement of a restricted stock unit award, a participant will recognize ordinary income tax equal to the fair market value of the shares or other property as of that date (less any amount he or she paid for the stock or property), and the Company will be allowed a corresponding federal income tax deduction at that time.

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New Plan Benefits

Grants under the Stock Incentive Plan, if any, will be subject to the Compensation Committee’s discretion. Therefore, we cannot determine the number or type of awards that will be granted to any participant under the Stock Incentive Plan for 2023 or any other year, and no information is provided concerning the benefits to be delivered under the Stock Incentive Plan to any individual or group of individuals. Information regarding our recent practices with respect to equity-based compensation is presented elsewhere in this proxy statement. See “Compensation Discussion and Analysis — Design and Structure of Executive Compensation–Long-Term Incentive Equity Awards” beginning on page 48 and “Non-Employee Director Compensation” beginning on page 30.

Vote Required

This proposal requires the affirmative vote of a majority of the votes cast on such proposal at the annual meeting.

Registration with the SEC

If our stockholders approve the Stock Incentive Plan, we will file with the SEC a registration statement on Form S-8, as soon as reasonably practicable after the approval, to register the additional shares available for issuance under the Stock Incentive Plan.

Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE 2023 STOCK INCENTIVE PLAN.

2023 PROXY STATEMENT	73

Ownership of Our Common Stock

This table presents information concerning the beneficial ownership of the shares of our common stock as of March 21, 2023. Specifically, the table reflects beneficial ownership information about:

●	each person we know to be the beneficial owner of more than 5% of the outstanding shares of our common stock;

●	each of our directors and named executive officers; and

●	all of our directors and executive officers as a group.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by our stockholder. Shares of common stock subject to options that are exercisable or exercisable within 60 days of March 21, 2023 are considered outstanding and beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of the persons and entities listed on the table is c/o SS&C Technologies Holdings, Inc., 80 Lamberton Road, Windsor, CT 06095.

	Shares Beneficially Owned
Name of Beneficial Owner 5% Stockholders	Number	Percent of Class
William C. Stone(1)	34,852,661	13.8%
BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10055	25,636,953	10.3%
The Vanguard Group(3) 100 Vanguard Blvd. Malvern, PA 19355	21,017,381	8.4%
Janus Henderson Group plc(4) 201 Bishopsgate EC2M 3AE United Kingdom, Jersey, Channel Islands	14,973,823	6.0%
Pzena Investment Management, LLC(5) 320 Park Avenue, 8th Floor New York, NY 10022	12,635,958	5.1%
Other Directors and Named Executive Officers
Rahul Kanwar(6)	1,762,397	*
Normand A. Boulanger(7)	1,233,000	*
Patrick J. Pedonti(8)	981,666	*
Jason White(9)	231,666	*
Michael J. Zamkow(10)	165,700	*
Jonathan E. Michael(11)	161,179	*
David A. Varsano(12)	106,500	*
Smita Conjeevaram(13)	81,500	*
Michael E. Daniels(14)	55,000	*
All directors and executive officers, as a group, including Mr. Stone (10 persons)(15)	39,631,269	15.5%

*	Represents less than one percent of the outstanding shares of common stock.
(1)	Includes 2,871,249 shares of our common stock subject to outstanding stock options exercisable on or within the 60-day period following March 21, 2023.
(2)	Consists of 25,636,953 shares of common stock reported as beneficially owned by BlackRock, Inc. including 24,073,211 shares of common stock over which BlackRock, Inc. reports sole voting power and sole dispositive power of 25,636,953 shares of common stock. We obtained information regarding beneficial ownership of these shares solely from the Schedule 13G that was filed with the SEC on January 27, 2023.
(3)	Consists of 21,017,381 shares of common stock reported as beneficially owned by The Vanguard Group over which The Vanguard Group reports shared voting power of 161,680, sole dispositive power of 20,542,700 shares of common stock and shared dispositive power of 474,681 shares of common stock. We obtained information regarding beneficial ownership of these shares solely from the Schedule 13G that was filed with the SEC on February 9, 2023.
(4)	Consists of 14,973,823 shares of common stock reported as beneficially owned by Janus Henderson Group plc including 14,973,823 shares of common stock over which Janus Henderson Group plc reports shared voting power and shared dispositive power. We obtained information regarding beneficial ownership of these shares solely from the Schedule 13G that was filed with the SEC on February 10, 2023.
(5)	Consists of 12,635,958 shares of common stock reported as beneficially owned by Pzena Investment Management, LLC including 11,036,570 shares of common stock over which Pzena Investment Management, LLC reports sole voting power and sole dispositive power of 12,635,958 shares of common stock. We obtained information regarding beneficial ownership of these shares solely from the Schedule 13G that was filed with the SEC on January 27, 2023.

74

OWNERSHIP OF OUR COMMON STOCK

(6)	Includes 1,639,165 shares of our common stock subject to outstanding stock options exercisable on or within the 60-day period following March 21, 2023.
(7)	Includes of 1,003,000 shares of our common stock subject to outstanding stock options exercisable on or within the 60-day period following March 21, 2023.
(8)	Consists 981,666 shares of our common stock subject to outstanding stock options exercisable on or within the 60-day period following March 21, 2023.
(9)	Consists of 231,666 shares of our common stock subject to outstanding options exercisable on or within the 60-day period following March 21, 2023.
(10)	Includes 81,500 shares of our common stock subject to outstanding stock options exercisable on or within the 60-day period following March 21, 2023.
(11)	Includes 51,000 shares of our common stock subject to outstanding stock options exercisable on or within the 60-day period following March 21, 2023.
(12)	Includes 43,495 shares of our common stock subject to outstanding stock options exercisable on or within the 60-day period following March 21, 2023.
(13)	Includes of 75,500 shares of our common stock subject to outstanding stock options exercisable on or within the 60-day period following March 21, 2023.
(14)	Includes of 45,000 shares of our common stock subject to outstanding stock options exercisable on or within the 60-day period following March 21, 2023.
(15)	Includes 7,023,241 shares of our common stock subject to outstanding stock options exercisable on or within the 60-day period following March 21, 2023.

2023 PROXY STATEMENT	75

General Information About the 2023 Annual Meeting

YOUR VOTE IS IMPORTANT!

You are cordially invited to attend the 2023 annual meeting, which will be held virtually. However, to ensure that your shares are represented at the 2023 annual meeting and that the Company has the quorum necessary to convene the 2023 annual meeting and conduct business, even if you plan to attend the 2023 annual meeting virtually, please complete, sign, date and return a proxy card promptly, or follow the instructions provided in the Notice of Internet Availability to vote electronically. Submitting a proxy or voting instructions in advance will not prevent you from attending the 2023 annual meeting virtually and voting electronically, if you so desire. If you received a printed copy of our proxy materials, a postage-paid, return-addressed envelope is enclosed for your convenience.

Voting Procedures

You may vote either electronically at the 2023 annual meeting, over the internet by following the instructions provided in the Notice of Internet Availability or by proxy. To vote by proxy, you must:

●	Complete all of the required information on the proxy card.

●	Date and sign the proxy card.

●	Return the proxy card in the enclosed postage-paid envelope. We must receive your proxy card before the 2023 annual meeting for your proxy to be valid and for your vote to count.

●	If you are not the stockholder of record and hold shares through a bank, broker or other nominee, such agent may have special voting instructions that you should follow. You should contact your bank, broker or other nominee to obtain instructions for voting your shares.

Whether or not you expect to attend the 2023 annual meeting virtually, you are requested to complete, sign, date and return the enclosed form of proxy (or, if you are a stockholder accessing these proxy materials via the internet, you are requested to vote by following the instructions for voting provided in the Notice). The shares represented by your proxy will be voted in accordance with your instructions. If you attend the 2023 annual meeting, you may vote by ballot.

Your properly completed proxy card will appoint William C. Stone, Patrick J. Pedonti and Jason White as proxy holders, or your representatives, to vote your shares in the manner directed therein by you. Mr. Stone is our Chairman and Chief Executive Officer, Mr. Pedonti is our Senior Vice President and Chief Financial Officer and Mr. White is our Senior Vice President, General Counsel and Secretary. Your proxy permits you to direct the proxy holders to:

●	vote “FOR,” “AGAINST” or “ABSTAIN” from the nominees for director;

●	vote “FOR,” “AGAINST” or “ABSTAIN” from the non-binding resolution to approve the compensation of our named executive officers;

●	vote for the frequency of an advisory vote on the “say-on-pay” vote “1 year” (Choice 1), “2 years” (Choice 2), “3 years” (Choice 3), or “ABSTAIN”;

●	vote “FOR,” “AGAINST” or “ABSTAIN” from the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2023; and

●	vote “FOR,” “AGAINST” or “ABSTAIN” from the approval of an amendment and restatement of SS&C Technologies Holdings, Inc. 2023 Stock Incentive Plan.

All shares entitled to vote and represented by properly completed proxies received prior to the 2023 annual meeting and not revoked will be voted at the 2023 annual meeting in accordance with your instructions. If you do not indicate how your shares are to be voted on a matter, the shares represented by your properly executed proxy will be voted “FOR” the election of the nominee for director, “FOR” the non-binding resolution to approve the compensation of our named executive officers and “FOR” the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2023 and in the discretion of the persons named as proxies in the manner they believe to be in the Company’s best interests as to other matters that may properly come before the 2023 annual meeting.

76

GENERAL INFORMATION ABOUT THE 2023 ANNUAL MEETING

Revocation of Proxies

You may revoke your proxy at any time before it is exercised by (1) delivering to us a signed proxy card with a date later than the date of your previously delivered proxy, (2) voting electronically at the 2023 annual meeting, (3) changing your vote or revoking your proxy over the internet, or (4) sending a written revocation to our Corporate Secretary at our principal executive offices. Shares represented by valid proxies that are received prior to the 2023 annual meeting and not revoked at or prior to the 2023 annual meeting will be voted at the 2023 annual meeting.

Stockholders Entitled to Vote

The Board has fixed March 21, 2023 as the record date for the 2023 annual meeting. You are entitled to vote (electronically or by proxy) at the 2023 annual meeting if you were a stockholder of record on the record date. On the record date, we had 249,455,520 shares of common stock outstanding (each of which entitles its holder to one vote). Holders of shares of our common stock do not have cumulative voting rights.

Quorum

For all proposals on the agenda for the 2023 annual meeting, the holders of a majority of the shares of common stock issued and outstanding and entitled to vote must be present at the 2023 annual meeting in person or represented by proxy to constitute a quorum. Shares represented by all proxies received, including proxies that abstain from voting on a proposal, as well as broker non-votes (as described below), will be counted toward establishing a quorum.

Votes Required

For all proposals, the affirmative vote of the holders of a majority in voting power of the votes cast by holders of all of the shares of common stock present in person or represented by proxy will be required for approval. With respect to Proposal 3, if no choice receives a majority, the choice that receives the plurality of votes cast will be considered stockholders’ preferred frequency. Shares that abstain and broker non-votes will not be counted as votes in favor of any proposal and will also not be counted as votes cast. Accordingly, abstentions and broker non-votes will have no effect on the outcome of any proposal.

If you hold shares of common stock through a bank, broker or other nominee, that party may under certain circumstances vote your shares if you do not timely provide them with voting instructions. Banks, brokers or other nominees have discretionary authority to vote customers’ unvoted shares on routine matters. Your bank, broker or other nominee cannot vote your shares on any matter that is not considered a routine matter. Only Proposal 4, ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2023, is considered a routine matter. Shares for which a bank, broker or other nominee cannot vote on a particular matter because that party does not have discretionary voting authority to do so are considered “broker non-votes” on these matters.

Solicitation of Proxies

We will bear the expenses of preparing, printing and assembling the materials used in the solicitation of proxies. In addition to the solicitation of proxies by use of the mail or the Internet, we may also use the services of some of our officers and employees (who will receive no compensation for such services in addition to their regular salaries) to solicit proxies personally and by telephone and email. Banks, brokers or other nominees will be requested to forward solicitation materials to the beneficial owners of shares of record held by them, and we will reimburse them for their reasonable expenses.

2023 PROXY STATEMENT	77

GENERAL INFORMATION ABOUT THE 2023 ANNUAL MEETING

How We Use Notice & Access

We will distribute proxy materials to our stockholders over the Internet by sending them a Notice of Internet Availability (“Notice”), that explains how to access our proxy materials and vote online. Stockholders’ access to our proxy materials via the Internet allows us to reduce printing and delivery costs and lessen adverse environmental impacts. If you received a Notice and would like us to send you a printed copy of our proxy materials, please follow the instructions included in your Notice or visit the applicable online voting website and request printed materials to be mailed at no cost to you.

This proxy statement and our Annual Report to Stockholders on Form 10-K for the fiscal year ended December 31, 2022 are available for viewing, printing and downloading at http://www.ssctech.com/2023annualmeeting. This proxy statement and our Annual Report to Stockholders on Form 10-K for the fiscal year ended December 31, 2022 are also available on the SEC’s website at http://www.sec.gov.

How to Attend the Virtual Annual Meeting

The 2023 Annual Meeting of Stockholders of SS&C Technologies Holdings, Inc. will be held on May 17, 2023 at 9:00 a.m. (EDT), virtually. Stockholders of record at the close of business on March 21, 2023, the record date for the 2023 annual meeting, are entitled to notice of and to vote at our 2023 annual meeting.

To attend the Annual Meeting as a stockholder, vote your shares electronically and submit questions online during the meeting, you must log in to http://www.virtualshareholdermeeting.com/SSNC2023 using the 16-digit control number found on your proxy card, voting instruction form or Notice. If you are not a stockholder or do not have your 16-digit control number, you may still attend the meeting online by logging onto the site, but you will not be able to vote or ask questions.

The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. We recommend that you log in a few minutes before the meeting to ensure you are logged in when the meeting starts.

We encourage you to vote in advance of the meeting, but you may also vote your shares electronically during the annual meeting. Voting at the meeting will revoke any prior votes cast.

You may submit questions during the meeting by entering a question in the “Ask a Question” field and we will respond to questions as time permits. If we receive questions that we deem to be substantially similar, which, we may group such questions together and provide a single response to avoid repetition and allow time for additional topics. Questions regarding personal matters or matters not relevant to the meeting will not be answered. The Rules of Conduct for the meeting, including the guidelines for submitting questions, the stockholder list and the Proxy Materials, will be available on the virtual meeting site during the meeting.

78

Other Matters

As of the date of this proxy statement, we know of no other matters not specifically referred to in this proxy statement. If any other business should properly come before the 2023 annual meeting, the proxies will be voted in the discretion of the proxy holders if permitted by law.

Stockholder Proposals and Director Nominations

For 2024 Annual Meeting

Proposals of stockholders intended to be presented at the 2024 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act must be received by us no later than December 8, 2023 in order to be included in the proxy statement and form of proxy relating to that meeting. Proposals should be sent by mail at SS&C Technologies Holdings, Inc., Attention: Corporate Secretary, 80 Lamberton Road, Windsor, CT 06095, or by email to CorpLegal@sscinc.com, SS&C Technologies Holdings, Inc., Attention: Corporate Secretary.

Stockholders who wish to submit a “proxy access” nomination for inclusion in our proxy statement in connection with our 2024 annual meeting of stockholders may do so by submitting a nomination notice, in compliance with the procedures and along with the other information required by our Bylaws, no earlier than November 8, 2023 and no later than December 8, 2023.

In addition, our Bylaws require that we be given advance notice of stockholder nominations for election to the Board and of other business that stockholders wish to present for action at an annual meeting of stockholders (other than under Rule 14a-8). The required notice must contain the information required by our Bylaws and be delivered by the stockholder and received by the Secretary at our principal executive offices (i) no earlier than 120 days before and no later than 90 days before the first anniversary of the date of the preceding year’s annual meeting; or (ii) if the date of the annual meeting is advanced by more than 20 days or delayed by more than 60 days from the first anniversary date, (a) no earlier than 120 days before the annual meeting and (b) no later than 90 days before the annual meeting or 10 days after the day that notice of the annual meeting was mailed or publicly disclosed, whichever occurs first. Assuming the date of our 2023 annual meeting is not so advanced or delayed, stockholders who wish to make a proposal at the 2024 annual meeting under our Bylaws should notify us no earlier than January 18, 2024 and no later than February 17, 2024.

Householding of Proxies

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports and proxy statements with respect to two or more stockholders sharing the same address by delivering a single annual report and/or proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household annual reports and proxy materials, delivering a single annual report and/or proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.

Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent.

If, at any time, (1) you no longer wish to participate in householding and would prefer to receive a separate annual report and/or proxy statement in the future or (2) you and another stockholder sharing the same address wish to participate in householding and prefer to receive a single copy of our annual report and/or proxy statement, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request via email to investorrelations@sscinc.com, SS&C Technologies Holdings, Inc., or by calling 212-367-4705.

2023 PROXY STATEMENT	79

Appendix A: Non-GAAP Financial Measures

Non-GAAP Reconciliations

Adjusted revenues, total 2022 annual bonus program revenues and organic revenue growth are key metrics used in determining annual bonuses for executive officers. Adjusted revenues represent revenues adjusted to include a) amounts that would have been recognized if deferred revenue were not adjusted to fair value at the date of acquisition and b) amounts that would have been recognized if not for adjustments to deferred revenue and retained earnings related to the adoption of ASC 606. Total 2022 annual bonus program revenues are further adjusted to exclude the favorable or unfavorable impact of foreign exchange rates on revenues earned in 2022 based on the difference between foreign exchange rates used in the development of our 2022 revenue target and actual foreign exchange rates in place during the year ended December 31, 2022. During the year ended December 31, 2022, foreign exchange rates were unfavorable compared to rates used in establishing the 2022 revenue target and therefore an adjustment was made to increase 2022 annual bonus program revenues. Organic revenue growth compares the year-over-year revenue change after excluding the impact of acquisitions and foreign exchange.

	For the Year Ended December 31,
(in millions)	2022	2021	2020
Revenues	$5,283.0	$5,051.0	$4,667.9
ASC 606 adoption impact	(2.3)	0.7	4.9
Purchase accounting adjustments impact on revenue	6.6	7.2	8.3
Adjusted revenues	$5,287.3	$5,058.9	$4,681.1
Foreign currency impact on revenues	69.9	N/A	N/A
Total 2022 annual bonus program revenues	$5,357.2	N/A	N/A
(in millions)
2022 Adjusted Revenues	$5,287.3
Foreign exchange impact	94.1
Acquisitions	(223.7)
2022 organic revenues	5,157.7
Other adjustments (1)	1.7
2022 adjusted organic revenues	$5,159.4
2021 adjusted revenues	$5,058.9
2022 organic revenue growth rate	2.0%

(1)	Other adjustments include the impact of certain client terminations related to acquired businesses, which were known prior to the time of our acquisition.

Adjusted Consolidated EBITDA and Adjusted Consolidated EBITDA adjusted for foreign exchange movements are key metrics used in determining annual bonuses for executive officers. Adjusted Consolidated EBITDA is a non-GAAP financial measure used in key financial covenants contained in our senior credit facilities, which are material facilities supporting our capital structure and providing liquidity to our business. Adjusted Consolidated EBITDA is defined as earnings before interest, taxes, depreciation and amortization (EBITDA), and further adjusted to exclude stock compensation expense, unusual items and other adjustments permitted in calculating covenant compliance under the senior credit facilities, excluding acquired EBITDA. Adjusted Consolidated EBITDA does not represent net income or cash flow from operations as those terms are defined by GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. The following is a reconciliation of net income to Adjusted Consolidated EBITDA and Adjusted Consolidated EBITDA adjusted for foreign exchange movements.

80

APPENDIX A: NON-GAAP FINANCIAL MEASURES

	For the Year Ended December 31,
(in millions)	2022	2021	2020
Net income	$649.0	$800.6	$625.2
Interest expense, net	307.9	201.6	245.9
Provision for income taxes	227.1	236.4	150.6
Depreciation and amortization	671.6	667.4	725.3
EBITDA	$1,855.6	1,906.0	1,747.0
Stock-based compensation	124.8	114.0	87.8
Acquired EBITDA and cost savings(1)	4.2	1.3	2.3
Loss on extinguishment of debt, net	5.5	10.9	4.2
Equity in earnings of unconsolidated affiliates, net	(25.8)	(25.4)	1.5
Purchase accounting adjustments(2)	9.4	6.3	6.9
ASC 606 adoption impact	(1.9)	1.0	5.2
Foreign currency translation losses (gains)	11.2	8.1	(14.1)
Investment gains	(38.7)	(30.1)	(26.7)
Facilities and workforce restructuring	32.3	30.0	34.0
Acquisition related(3)	41.5	45.0	—
Other(4)	(6.7)	1.0	8.2
Consolidated EBITDA	$2,011.4	$2,068.1	$1,856.3
Less: acquired EBITDA and cost savings(1)	(4.2)	(1.3)	(2.3)
Adjusted Consolidated EBITDA	$2,007.2	$2,066.8	$1,854.0
Adjusted Consolidated EBITDA attributable to noncontrolling interest(5)	(1.1)	(2.0)	—
Adjusted Consolidated EBITDA attributable to SS&C common stockholders	$2,006.1	$2,064.8	$1,854.0
Net foreign currency impact on revenues and expenses(6)	10.2	N/A	N/A
2022 annual bonus program Adjusted Consolidated EBITDA	$2,016.3	N/A	N/A

(1)	Acquired EBITDA reflects the EBITDA impact of businesses that were acquired during the year as if the acquisition occurred at the beginning of the year, as well as cost savings enacted in connection with acquisitions.
(2)	Purchase accounting adjustments include (a) an adjustment to increase revenues by the amount that would have been recognized if deferred revenue were not adjusted to fair value at the date of acquisitions, (b) an adjustment to increase personnel and commissions expense by the amount that would have been recognized if prepaid commissions and deferred personnel costs were not adjusted to fair value at the date of the acquisitions, and (c) an adjustment to increase or decrease rent expense by the amount that would have been recognized if lease obligations were not adjusted to fair value at the date of acquisitions.
(3)	Acquisition related includes costs related to both current acquisitions and the resolution of pre-acquisition matters.
(4)	Other includes additional expenses and income that are permitted to be excluded per the terms of our Credit Agreement from Consolidated EBITDA, a financial measure used in calculating our covenant compliance.
(5)	Consolidated EBITDA attributable to noncontrolling interest represents Consolidated EBITDA based on the ownership interest retained by the noncontrolling parties of DomaniRx, our consolidated variable interest entity.
(6)	Net foreign currency impact on revenues and expenses are excluded when determining the adjusted consolidated EBITDA for use in the 2022 annual bonus program for NEOs.

Adjusted net income and adjusted diluted earnings per share attributable to SS&C represent net income and earnings per share attributable to SS&C before amortization of intangible assets and deferred financing costs, stock-based compensation, purchase accounting adjustments and other items. Adjusted net income and adjusted diluted earnings per share attributable to SS&C are considered to be important to management and investors because they represent our operational performance exclusive of the effects of amortization of intangible assets and deferred financing costs, stock-based compensation, purchase accounting adjustments, loss on extinguishment of debt and other items, that are not operational in nature or comparable to those of our competitors.

Adjusted net income and adjusted diluted earnings per share are not recognized terms under GAAP. Adjusted net income and adjusted diluted earnings per share do not represent net income or diluted earnings per share, as those terms are defined under GAAP, and should not be considered as alternatives to net income or diluted earnings per share as indicators of our operating performance. Adjusted net income and adjusted diluted earnings per share attributable to SS&C as presented herein are not necessarily comparable to similarly titled measures presented by other companies. Below is a reconciliation of adjusted net income and adjusted diluted earnings per share attributable to SS&C to net income and diluted earnings per share attributable to SS&C, the GAAP measures we believe to be most directly comparable to adjusted net income and adjusted diluted earnings per share.

2023 PROXY STATEMENT	81

APPENDIX A: NON-GAAP FINANCIAL MEASURES

	For the Year Ended December 31,
(in millions, except per share data)	2022	2021	2020
GAAP – Net income	$649.0	$800.6	$625.2
Amortization of intangible assets	595.4	586.3	619.7
Amortization of deferred financing costs and original issue discount	13.9	13.2	13.8
Stock-based compensation	124.8	114.0	87.8
Loss on extinguishment of debt	5.5	10.9	4.2
Purchase accounting adjustments(1)	20.7	23.9	40.3
ASC 606 adoption impact	(1.9)	1.0	5.2
Equity in earnings of unconsolidated affiliates, net	(25.8)	(25.4)	1.5
Foreign currency translation losses (gains)	11.2	8.1	(14.1)
Investment gains	(38.7)	(30.1)	(25.7)
Facilities and workforce restructuring	32.4	30.0	34.0
Acquisition related(2)	41.5	45.0	4.8
Other(3)	(5.6)	2.9	2.5
Income tax effect(4)	(201.8)	(236.0)	(252.4)
Adjusted net income	$1,220.6	$1,344.4	$1,146.8
Adjusted net income attributable to noncontrolling interest(5)	(1.1)	(2.0)	—
Adjusted net income attributable to SS&C common stockholders	$1,219.5	$1,342.4	$1,146.8
Adjusted diluted earnings per share attributable to SS&C common stockholders	$4.65	$5.02	$4.30
GAAP diluted earnings per share attributable to SS&C common stockholders	$2.48	$2.99	$2.35
Diluted weighted-average shares outstanding	262.0	267.3	266.6

(1)	Purchase accounting adjustments include (a) an adjustment to increase revenues by the amount that would have been recognized if deferred revenue were not adjusted to fair value at the date of acquisition, (b) an adjustment to increase personnel and commissions expense by the amount that would have been recognized if prepaid commissions and deferred personnel costs were not adjusted to fair value at the date of the acquisitions and (c) an adjustment to decrease depreciation expense by the amount that would not have been recognized if property, plant and equipment were not adjusted to fair value at the date of acquisition.
(2)	Acquisition related includes costs related to both current acquisitions and the resolution of pre-acquisition matters for prior period acquisitions.
(3)	Other includes additional expenses and income that are permitted to be excluded per the terms of our Credit Agreement from Consolidated EBITDA, a financial measure used in calculating our covenant compliance.
(4)	An estimated normalized effective tax rate of approximately 26% for the years ended December 31, 2022, 2021 and 2020 has been used to adjust the provision for income taxes for the purpose of computing adjusted net income.
(5)	On July 15, 2021, we entered into a joint venture named DomaniRx, LLC in which we are the majority interest holder and primary beneficiary. As such, we consolidate DomaniRx, LLC as a variable interest entity. Adjusted net income attributable to noncontrolling interest represents adjusted net income based on the ownership retained by the respective noncontrolling parties.

Operating cash flow and adjusted operating cash flow are key metrics used in determining annual bonuses for executive officers. Adjusted operating cash flow represents cash flows provided by operating activities adjusted to exclude certain amounts which were not known or expected at the time the operating cash flow target for 2022 was developed.

For the Year Ended December 31,
(in millions)	2022
Cash provided by operating activities	$1,134.3
Costs associated with completing acquisitions (1)	69.0
Net foreign currency impact on revenues and expenses (2)	10.2
Change in timing of certain bonus payments (2)	56.0
Adjusted operating cash flow	$1,269.5

(1)	Costs associated with completing acquisitions represents the impact on operating cash flows as a result of business combinations completed during the year ended December 31, 2022. Such amounts are not taken into consideration when developing operating cash flow goals for use in the 2022 annual bonus program for NEOs. During the year ended December 31, 2022, we directly paid costs to complete the Blue Prism acquisition and there were other acquisition related costs incurred by Blue Prism and paid after the acquisition was completed.
(2)	Net foreign currency impact on revenues and expenses are excluded when determining the operating cash flow goals for use in the 2022 annual bonus program for NEOs.
(3)	During the year ended December 31, 2022, we made changes to the timing of our cash bonus payments made to many of our non-NEOs. Rather than being paid in total annually, in March following the end of the year, amounts were paid to non-NEOs in two smaller installments during the year. Those payments serve to reduce the amount that would be paid in March of the following year. The change in timing of payments of the annual bonus not taken into consideration when developing operating cash flow goals for use in the 2022 annual bonus program for NEOs.

82

APPENDIX B: SS&C TECHNOLOGIES HOLDINGS, INC. 2023 STOCK INCENTIVE PLAN

Appendix B: SS&C Technologies Holdings, Inc. 2023 Stock Incentive Plan

1.	Purpose

The purpose of this 2023 Stock Incentive Plan (as amended from time to time, the “Plan”) of SS&C Technologies Holdings, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the ability of the Company and Company Affiliates to attract, retain and motivate persons who are expected to make important contributions and by providing such persons with equity ownership opportunities that are intended to better align the interests of such persons with those of the Company’s stockholders. Certain terms used herein are defined in Section 11 of the Plan.

Upon the Effective Date and subject to approval of the Company’s stockholders, (i) the Plan shall supersede and replace the SS&C Technologies, Inc. Second Amended and Restated 2014 Stock Incentive Plan (the “Prior Plan”) and (ii) no further awards shall be made pursuant to the Prior Plan (provided that, following the Effective Date, any awards previously granted under the Prior Plan that are outstanding as of the Effective Date (collectively, the “Prior Awards”) shall remain outstanding in accordance with their existing terms).

2.	Eligibility

All employees and officers of the Company or a Company Affiliate, as well as non-employee directors of the Company and consultants and advisors to the Company or a Company Affiliate (as the terms consultants and advisors are defined and interpreted for purposes of Form S-8 under the Securities Act, or any successor form), are eligible to be granted Awards under the Plan. Each person who is granted an Award under the Plan is deemed a “Participant.” The Plan provides for the following types of awards, each of which is referred to as an “Award”: Options, SARs, Restricted Stock Awards, Restricted Stock Unit Awards, Other Share-Based Awards and Performance Awards (each as defined in Section 5 or Section 11, as applicable). Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and Participants need not be treated uniformly under the Plan.

Holders of equity compensation awards granted by a company that is acquired by the Company (or whose business is acquired by the Company) or with which the Company combines are eligible for grants of Substitute Awards under the Plan to the extent permitted under applicable regulations of any stock exchange on which the Company is listed.

3.	Administration of the Plan

The Plan will be administered by the Board. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to a Committee. The Board and, to the extent such authority has been delegated to it, a Committee: (1) shall have authority to grant Awards and determine the terms and conditions of any Awards; (2) shall have authority to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable; (3) may construe and interpret the terms of the Plan and any Award Agreement entered into under the Plan and make all determinations necessary or advisable in administering the Plan and Award Agreements; and (4) may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement. The term “Plan Administrator” means, as applicable, the Board or a Committee. All actions and decisions by the Plan Administrator with respect to the Plan and any Awards shall be made in its sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. By accepting any Award, each Participant acknowledges and agrees that all actions and decisions of the Plan Administrator are final, binding and conclusive. To the extent permitted by applicable law, the Board or the Committee may delegate to one or more officers of the Company the power to grant Awards hereunder; provided that no officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act) or to any non-employee director of the Company.

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4.	Stock Available for Awards

(a)	Number of Shares; Share Counting.

(1)  Authorized Number of Shares. Subject to adjustment under Section 8, the maximum number of Shares available for issuance pursuant to Awards under the Plan shall equal the sum of (i) 11,500,000 Shares and (ii) the total number of Shares remaining available for issuance under the Prior Plan as of the Effective Date (clauses (i) and (ii), collectively, the “Share Pool”). Any Shares issued pursuant to (x) an Option or SAR shall be counted against the Share Pool as one (1) Share for every one (1) Share underlying such Option or SAR and (y) an Award other than an Option or SAR (a “Full-Value Award”) shall be counted against the Share Pool as two and one-half (2.5) Shares for every one (1) Share underlying such Full-Value Award. Subject to adjustment under Section 8, the maximum number of Shares available for issuance with respect to Incentive Stock Options shall equal 11,500,000 Shares. Shares underlying Substitute Awards and Shares remaining available for grant under a plan of an acquired company or of a company with which the Company combines (whether by way of amalgamation, merger, sale and purchase of shares or other securities or otherwise), appropriately adjusted to reflect the acquisition or combination transaction, shall not reduce the number of Shares remaining available for issuance under the Plan.

(2)  Type of Shares. Shares issued under the Plan may consist in whole or in part of authorized but unissued Shares or treasury Shares.

(3)  Share Counting. For purposes of counting the authorized number of Shares available for issuance pursuant to Awards under the Plan, from and after the Effective Date:

(A)  if any Award or Prior Award expires, terminates or is otherwise surrendered, canceled, cash-settled, forfeited, terminated without the delivery of Shares or repurchased by the Company at its original issuance price pursuant to a contractual repurchase right, the unused Shares covered by such Award shall again be available for the grant of Awards and added back to the Share Pool (i) on a one (1)-for-one (1) basis if such Shares were underlying an Option or SAR under the Plan (or a stock option or stock appreciation right under the Prior Plan) and (ii) one a two and one-half (2.5)-for-one (1) basis if such Shares were underlying a Full-Value Award under the Plan (or an award other than a stock option or stock appreciation right under the Prior Plan (a “Prior Plan Full-Value Award”)); provided, however, that in the case of Incentive Stock Options, the foregoing shall be subject to any limitations under the Code;

(B)  Any Shares subject to an Award or Prior Award that is a Full-Value Award or Prior Plan Full-Value Award that are tendered to, or withheld by, the Company for tax withholding thereunder, shall again be, or shall become, available for issuance under the Plan one a two and one-half (2.5)-for-one (1) basis; and

(C)  Notwithstanding anything to the contrary, Shares subject to an Award or Prior Award shall not again be available for issuance under the Plan if such Shares are (i) Shares tendered or withheld in payment of the exercise price or reference price of an Option or SAR, (ii) Shares covered by a stock-settled SAR that were not issued upon the settlement of the SAR, (iii) tendered to, or withheld by, the Company for tax withholding under an Option or SAR, or (iv) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options.

(b)  Annual Per-Participant Limits for Non-Employee Directors. Notwithstanding any provision to the contrary in the Plan or in any policy of the Company regarding non-employee director compensation, the aggregate value of all compensation granted or paid in any calendar year for service as a non-employee director, including cash payments and Awards (the value of which will be the grant date fair value determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto, for the calendar year in which the grant date occurs), shall not exceed (i) $1,000,000 for the year in which the non-employee director is first appointed or elected to the Board or (ii) $750,000 for each year of service on the Board thereafter.

5.	Awards.

(a)  Stock Options. The Plan Administrator may grant options to purchase Shares (each, an “Option”) and determine the number of Shares to be covered by each Option. Options may be Incentive Stock Options or Nonqualified Stock Options. Except as set forth in the Plan, the Plan Administrator shall determine the conditions and limitations applicable to the exercise of each Option, including conditions relating to compliance with applicable securities laws, as it considers necessary or advisable. Incentive Stock Options shall only be granted to employees of the Company or any Company Affiliate who are eligible under Section 422 of the Code to receive Incentive Stock Options and Incentive Stock Options shall be subject to and construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof ) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or if the Company converts an Incentive Stock Option to a Nonqualified Stock Option.

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(1)  Payment Upon Exercise of Options. Except as may otherwise be provided in the applicable Award Agreement or approved by the Plan Administrator, Shares purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(A)  in cash or by check, payable to the order of the Company (or, to the extent provided in the applicable Award Agreement, a Company Affiliate);

(B)  by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(C)  by delivery at the time of exercise (either by actual physical delivery or by attestation) of Shares owned by the Participant valued at their Fair Market Value, provided (i) such method of payment is then permitted under applicable law, (ii) such Shares, if acquired directly from the Company or a Company Affiliate, were owned by the Participant for such minimum period of time, if any, as may be established by the Plan Administrator, and (iii) such Shares are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(D)  with respect to a Nonqualified Stock Option, by delivery of a notice of “net exercise,” as a result of which the Participant would receive (i) the number of Shares underlying the portion of the Option being exercised, less (ii) such number of Shares as is equal to (A) the aggregate exercise price for the portion of the Option being exercised divided by (B) the Fair Market Value on the date of exercise;

(E)  any combination of the above forms of payment; or

(F)  such other lawful consideration as the Plan Administrator may determine.

(2)  Award Agreements. The terms of any Option granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Plan Administrator and not inconsistent with the Plan. The terms of Options need not be the same with respect to each Participant.

(b)  Stock Appreciation Rights. The Plan Administrator may grant Awards consisting of stock appreciation rights entitling the holder, upon exercise, to receive an amount of Common Stock or cash or a combination thereof (such form to be determined by the Plan Administrator) determined in whole or in part by reference to appreciation, from and after the date of grant, in the fair market value of a Share over the reference price established pursuant to Section 5(c) (“SARs”). The date as of which such appreciation is determined shall be the exercise date. SARs may be granted in tandem with, or independently of, Options granted under the Plan.

(1)  Tandem Awards. When SARs are expressly granted in tandem with Options, (i) the SAR will be exercisable only at such time or times, and to the extent, that the related Option is exercisable and will be exercisable in accordance with the procedure required for exercise of the related Option; (ii) the SAR will terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a SAR granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the SAR; (iii) the Option will terminate and no longer be exercisable upon the exercise of the related SAR; and (iv) the SAR will be transferable only with the related Option.

(2)  Independent SARs. A SAR not expressly granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Plan Administrator may specify in the Award Agreement for such SAR.

(3)  Award Agreements. The terms of any SAR granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Plan Administrator and not inconsistent with the Plan. The terms of SARs need not be the same with respect to each Participant.

(c)  Exercise or Reference Price. The Plan Administrator shall establish the exercise price of each Option or the reference price for each SAR, or the formula by which such exercise price or reference price will be determined. The exercise or reference price shall be specified in the applicable Award Agreement. Except with respect to Substitute Awards, the exercise or reference price shall be not less than 100% of the Fair Market Value of the Common Stock on the date of grant; provided that, for the avoidance of doubt, if the Plan Administrator approves the grant of an Option or SAR with an effective date that is a specified future grant date, the exercise or reference price shall be not less than 100% of the Fair Market Value on such future effective grant date.

(d)  Duration. Each Option and SAR shall be exercisable at such times and subject to such terms and conditions as specified in the applicable Award Agreement; provided, however, that no Option or SAR will be granted with a term in excess of 10 years. If an Option or SAR granted under the Plan is set to expire during a period when the exercise of such Option or SAR (or the sale of Shares acquired upon the exercise of such Option or SAR) is prohibited under applicable law or the Company’s insider trading policy, the term of such Option or SAR shall automatically extend until the end of the 30th day following the end of such prohibition; provided, however, that (i) the Intrinsic Value of such Option or SAR is greater than zero as of the original expiration date, (ii) with respect to Options, such Option is not an Incentive Stock Option, and (iii) in no event shall an Option or SAR be exercisable after the 10th anniversary of the date of grant of such Award.

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(e)  Exercise of Awards. Except as otherwise provided in the applicable Award Agreement, Options and SARs may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with, for Options, payment in full of the exercise price for the number of Shares for which the Option is exercised (in the manner specified below) and any required tax withholding (in the manner specified in Section 9(d). Shares subject to the Option and SAR (if any) will be issued (either in certificated form or the electronic equivalent thereof ) as soon as practicable following exercise.

(f )  Restricted Stock and Restricted Stock Units. The Plan Administrator may grant Awards of Restricted Stock or Restricted Stock Units to Participants either alone or in addition to other Awards granted under the Plan (a “Restricted Stock Award” or “Restricted Stock Unit Award”, respectively), and such Restricted Stock Awards and Restricted Stock Unit Awards shall also be available as a form of payment of Performance Awards. The Plan Administrator has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Company Affiliate as a condition precedent to the issuance of a Restricted Stock Award or Restricted Stock Unit Award.

(1)  Award Agreements. The terms of any Restricted Stock Award or Restricted Stock Unit Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Plan Administrator and not inconsistent with the Plan. The terms of Restricted Stock Awards and Restricted Stock Unit Awards need not be the same with respect to each Participant.

(2)  Rights of Holders of Restricted Stock and Restricted Stock Units. Unless otherwise provided in the applicable Award Agreement, beginning on the date of grant of a Restricted Stock Award and subject to execution of the applicable Award Agreement, the Participant shall become a stockholder of the Company with respect to all Shares of Restricted Stock subject to the Award Agreement and shall have all of the rights of a stockholder, including the right to vote such Shares. A Participant receiving a Restricted Stock Unit Award shall not possess voting rights with respect to such Award. Holders of Restricted Stock and Restricted Stock Unit Awards may, as determined by the Plan Administrator in its sole discretion, receive dividends or other distributions or cash, stock or other property dividends in amounts equivalent to cash, stock or other property dividends on Shares (“Dividend Equivalents”); provided that any Shares or any other property distributed as a dividend, Dividend Equivalent or otherwise with respect to any Restricted Stock Award or Restricted Stock Unit Award as to which the vesting or other restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock Award or Restricted Stock Unit Award and shall not be paid or otherwise distributed until (and to the same extent) such restrictions lapse or are otherwise satisfied. The Plan Administrator may provide in an Award Agreement that an Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to an Award of Restricted Stock, the Participant shall be required to file promptly a copy of such election with the Company.

(3) Issuance of Shares. Any Restricted Stock granted under the Plan may be evidenced in such manner as the Plan Administrator may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock.

(g)  Other Share-Based Awards. Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property (“Other Share-Based Awards”), including deferred stock units, may be granted to Participants either alone or in addition to other Awards granted under the Plan. Other Share-Based Awards shall also be available as a form of payment of other Awards granted under the Plan and other earned cash-based compensation.

(1) Award Agreements. The terms of Other Share-Based Awards granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Plan Administrator and not inconsistent with the Plan. The terms of such Awards need not be the same with respect to each Participant. Any Shares or any other property distributed as a dividend, Dividend Equivalent or otherwise with respect to any Other Share-Based Award as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Other Share-Based Award.

(2) Payment. Except as may be provided in an Award Agreement, Other Share-Based Awards may be paid in cash, Shares, other property or any combination thereof, in the sole discretion of the Plan Administrator. Other Share-Based Awards may be paid in a lump sum or in installments or, in accordance with procedures established by the Plan Administrator, on a deferred basis subject to the requirements of Section 409A of the Code.

(h)  Performance Awards. Performance Awards in the form of Performance Shares or Performance Units, as determined by the Plan Administrator in its sole discretion, may be granted hereunder to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Plan Administrator and may be based upon the criteria set forth in Section 6(a).

(1)  Award Agreements. The terms of any Performance Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Plan Administrator and not inconsistent with the Plan, including whether such Awards shall have dividends or Dividend Equivalents. The terms of Performance Awards need not be the same with respect to each Participant. Any Shares or any other property distributed as a dividend, Dividend Equivalent or otherwise with respect to any Performance Award as to which the restrictions have not yet lapsed shall be subject to the same restrictions (including achievement of applicable performance criteria) as such Performance Award.

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(2)  Terms and Conditions. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Plan Administrator upon the grant of each Performance Award. The amount of the Award to be distributed shall be conclusively determined by the Plan Administrator.

(3)  Payment. Except as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property or any combination thereof, in the sole discretion of the Plan Administrator. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

(i)  Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 8): (1) amend any outstanding Award that is an Option, SAR or similar Other Share-Based Award granted under the Plan to provide an exercise or reference price per Share that is lower than the then-current exercise or reference price per Share of such outstanding Award; (2) cancel any outstanding Option, SAR or similar Other Share-Based Award and grant in substitution therefor new Awards covering the same or a different number of Shares and having an exercise or reference price per Share lower than the then-current exercise or reference price per Share of such cancelled Award; (3) cancel in exchange for a cash payment any outstanding Option, SAR or similar Other Share-Based Award with an exercise or reference price per Share above the then-current Fair Market Value; or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of NASDAQ rules.

(j)  No Reload. No Award granted under the Plan shall contain any provision entitling the Participant to the automatic grant of additional Awards in connection with any exercise of the original Award.

(k)  Dividend Equivalents. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award may, if so determined by the Plan Administrator, receive Dividend Equivalents with respect to the number of Shares covered by the Award, as determined by the Plan Administrator, in its sole discretion; provided that, notwithstanding anything to the contrary, any such amounts and Dividend Equivalents shall be subject to the same vesting or performance conditions as the underlying Award and shall not be paid or otherwise distributed until such conditions have lapsed or have otherwise been satisfied. In addition, the Plan Administrator may provide that such amounts and Dividend Equivalents (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested. In no event shall Dividend Equivalents be paid with respect to Options or SARs.

6.	Performance Criteria.

(a)  The Plan Administrator may determine that, with respect to a Restricted Stock Award, a Restricted Stock Unit, a Performance Award or an Other Share-Based Award, the grant of such Award or the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, will be subject to the achievement of one or more objective performance goals established by the Plan Administrator. The Plan Administrator may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. Subject to the terms of the Plan, the performance goals to be achieved during any Performance Period, the length of any Performance Period, the amount of any Performance Award granted and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Plan Administrator. Such performance conditions may include (but are not limited to) the following:

(1)	revenue;

(2)	revenue growth;

(3)	operating income;

(4)	earnings per share;

(5)	net income (before or after taxes);

(6)	total shareholder return;

(7)	appreciation in and/or maintenance of the price of the Shares or any other publicly traded securities of the Company;

(8)	earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization);

(9)	cash flow or cash flow per share (before or after dividends);

(10)	earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization) margins, operating margins, gross margins or cash margin; and

(11)	debt reduction.

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(b)  Such performance goals may also be based solely by reference to the Company’s performance or the performance of a Company Affiliate, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies.

(c)  For purposes of any performance goal established pursuant to this Section 6, the Plan Administrator may also exclude charges related to an event or occurrence which the Plan Administrator determines should appropriately be excluded, including (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges; (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; or (iii) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles.

(d)  Restrictions. The Plan Administrator shall have the power to impose such other restrictions on Awards subject to this Article as it may deem necessary or appropriate.

7.	Minimum Vesting Requirement. Notwithstanding any other provision of the Plan, Awards shall vest no earlier than the first anniversary of the date on which the Award is granted; provided that the following Awards shall not be subject to the foregoing minimum vesting requirement: any (i) Substitute Awards, (ii) Shares delivered in lieu of fully vested cash obligations, (iii) Awards to non-employee directors of the Company that vest on the earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting, and (iv) any additional Awards the Plan Administrator may grant, up to a maximum of five percent (5%) of the Share Pool; provided, further, that the foregoing restriction does not apply to the Plan Administrator’s discretion to provide for accelerated exercisability or vesting of any Award in accordance with Section 8(b) and the terms of the Award Agreement or otherwise.

8.	Adjustments for Changes in Common Stock and Change in Control.

(a)  In the event of any dividend or distribution (other than an ordinary dividend or distribution), stock split, reverse stock split, dividend, recapitalization, combination of Shares, reclassification of Shares, spin-off, reorganization, merger, amalgamation, consolidation, separation, rights offering, split-up, dissolution or sale, transfer, repurchase or exchange or other disposition of all or substantially all of the capital stock or assets of the Company, issuance of warrants or other rights to acquire Shares or other securities of the Company or other similar corporate transaction, change in capitalization or event affecting the Shares, an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, (i) the number and type of securities available under the Plan (and the identity of the issuer thereof ), (ii) the share counting rules specified in Sections 4(a) and 4(b), (iii) the number and class of type and, if applicable, exercise price or reference price per Share of each outstanding Award, and (iv) any applicable performance targets or criteria with respect to outstanding Awards, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined in the sole discretion of the Plan Administrator.

(b)  In the event of a Change in Control, the Plan Administrator may, in its sole discretion, and on such terms and conditions as it deems appropriate, take any one or more of the following actions with respect to any outstanding Award, which need not be uniform with respect to all Participants and/or Awards, unless otherwise specified in an Award Agreement:

(1)  continuation or assumption of such Award by the Company (if it is the surviving corporation) or by the successor or surviving entity or its parent;

(2)  substitution or replacement of such Award by the successor or surviving entity or its parent with cash, securities, rights or other property to be paid or issued, as the case may be, by the successor or surviving entity (or a parent or subsidiary thereof ), with substantially the same terms and value as such Award (including any applicable performance targets or criteria with respect thereto);

(3)  acceleration of the vesting of such Award and the lapse of any restrictions thereon and, in the case of an Option or SAR, acceleration of the right to exercise such Award during a specified period (and the termination of such Option or SAR without payment of any consideration therefor to the extent such Award is not timely exercised), in each case, either (A) in the case of an Award held by a non-employee director only, immediately prior to or as of the date of the Change in Control, (B) upon a Participant’s involuntary termination of employment or service (including upon a termination of employment or service by the Company (or a successor corporation or its parent) without “cause”, by a Participant for “good reason” and/or due to a Participant’s death or “disability”, as such terms may be defined in the applicable Award Agreement) on or within a specified period following the Change in Control or (C) upon the failure of the successor or surviving entity (or its parent) to continue or assume such Award;

(4)  in the case of a Performance Award, determination of the level of attainment of the applicable performance condition(s); and

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(5)  cancellation of such Award in consideration of a payment, with the form, amount and timing of such payment determined by the Plan Administrator in its sole discretion, subject to the following: (A) such payment shall be made in cash, securities, rights and/or other property; (B) the amount of such payment shall equal the value of such Award, as determined by the Plan Administrator in its sole discretion; provided that, in the case of an Option or SAR, if such value equals the Intrinsic Value of such Award, such value shall be deemed to be valid; provided further that, if the Intrinsic Value of an Option or SAR is equal to or less than zero, the Plan Administrator may, in its sole discretion, provide for the cancellation of such Award without payment of any consideration therefor (for the avoidance of doubt, in the event of a Change in Control, the Plan Administrator may, in its sole discretion, terminate any Option or SAR for which the exercise or reference price is equal to or exceeds the per Share value of the consideration to be paid in the Change in Control transaction without payment of consideration therefor); and (C) such payment shall be made promptly following such Change in Control or on a specified date or dates following such Change in Control; provided that the timing of such payment shall comply with Section 409A of the Code.

9.	General Provisions Applicable to Awards.

(a)  Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option or an Award subject to Section 409A of the Code, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable (if applicable) only by the Participant; provided, however, that, except with respect to an Incentive Stock Option (unless such Incentive Stock Option is modified to become a Nonqualified Stock Option) or an Award subject to Section 409A of the Code, the Plan Administrator may permit or provide in the applicable Award Agreement for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if the Company would be eligible to use Form S-8 under the Securities Act for the registration of the sale of the Shares subject to such Award to such proposed transferee; provided further, that neither the Company nor any Company Affiliate shall be required to recognize any such transfer until such time as such transferee shall, as a condition to such transfer, deliver a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the applicable Award Agreement. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees. For the avoidance of doubt, nothing contained in this Section 9(a) shall be deemed to restrict a transfer to the Company or a Company Affiliate.

(b)  Documentation. Each Award Agreement may contain terms and conditions in addition to those specified in the Plan.

(c)  Termination of Service. Except as may otherwise be provided in an Award Agreement or pursuant to Section 8(b)(4), if a Participant’s employment or service with the Company or a Company Affiliate is terminated for any reason, any Award that is then (i) not vested shall terminate and be forfeited on the date of such employment or service termination, and (ii) vested shall, subject to Section 5(d), in the case of an Option or SAR, remain exercisable for 90 days after the termination date (or such other expiration date set forth in the Award Agreement).

(d)  Withholding. The Participant must satisfy all income and employment tax withholding obligations before the Company or a Company Affiliate will deliver stock certificates (or the electronic equivalent thereof), cash or otherwise recognize ownership of the Shares upon the exercise or settlement of an Award. The Company or a Company Affiliate may elect to satisfy the withholding obligations through additional withholding on salary or wages. If the Company or a Company Affiliate elects not to or cannot withhold from other compensation, the Participant (either directly or through a broker) must pay to the Company or a Company Affiliate the full amount, if any, required for withholding. Except as otherwise may be provided for in an Award Agreement or approved by the Plan Administrator, a Participant may satisfy such tax obligations in whole or in part by delivery (either by actual physical delivery or by attestation) of Shares, including Shares retained from the Award creating the tax obligation, valued at their Fair Market Value (determined, for purposes of this Section (d), as of the date the tax obligation arises instead of the date of grant); provided, however, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the maximum statutory withholding obligations (based on maximum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income), to the extent such withholding would not result in liability classification of such Award (or any portion thereof) pursuant to FASB ASC Subtopic 718-10. Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(e)  Amendment of Award. Except as otherwise provided in Section 5(i) with respect to repricings or Section 10(c) with respect to actions requiring stockholder approval, the Plan Administrator may amend, modify or terminate any outstanding Award. The Participant’s consent to such action shall be required (i) unless the Plan Administrator determines that the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 8.

(f )  Conditions on Delivery of Stock. Neither the Company nor a Company Affiliate will be obligated to deliver any Shares pursuant to the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such Shares have been satisfied, including any applicable securities laws and regulations and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(g)  Acceleration. The Plan Administrator may at any time provide that any Award shall become immediately vested and/or exercisable in whole or in part.

2023 PROXY STATEMENT	89

APPENDIX B: SS&C TECHNOLOGIES HOLDINGS, INC. 2023 STOCK INCENTIVE PLAN

10.	Miscellaneous

(a)  No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award by virtue of the adoption of the Plan, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company or any Company Affiliate. The Company and each Company Affiliate expressly reserve the right at any time to dismiss or otherwise terminate their relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award Agreement.

(b)  No Rights As Stockholder. Subject to the provisions of the applicable Award Agreement, no Participant, nor any legal representative of the Participant’s estate or legatee of the Participant under the Participant’s will, shall have any rights as a stockholder with respect to any Shares to be issued with respect to an Award until becoming the record holder of such Shares.

(c)  Amendment of Plan. The Plan Administrator may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) no amendment that would require stockholder approval under the rules of NASDAQ may be made effective unless and until the Company’s stockholders approve such amendment; and (ii) if NASDAQ amends its corporate governance rules so that such rules no longer require stockholder approval of “material revisions” to equity compensation plans, then, from and after the effective date of such amendment to NASDAQ rules, no amendment to the Plan (A) increasing the number of Shares authorized under the Plan (other than pursuant to Section 8, (B) expanding the types of Awards that may be granted under the Plan, (C) materially expanding the class of participants eligible to participate in the Plan or (D) repealing the prohibition against repricing set forth in Section 5(i) shall be effective unless and until the Company’s stockholders approve such amendment. To the extent required for purposes of Section 422 of the Code, other amendments to the Plan shall be subject to approval by the Company’s stockholders. Unless otherwise specified in the applicable amendment, any amendment to the Plan adopted in accordance with this Section 10(c) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Plan Administrator determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of Participants under the Plan. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan unless the Award provides that (i) it will terminate or be forfeited if stockholder approval of such amendment is not obtained within no more than 12 months from the date of grant and (2) it may not be exercised or settled (or otherwise result in the issuance of Shares) prior to such stockholder approval.

(d)  Authorization of Sub-Plans (Including for Grants to Non-U.S. Employees). The Plan Administrator may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions. The Plan Administrator shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Plan Administrator’s discretion under the Plan as the Plan Administrator deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Plan Administrator shall deem necessary or desirable. All supplements adopted by the Plan Administrator shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction.

(e)  Compliance with Section 409A of the Code.

(1)  Notwithstanding anything else herein, the Company makes no representation or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A of the Code but do not to satisfy the conditions thereof.

(2)  Awards are intended to be exempt from Section 409A of the Code to the maximum extent possible. With respect to any Awards subject to Section 409A of the Code, the Plan is intended to comply with the requirements of Section 409A of the Code, and the provisions of the Plan and any applicable Award Agreement shall be interpreted in a manner that satisfies the requirements of Section 409A of the Code, and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict.

(3)  Except as provided in any individual Award Agreement initially or by amendment, if and to the extent (i) any portion of any payment, compensation or other benefit provided to a Participant pursuant to the Plan in connection with his or her termination of employment or service constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code and (ii) the Participant is a “specified employee” as defined in Section 409A(a)(2)(B)(i) of the Code, in each case as determined by the Company in accordance with its procedures, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A of the Code) (the “New Payment Date”), except as Section 409A of the Code may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum (without interest) on such New Payment Date, and any remaining payments will be paid on their original schedule. By accepting an Award, each Participant agrees that he or she is bound by the foregoing determinations and procedures.

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APPENDIX B: SS&C TECHNOLOGIES HOLDINGS, INC. 2023 STOCK INCENTIVE PLAN

(f )  Limitations on Liability. Notwithstanding any other provisions of the Plan, no Plan Administrator nor any individual acting as a director, officer, or employee of the Company or a Company Affiliate will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as Plan Administrator or as a director, officer, or employee of the Company or a Company Affiliate.

(g)  Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than the State of Delaware.

(h)  Effectiveness and Term.

(1)  The Plan shall become effective upon the date of approval by the Company’s stockholders at a meeting of Company stockholders duly held in accordance with the Delaware General Corporation Law, or any adjournment thereof in accordance with applicable provisions of the Delaware General Corporation Law (the date of such approval, “Effective Date”), such stockholder approval to be obtained not later than one year after the date on which the Plan is adopted by the Board.

(2)  Awards may be granted under the Plan at any time and from time to time on or prior to the tenth anniversary of the Effective Date, unless the Board adopts a resolution terminating the Plan or the maximum number of Shares available for issuance under the Plan has been issued prior to such tenth anniversary, on which date the Plan will expire except as to Awards then outstanding under the Plan. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

(i)  Cancellation or “Clawback” of Awards. The Plan Administrator shall have full authority to implement any policies and procedures necessary to comply with Section 10D of the Exchange Act and any rules promulgated thereunder and any other regulatory regimes. Notwithstanding anything to the contrary contained herein, any Awards granted under the Plan (including any amounts or benefits arising from such Awards) shall be subject to any clawback or recoupment arrangements or policies the Company has in place from time to time, and the Committee may, to the extent permitted by applicable law and stock exchange rules or by any applicable Company policy or arrangement, and shall, to the extent required, cancel or require reimbursement of any Awards granted to the Participant or any Shares issued or cash received upon vesting, exercise or settlement of any such Awards or sale of Shares underlying such Awards.

11.	Definitions

(a)  “Award Agreement” means any agreement, contract or other instrument or document (whether written or electronic) evidencing an Award granted under the Plan, which the Company may require to be executed or acknowledged by a Participant.

(b) “Board” means the Board of Directors of the Company.

(c) “Change in Control” means the occurrence of any one or more of the following events:

(1)  any “person”, as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company or an Affiliate, any employee plan of the Company or any Subsidiary, any underwriter temporarily holding securities pursuant to an offering of such securities or an entity owned, directly or indirectly, by shareholders of the Company in substantially the same proportions as their ownership of the Company) becomes, during any 12-month period, the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 40% of the total voting power of the stock of the Company; provided that the provisions of this subsection (1) are not intended to apply to or include as a Change in Control any transaction that is specifically excepted from the definition of Change in Control under subsection (3) below;

(2)  a change in the composition of the Board such that, during any 12-month period, the individuals who, as of the beginning of such period, constitute the Board (the “Existing Board”) cease for any reason to constitute at least 50% of the Board; provided, however, that any individual becoming a member of the Board subsequent to the beginning of such period whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the members of the Board immediately prior to the date of such appointment or election shall be considered as though such individual were a member of the Existing Board; provided further, that, notwithstanding the foregoing, no individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 or Regulation 14A promulgated under the Exchange Act or successor statutes or rules containing analogous concepts) or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group, associate or other entity or person other than the Board, shall in any event be considered to be a member of the Existing Board;

2023 PROXY STATEMENT	91

APPENDIX B: SS&C TECHNOLOGIES HOLDINGS, INC. 2023 STOCK INCENTIVE PLAN

(3)  the consummation of a merger, amalgamation or consolidation of the Company with any other corporation or other entity, other than such a transaction in which the voting securities of the Company outstanding immediately prior thereto continue to represent immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving entity of such transaction or parent entity thereof ) more than 50% of the total voting power and total fair market value of the Company’s stock (or such surviving entity’s or parent entity’s stock); and provided, further, that such a transaction effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing more than 50% of either the then-outstanding Shares or the combined voting power and total fair market value of the Company’s then-outstanding voting securities shall not be considered a Change in Control;

(4)  the sale or disposition by the Company of all or substantially all of the Company’s assets to any person during any 12-month period; or

(5)  stockholder approval of complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, (A) no Change in Control shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the Shares immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns substantially all of the assets of the Company immediately prior to such transaction or series of transactions and (B) no Change in Control shall be deemed to have occurred upon the acquisition of additional control of the Company by any Person that is considered to effectively control the Company. Notwithstanding the foregoing or any provision of any Award Agreement to the contrary, for any Award that provides for accelerated distribution on a Change in Control of amounts that constitute “deferred compensation” (as defined in Section 409A of the Code), if the event that constitutes such Change in Control does not also constitute a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets (in either case, as defined in Section 409A of the Code), such amount shall not be distributed on such Change in Control but instead shall vest as of such Change in Control and shall be distributed on the scheduled payment date specified in the applicable Award Agreement, except to the extent that earlier distribution would not result in the Participant who holds such Award incurring interest or additional tax under Section 409A of the Code.

(d)  “Code” means the Internal Revenue Code of 1986 and any regulations thereunder, each as amended from time to time.

(e)  “Commission” means the U.S. Securities and Exchange Commission.

(f)  “Committee” means (i) the Compensation Committee of the Board or (ii) any other committee or subcommittee of the Board to the extent that the Board’s powers or authority under the Plan have been delegated to such committee or subcommittee by the Board or by the Compensation Committee of the Board.

(g)  “Common Stock” means the common stock, $0.01 par value per share, of the Company.

(h)  “Company” means collectively SS&C Technologies Holdings, Inc. and each SS&C Technologies Holdings, Inc. Affiliate at the relevant applicable time.

(i)  “Company Affiliate” means (i) any of the Company’s present or future parent or subsidiary corporations (as defined in Sections 424(e) or (f ) of the Code) during the time that such parent or subsidiary corporation satisfies such definition and (ii) any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a direct or indirect controlling interest, as determined from time to time by the Plan Administrator.

(j)  “Delaware Law” means the General Corporation Law of the State of Delaware, as amended from time to time.

(k)  “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(l)  “Fair Market Value” means, except as otherwise determined by the Plan Administrator, the fair market value per share of Common Stock, determined as follows:

(1)  if the Common Stock trades on a national securities exchange, the closing sale price (for the primary trading session) on the date of determination; or

(2)  if the Common Stock does not trade on any such exchange, the average of the closing bid and asked prices as reported by an authorized OTCBB market data vendor as listed on the OTCBB website (otcbb.com) (or another similar system then in use as determined by the Plan Administrator) on the date of determination; or

(3)  if the Common Stock is not publicly traded, the Plan Administrator will determine the Fair Market Value for purposes of the Plan using any measure of value it determines to be appropriate (including, as it considers appropriate, relying on appraisals) in a manner consistent with the valuation principles under Section 409A of the Code, except as the Plan Administrator may expressly determine otherwise.

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APPENDIX B: SS&C TECHNOLOGIES HOLDINGS, INC. 2023 STOCK INCENTIVE PLAN

For any date of determination that is not a trading day, the Fair Market Value of a share of Common Stock for such date will be determined by using the closing sale price or average of the bid and asked prices, as appropriate, for the immediately preceding trading day. The Plan Administrator can substitute a particular time of day or other measure of “closing sale price” or “bid and asked prices” if appropriate because of exchange or market procedures or can use weighted averages either on a daily basis or such longer period as complies with Section 409A of the Code.

(m)  “Incentive Stock Option” means an Option that the Plan Administrator designates as an “incentive stock option” as defined in Section 422 of the Code.

(n)  “Intrinsic Value” with respect to an Option or SAR means (1) the excess, if any, of the Fair Market Value of a Share as of any relevant date of determination (or, in the context of a Change in Control, the price or implied price per Share in a Change in Control) over the exercise or reference price of such Award multiplied by the number of Shares covered by such Award.

(o)  “NASDAQ” means National Association of Securities Dealers Automated Quotations.

(p)  “Nonqualified Stock Option” means an Option that is not designated as an Incentive Stock Option.

(q)  “Performance Award” means an Award of Performance Shares or Performance Units granted pursuant to Section 5.

(r)  “Performance Period” means the period established by the Plan Administrator during which any performance goals specified by the Plan Administrator with respect to a Performance Award are to be measured.

(s)  “Performance Share” means any grant pursuant to Section 5 related to a designated number of Shares, which value will be paid to the Participant upon achievement of such performance goals as established by the Plan Administrator.

(t)  “Performance Unit” means any grant pursuant to Section 5 of a unit value by reference to a designated amount of cash or property other than Shares, which value will be paid to the Participant upon achievement of such performance goals during the Performance Period as established by the Plan Administrator.

(u)  “Restricted Stock” means any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Plan Administrator, in its sole discretion, may impose, which restrictions may lapse separately or in combination at such time or times, installments or otherwise, as the Plan Administrator may deem appropriate.

(v)  “Restricted Stock Unit” means an Award that is valued by reference to a Share, which value may be paid to the Participant by deliver of such property as determined by the Plan Administrator, which restrictions may lapse separately or in combination at such time or times, installments or otherwise, as the Plan Administrator may deem appropriate.

(w)  “Securities Act” means the Securities Act of 1933, as amended from time to time.

(x)  “Share” means a share of Common Stock.

(y)  “Substitute Award” means an Award granted in assumption of, or in substitution for, an outstanding award previously granted by a company or other business acquired by the Company or with which the Company combines.

2023 PROXY STATEMENT	93

APPENDIX B: SS&C TECHNOLOGIES HOLDINGS, INC. 2023 STOCK INCENTIVE PLAN

SS&C TECHNOLOGIES HOLDINGS, INC.

80 Lamberton Road
Windsor, Connecticut 06095
www.ssctech.com

SS&C TECHNOLOGIES HOLDINGS, INC.

C/O SS&C TECHNOLOGIES INC

ATTN: INVESTOR RELATIONS

80 LAMBERTON ROAD

WINDSOR, CT 06095

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May 16, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/SSNC2023

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 16, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
V08657-P88959	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SS&C TECHNOLOGIES HOLDINGS, INC.

The Board of Directors recommends you vote FOR the following:

1.	The election of the nominees listed below as Class I directors.

	Nominees:		For	Against	Abstain

	1a.	Normand A. Boulanger	☐	☐	☐

	1b.	David A. Varsano	☐	☐	☐

	1c.	Michael J. Zamkow	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 2.			For	Against	Abstain

2.	The approval of the compensation of the named executive officers.		☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on proposal 3.		1 Year	2 Years	3 Years	Abstain

3.	The approval of the frequency of advisory votes on executive compensation.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 4 and 5.			For	Against	Abstain

4.	The ratification of PricewaterhouseCoopers LLP as SS&C’s independent registered public accounting firm for the fiscal year ending December 31, 2023.		☐	☐	☐

5.	The approval of SS&C Technologies Holdings, Inc. 2023 Stock Incentive Plan.		☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Proxy Statement and Annual Report are available at www.proxyvote.com.

V08658-P88959

SS&C TECHNOLOGIES HOLDINGS, INC.
Annual Meeting of Stockholders
May 17, 2023 9:00 AM EDT
This proxy is solicited by the Board of Directors

The undersigned hereby appoints William C. Stone, Patrick J. Pedonti and Jason White as proxy holders, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of SS&C Technologies Holdings, Inc.held of record by the undersigned on March 21, 2023, at the Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/SSNC2023 at 9:00 a.m., EDT, on Wednesday, May 17, 2023, or any adjournment or postponement thereof.

If you sign and return this proxy card but do not give any direction, this proxy will be voted FOR the nominees listed in Proposal 1, FOR Proposals 2, 4 and 5 and 1 YEAR for Proposal 3, and at the discretion of the proxies upon such other matters as may properly come before the Annual Meeting and at any adjournment or postponement thereof.

Continued and to be signed on reverse side